Issuer Free Writing Prospectus dated November 10, 2026
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus dated November 10, 2026
Registration File No. 333-299633

This free writing prospectus relates to the initial public offering of Class A common stock of Anthropic, PBC (“Anthropic”). On November 10, 2026, Anthropic filed Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-299633) (“Amendment No. 2”) with the Securities and Exchange Commission (the “SEC”). Amendment No. 2 and a copy of the preliminary prospectus dated November 10, 2026 relating to this offering may be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm

On November 10, 2026, a public offer of shares of Anthropic’s Class A common stock (the “Shares”) was launched to persons resident and physically located in the United Kingdom (the “UK Retail Offer”), facilitated through the public offer platform (“POP”) operated by Retail Book Limited (“RetailBook”) in accordance with the rules of the UK Financial Conduct Authority (the “FCA”). RetailBook is acting as POP operator, an entity authorized by the FCA to operate an electronic system by means of which securities are offered to the public in the United Kingdom. On November 10, 2026, RetailBook published a POP website containing, among other things, information relating to the UK Retail Offer and the Shares. The POP website includes a launch announcement and a UK disclosure summary prepared by RetailBook and a UK Retail Offer flyer prepared by Anthropic, copies of which are attached hereto as Exhibits A, B and C.

Anthropic has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Anthropic has filed with the SEC for more complete information about Anthropic and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Copies of the preliminary prospectus may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

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Exhibit A
UK Launch Announcement

1 NOT FOR RELEASE, PUBLICATION, DISTRIBUTION OR TRANSMISSION, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES OR ANY OTHER TERRITORY WHERE TO DO SO WOULD BREACH APPLICABLE LAWS OR REGULATIONS. ANY PERSON INTO WHOSE POSSESSION THIS ANNOUNCEMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. THIS COMMUNICATION IS INTENDED FOR PERSONS WHO ARE RESIDENT AND PHYSICALLY LOCATED IN THE UNITED KINGDOM ONLY. THIS ANNOUNCEMENT AMOUNTS TO A FINANCIAL PROMOTION FOR THE PURPOSES OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED) (“FSMA”) AND HAS BEEN APPROVED BY RETAIL BOOK LIMITED (“RETAILBOOK”) FOR THE PURPOSES OF THE RETAIL OFFER IN THE UNITED KINGDOM FACILITATED BY RETAILBOOK IN ITS CAPACITY AS OPERATOR OF A PUBLIC OFFER PLATFORM. RETAILBOOK IS AUTHORISED AND REGULATED BY THE FINANCIAL CONDUCT AUTHORITY (THE “FCA”) (FIRM REFERENCE NUMBER 994238). THIS FINANCIAL PROMOTION IS NOT, AND SHOULD NOT BE CONSTRUED AS, INVESTMENT, FINANCIAL, TAX OR LEGAL ADVICE. This announcement is not a prospectus and does not constitute an offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, any securities in the United States or in any other jurisdiction other than the United Kingdom. This announcement is intended for release only in the United Kingdom and is not to be distributed into any other jurisdiction, including any jurisdiction where it would be unlawful or not authorised or would impose any unfulfilled registration, qualification, publication or approval requirements on any person. Investors should not subscribe for or purchase any securities referred to in this announcement except solely on the basis of the information contained in the disclosure summary relating to the UK Retail Offer (as defined below) (the “Disclosure Summary”) and the preliminary prospectus relating to Anthropic, PBC (“Anthropic” or the “Company”) which forms part of the Company's registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and relating to the proposed initial public offering of shares of Class A common stock in the capital of the Company (the “Shares”) (the “U.S. Prospectus”). The U.S. Prospectus and the Disclosure Summary have been published and are available at app.retailbook.com/offers/anthropic-ipo (the “UK Retail Offer Website”), subject to certain access restrictions. 10 November 2026 ANTHROPIC, PBC Launch of UK Retail Offer

2 • UK Retail Investors can now apply, through a UK offer facilitated by RetailBook, for shares in Anthropic as part of its initial public offering • Anthropic is an artificial intelligence research lab whose mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. Its frontier AI, Claude, is delivered to customers through its models, platform, and applications • To apply, you must be resident and physically located in the UK and apply through one of the participating brokers or investment platforms listed on RetailBook’s dedicated website for the UK offer • This announcement contains further information about how the UK offer works and the information you should read before making any decision to apply for shares Following the filing of the Registration Statement and the publication of the U.S. Prospectus by the Company and the publication by RetailBook of the Disclosure Summary, RetailBook is pleased to announce the launch of a public offer of Shares to persons who are resident and physically located in the United Kingdom (“UK Retail Investors”), facilitated through the public offer platform (“POP”) operated by RetailBook in accordance with the rules of the FCA (the “UK Retail Offer”). RetailBook is acting as POP operator, an entity authorised by the FCA to operate an electronic system by means of which securities are offered to the public in the United Kingdom (the “POP Operator”). UK Retail Offer highlights • Anthropic has launched a global offering of 825,000,000 Shares at an estimated price range of $70.00 to $78.00 per Share (the “Global Offering”). • The UK Retail Offer forms part of the Global Offering and will be facilitated by RetailBook acting as POP Operator by means of the platform operated by RetailBook (the “RetailBook Platform”). • Participating retail intermediaries which have been onboarded by RetailBook (the “Participating Intermediaries”) will accept orders from UK Retail Investors. Only Participating Intermediaries can access the RetailBook Platform. • UK Retail Investors wishing to participate in the UK Retail Offer will need to contact one of the Participating Intermediaries listed on the UK Retail Offer Website. • Some Participating Intermediaries will be accepting orders from UK Retail Investors in USD and others will be accepting orders in GBP. Applications for Shares through the Participating Intermediaries may be made from different types of accounts, including a General Investment Account, Individual Savings Account (ISA), Lifetime ISA, Junior ISA, Self-Invested Personal Pension (SIPP) or Junior SIPP.

3 UK Retail Investors should consult their Participating Intermediary for further details. • The UK Retail Offer is open to UK Retail Investors who are clients of a Participating Intermediary. • Participating Intermediaries have made the U.S. Prospectus and the Disclosure Summary available on their websites. You can also access these documents on the UK Retail Offer Website. • The deadline for UK Retail Offer applications is 18 November 2026. Each Participating Intermediary will set its own closing time. About Anthropic Anthropic is an artificial intelligence research lab whose mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. Its frontier AI, Claude, is delivered to customers through its models, platform, and applications. Anthropic has applied to list its Shares on the Nasdaq Global Select Market under the symbol “ANT”. The UK Retail Offer The UK Retail Offer is being made on the basis set out in the Disclosure Summary and the U.S. Prospectus, in conjunction with the terms and conditions of the relevant Participating Intermediary. The UK Retail Offer is conditional on (among other things) the Registration Statement becoming effective and the Shares having been duly listed, subject to official notice of issuance, on the Nasdaq Global Select Market. The UK Retail Offer will not be completed without the Global Offering also being completed. Further information on Anthropic and its business is set out in the U.S. Prospectus, which, along with the Disclosure Summary, is available on the UK Retail Offer Website. UK Retail Investors who apply to participate in the UK Retail Offer in US dollars will be applying for shares of Class A common stock in the capital of the Company and UK Retail Investors who apply to participate in the UK Retail Offer in pounds sterling will (unless otherwise informed by their Participating Intermediary) be applying for CREST depository interests representing rights to the shares of Class A common stock in the capital of the Company on a one-for-one basis (“CDIs”), and not the shares of Class A common stock themselves. CDIs are a separate instrument to the Shares, constituted under English law and held and settled through CREST (the UK’s electronic settlement system). The terms of the CDIs, and the differences between holding CDIs and holding shares of Class A

4 common stock in the capital of the Company, are set out in the Disclosure Summary. References in this announcement to Shares include, where the context requires, CDIs. Expected UK Retail Offer Timetable Launch of the UK Retail Offer 10 November 2026 Deadline for UK Retail Investors to apply to participate in the UK Retail Offer 18 November 2026 Pricing of the Global Offering 18 November 2026 Registration Statement declared effective 18 November 2026 UK Retail Offer results announcement 19 November 2026 Listing on the Nasdaq Global Select Market 19 November 2026 Settlement date 20 November 2026 for Shares purchased in USD. 20 November 2026 for CDIs purchased in GBP. All dates are indicative, given in London time and subject to change. Accessing the UK Retail Offer UK Retail Investors can apply to participate in the UK Retail Offer through one of the Participating Intermediaries listed on the UK Retail Offer Website. Eligibility for the UK Retail Offer To be eligible to participate in the UK Retail Offer, applicants must be resident and physically located in the United Kingdom and a client of a Participating Intermediary. UK Retail Investors wishing to apply to participate in the UK Retail Offer should contact one of the Participating Intermediaries listed on the UK Retail Offer Website. Some Participating Intermediaries may only accept applications for Shares from existing clients. UK Retail Investors will be advised of the minimum application amount applicable to their potential investment in the UK Retail Offer by their Participating Intermediary. There is no minimum allocation of Shares to the UK Retail Offer and the Company may decide not to allocate any Shares to the UK Retail Offer.

5 Investors should make their own investigations into the merits and risks of an investment in the Company. Nothing in this announcement amounts to a recommendation to invest in the Company or to investment, financial, tax or legal advice. It should be noted that an application for Shares and investment in the Company carries a number of risks. Investors in any doubt about participating in the UK Retail Offer or investing in the Shares (or the implications of doing so) should contact a retail intermediary, investment platform, solicitor, accountant or other financial adviser. An investment in the Company will place capital at risk. The value of any investment in the Company and any income from it is not guaranteed and the price of Shares and any income derived from them can go down as well as up. When you sell your investment, you may get back less than the amount originally invested or nothing at all. The Shares will not be listed on a UK exchange and there are differences between the regulatory framework in the United States compared to the regulatory framework that would apply if the Shares were listed on a UK exchange. Neither past performance nor any forecasts are a reliable indicator of future results. This announcement should be read in its entirety. In particular, the information in the “Important Notices” section of the announcement should be read and understood. Enquiries Retail Book Limited (POP Operator) Nick Smith / Mike Ward / James Deal enquiries@retailbook.com Members of the UK press may contact press@retailbook.com. UK retail brokers, wealth managers and investment platforms that are not yet onboarded with RetailBook should contact partners@retailbook.com. Important Notices The contents of this announcement, which has been prepared by and is the sole responsibility of RetailBook, have been approved by RetailBook solely for the purposes of section 21(2)(b) of FSMA. The information contained in this announcement is for background purposes only and does not purport to be full or complete. No reliance may be placed by any person for any purpose on the information contained in this announcement or its accuracy, fairness or completeness. Nothing in this paragraph is intended to exclude, restrict or limit any

6 liability or right that cannot lawfully be excluded, restricted or limited, including any liability under applicable U.S. federal securities laws. This announcement is not for release, publication, distribution or transmission, in whole or in part, directly or indirectly, in or into the United States or in or into any other jurisdiction where such distribution would be unlawful or not authorised or would impose any unfulfilled registration, qualification, publication or approval requirements on any person. The distribution of this announcement may be restricted by law in certain jurisdictions and persons into whose possession this announcement or any document or other information referred to herein comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws or regulations of any such jurisdiction. The RetailBook Platform is a proprietary technology platform owned and operated by Retail Book Limited (registered in England and Wales with company number 14087330, registered address at 10 Queen Street Place, London EC4R 1AG). RetailBook is authorised and regulated in the United Kingdom by the FCA (FRN 994238). The Company has filed the Registration Statement (including the U.S. Prospectus) with the SEC relating to the offering to which this announcement relates. The Registration Statement has not yet become effective. The Shares may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement becomes effective. Before you invest, you should read the U.S. Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Neither the SEC nor any state securities commission has approved or disapproved of these Shares or passed on the adequacy or accuracy of the U.S. Prospectus. Any representation to the contrary is a criminal offence. Whilst the U.S. Prospectus is referred to as a 'prospectus', none of the U.S. Prospectus, the Disclosure Summary nor any other document produced in connection with the UK Retail Offer or the offering of Shares in any other jurisdiction is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”) and/or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook forming part of the FCA's Handbook of Rules and Guidance (the “UK PRM”) and none of these documents has been reviewed or approved by the FCA. The U.S. Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the UK POATRs and/or the UK PRM. The Shares will not be admitted to listing on the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the UK POATRs) in the United Kingdom.

7 The UK Retail Offer is being made by means of a regulated platform under paragraph 13 of Part 1 of Schedule 1 to the UK POATRs and as a “qualifying public offer” as defined in, and meeting the requirements of, article 25DB of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001. No prospectus is required to be, or has been, prepared or published in the United Kingdom in connection with the UK Retail Offer. You should read the entirety of the U.S. Prospectus and the Disclosure Summary before deciding whether to participate in the UK Retail Offer, in order to understand fully the potential risks and rewards. If you are in any doubt about participating in the UK Retail Offer or investing in the Shares (or the implications of doing so), you should contact a retail intermediary, investment platform, solicitor, accountant or other financial adviser. No offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, the Shares or any other securities is being made by means of this announcement in any jurisdiction other than the United Kingdom. The information contained in this announcement must only be transmitted to those who are resident and physically located in the United Kingdom and must not be distributed, forwarded, reproduced, copied or published in any jurisdiction where to do so would breach applicable laws or regulations or require registration or any other measures. Do not share this announcement with anyone outside the United Kingdom. To the fullest extent permitted by law, none of the Company, RetailBook or any entity acting for or advising the Company accepts any responsibility for any contravention of applicable securities laws and regulations by persons as a result of false information provided by such persons. This announcement may contain forward-looking statements, which statements involve substantial risks and uncertainties about the Company and its industry. These statements may relate to, but are not limited to, the Company’s future financial condition or results of operations, business strategy and plans for growth, future capital expenditures, technological capabilities, strategic relationships, and objectives of management for future operations. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “could”, “intend”, “target”, “project”, “contemplate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. You should not rely upon forward-looking statements as predictions of future events. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations, business strategy, prospects and financial needs. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties, and other factors that may cause the

8 Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this announcement. The Company cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in, or implied by, the forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this announcement relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward- looking statements made in this announcement to reflect events or circumstances after the date of this announcement or to reflect new information or the occurrence of unanticipated events, except as required by law. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the forward-looking statements. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments the Company may make. In addition, statements that “we believe” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. Nothing contained in this announcement constitutes or should be construed as being (i) investment, financial, tax, accounting or legal advice, (ii) a representation that any investment or investment strategy is suitable or appropriate to anyone's particular circumstances, or (iii) a personal recommendation to any persons viewing this announcement. No statement contained in this announcement is intended to be, and nor shall any such statement be construed as, a profit forecast. Neither the content of the Company's website, RetailBook's website or any other website, nor the content of any website accessible from hyperlinks on the Company's website, RetailBook's website or any other website, is incorporated into or forms part of this announcement. The Shares to be issued or sold pursuant to the UK Retail Offer will not be listed on any stock exchange other than the Nasdaq Global Select Market. END

Exhibit B
UK Disclosure Summary

Important notice You must read the following disclaimer before continuing The distribution of this Disclosure Summary may be restricted by applicable law and regulation in certain jurisdictions. Neither this Disclosure Summary nor any other related material may be distributed, forwarded, reproduced, copied or published in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations. Do not share this Disclosure Summary with anyone outside the United Kingdom. This Disclosure Summary has been prepared by Retail Book Limited (“RetailBook”) in connection with the offer of shares of Class A common stock (the “Shares”) in the authorised capital stock of Anthropic, PBC (the “Company”) to persons resident and physically located in the UK, facilitated through RetailBook’s public offer platform and RetailBook’s network of intermediaries (the “UK Retail Offer”). Please read this disclaimer carefully before reading this Disclosure Summary or any other information received in relation to the UK Retail Offer or making any decision to participate in the UK Retail Offer. In participating in the UK Retail Offer, you agree to be bound by the terms and conditions set out in this disclaimer and this Disclosure Summary, including any modifications made to such terms and conditions from time to time. The Company has filed a registration statement on Form S-1 (the “Registration Statement”) (including a preliminary prospectus (the “Preliminary Prospectus”)) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its initial public offering (the “IPO”). Before you participate in the UK Retail Offer, you should read the Preliminary Prospectus in the Registration Statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may access these documents for free at www.sec.gov. In addition, the Preliminary Prospectus has been published and is available at https://app.retailbook.com/offers/anthropic-ipo/us-prospectus. Each of the Preliminary Prospectus and this Disclosure Summary (including the letter from the co-founders of the Company) has, as at the date of this Disclosure Summary, been approved by RetailBook as financial promotions for the purpose of the UK Retail Offer pursuant to Section 21(2) of the Financial Services and Markets Act, 2000 (“FSMA”). RetailBook is a firm authorised and regulated by the Financial Conduct Authority (the “FCA”). The information in this Disclosure Summary is provided in summary form only and does not contain all the information that is or may be material to you in considering a potential investment in the Company and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company. Without prejudice to any legal or regulatory obligation of RetailBook to publish a supplementary Disclosure Summary, neither RetailBook’s publication of this Disclosure Summary nor its facilitation of the UK Retail Offer shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the date hereof or that the information contained herein is correct as at any time subsequent to the date of this Disclosure Summary. The UK Retail Offer is being made by means of a regulated platform under paragraph 13 of Part 1 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”) and as a “qualifying public offer” as defined in, and meeting the requirements of, article 25DB of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001. The Shares will not be admitted to listing on the Official List of the FCA nor admitted to trading on a regulated market or primary MTF (as such terms are defined in the UK POATRs) in the UK. Whilst the Preliminary Prospectus is referred to as a “prospectus”, none of the Preliminary Prospectus, this Disclosure Summary nor any other document produced in connection with the UK Retail Offer or the offering of Shares in any other jurisdiction is a prospectus for the purposes of the UK POATRs or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “UK PRM”) and none of these documents has been approved by the FCA. The Preliminary Prospectus and this Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the UK POATRs or the UK PRM. Neither this Disclosure Summary nor any other information received in connection with the UK Retail Offer constitutes or forms part of any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, the Shares in the United States or in any jurisdiction other than the United Kingdom. RetailBook has certain responsibilities in respect of the UK Retail Offer under applicable law, including pursuant to Chapter 23 of the FCA’s Conduct of Business Sourcebook and Section 21 of FSMA. Save for such responsibilities, and any liabilities that may arise thereunder, to the fullest extent permitted by law, RetailBook and its directors, employees, agents and affiliates disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the UK Retail Offer.

1 Disclosure Summary UK Retail Offer of Shares in Anthropic, PBC This Disclosure Summary has been prepared by Retail Book Limited in connection with the offer of shares in Anthropic, PBC (the “Company” or “Anthropic”) to persons resident and physically located in the UK, facilitated through RetailBook’s public offer platform and RetailBook’s network of intermediaries. Retail Book Limited (“RetailBook” or “we” or “us”) is a firm authorised and regulated in the UK by the Financial Conduct Authority (“FCA”) with firm reference number 994238. Only the selected Retail Intermediaries can use our platform. You will need to contact a Retail Intermediary to take part in the UK Retail Offer. You cannot register interest directly with us. Investors must make their own investigation and analysis of Anthropic and the terms of the UK Retail Offer, including the merits and risks involved. Nothing in this Disclosure Summary or the Preliminary Prospectus amounts to a recommendation to invest in Anthropic or to investment, financial, tax, legal or other advice. If you are in any doubt about participating in the UK Retail Offer or investing in the Shares, you should contact a Retail Intermediary, investment platform, solicitor, accountant or other financial adviser. Investors should note that an investment in Anthropic involves risks and uncertainties. The value of any investment in the Company and any income from it is not guaranteed and the price of Shares and any income derived from them can go down as well as up. When you sell your investment, you may get back less than the amount you invested or nothing at all. You should not expect any dividends and you should note that Anthropic’s capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of its Class A common stock to influence important decisions, including a change in control. Additionally, when you apply to participate in the UK Retail Offer, you will not know the exact purchase price for your Shares or how many you may receive (if any). The Shares will not be listed on a UK exchange and there are differences in the regulatory framework in the U.S. compared to the regulatory framework that would apply if the Shares were listed on a UK exchange. In addition, the GBP price of overseas investments, and the income from them, is subject to foreign exchange fluctuations. This Disclosure Summary contains information about the past as well as forward-looking statements, which involve known and unknown risks and uncertainties, many of which are beyond the Company’s control and based on the Company’s current beliefs and expectations about future events. This historical information and these forward-looking statements are not guarantees of future performance and the Company’s actual results of operations, financial condition and liquidity may differ materially. You should read the entirety of this Disclosure Summary and the Preliminary Prospectus before deciding whether to participate in the UK Retail Offer in order to fully understand the potential risks that may be relevant to investing in the Shares. The date of this Disclosure Summary is 10 November 2026.

Contents

This Disclosure Summary contains the following information:

A.	Prospectus summary	Page 5
B.	Key risk factors	Page 24
C.	RetailBook's determination to facilitate the UK Retail Offer	Page 30
D.	Summary of Anthropic's consolidated financial and other data	Page 36
E.	Terms and conditions of the UK Retail Offer	Page 42
F.	Additional information	Page 53
G.	Glossary	Page 69

Highlights

For the first time in history, intelligence is something humans can build. The cognitive capability to reason, analyse, synthesise, decide, and create is producible at scale and accessible on demand. Anthropic believes this abundance of super intelligence[1] will rapidly transform every sector of the global economy in ways greater than the impact of industrialisation, electricity, semiconductors, and the internet. If this technology truly delivers on its potential—with the risks well managed—it could significantly accelerate global growth and dramatically improve quality of life for people around the world.

Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define SI. Anthropic is first and foremost a research lab—its mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs Anthropic's focus—along with its talent and culture, frontier and safety research, approach to compute, and enterprise strategy, it is one of the core advantages that set Anthropic apart. These advantages enable Anthropic to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Anthropic's frontier intelligence, Claude, is delivered to customers through its models, platform, and applications. Claude has experienced the fastest enterprise adoption of any technology in history, as demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended 30 September 2026. This rapid and growing adoption generates two self-reinforcing dynamics—an improvement loop that advances Claude and an investment loop that helps fund Anthropic's continued research at the frontier.

Key information

The IPO, the Global Offer and the UK Retail Offer

Anthropic, a Delaware public benefit corporation (a "**PBC**"), has filed a Registration Statement on Form S-1 with the SEC for a proposed initial public offering of its shares of Class A common stock (the "**IPO**"). Prior to this offering, there has been no public market for Anthropic's shares of Class A common stock. In connection with the IPO, Anthropic has applied to list its shares of Class A common stock on the Nasdaq Global Select Market under the symbol "ANT".

As part of the IPO, Anthropic's shares of Class A common stock are being offered in the United States and in certain jurisdictions outside the United States, including in the UK via the UK Retail Offer (the total offering across all jurisdictions being the "**Global Offer**"). The Shares will not be admitted to listing on the Official List of the FCA nor admitted to trading on a regulated market or primary MTF (as such terms are defined in the UK POATRs) in the UK. No prospectus is required to be prepared or published in the UK in respect of the UK Retail Offer.

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[1] For the purposes of this Disclosure Summary, the terms "super intelligence", "SI", "artificial intelligence", and "AI" are used interchangeably.

2

3 The Company currently estimates that the final price per Share sold in the Global Offer (the “Offer Price”) will be between $70.00 and $78.00 (the “Estimated Offering Price Range”) and that the final total number of Shares sold in the Global Offer (the “Offer Size”) will be 825,000,000 Shares (the “Estimated Offer Size”), with the Company selling 801,351,354 Shares and the Selling Stockholders selling an additional 23,648,646 Shares. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Offer Price and the Offer Size may be above, below or within the Estimated Offering Price Range and the Estimated Offer Size, respectively. The Estimated Offering Price Range and/or the Estimated Offer Size could also widen, narrow or shift prior to pricing. Under the rules of the SEC, the Offer Price may exceed the Estimated Offering Price Range and/or the Offer Size may exceed the Estimated Offer Size without the Company being required to amend the Registration Statement if the aggregate change in the Offer Price and the Offer Size does not exceed 20% of the maximum aggregate offering price set forth in the Registration Statement, and in certain additional cases. There is no minimum allocation of Shares to the UK Retail Offer and the Company may decide not to allocate any Shares to the UK Retail Offer. If fewer Shares are allocated to the UK Retail Offer than would be needed to satisfy in full all applications to participate in the UK Retail Offer, applications for the UK Retail Offer will be scaled back. The process by and the terms on which you can apply to participate in the UK Retail Offer are set out in Part E (Terms and conditions of the UK Retail Offer) of this Disclosure Summary. Governance structure and share rights Anthropic has a novel capital and corporate governance structure. Anthropic is incorporated as a public benefit corporation under Delaware law, a structure consistent with Anthropic’s commitment to AI safety and responsibility. As a public benefit corporation, Anthropic is required to balance the pecuniary interests of its stockholders, the best interests of those materially affected by its conduct, and the specific public benefit purpose identified in its amended and restated certificate of incorporation: the responsible development and maintenance of advanced AI for the long-term benefit of humanity. Anthropic created its Long-Term Benefit Trust (the “LTBT”) to help ensure that Anthropic, PBC is managed in a manner that responsibly balances its goals as a public benefit corporation. The LTBT is intended to operate as an independent body of financially disinterested Trustees with expertise in AI safety, national security, public policy, and social enterprise. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorised members of its board of directors. Anthropic’s Class T common stock does not otherwise have voting rights with respect to matters submitted to stockholders generally and has no economic rights. Immediately prior to the completion of this offering, Anthropic will also issue a single share of Class F common stock, a special class of its common stock, to a limited liability company organised by Anthropic’s co-founders (the “Founder LLC”). Dario Amodei, Anthropic’s Chief Executive Officer and a member of its board of directors, and Daniela Amodei, Anthropic’s President and Chairperson of its board of directors, together with Anthropic’s five other co-founders, will initially be the sole members of the Founder LLC. Anthropic’s Class F common stock, which will be held by the Founder LLC, will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of its outstanding shares of capital stock with respect to matters submitted to stockholders generally, including the election of its directors other than the Class T directors. Anthropic’s Class F common stock will not have any economic rights. Immediately prior to the completion of this offering, Anthropic will also authorise a special class of common stock, Class E common stock, which will be issued to Anthropic’s employees, excluding its co-founders. Anthropic’s Class E common stock will be entitled to vote only on certain limited matters and will not have any economic rights. In addition, Anthropic has authorised Class A common stock and Class N common stock. The rights of the holders of Class A common stock and Class N common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote and shares of Class N common stock have no voting rights, except as otherwise required by law. The holders of the Class N common stock are primarily strategic business partners, and shares of Class N common stock will

4 generally convert to Class A common stock upon a sale or transfer to an unaffiliated third party. Anthropic’s Class A common stock is not convertible. Only shares of Class A common stock will be offered to investors in the Global Offer, including in the UK Retail Offer. For more information on the governance structure of the Company and the associated risks, see the sections titled “Risk Factors—Risks Related to our Governance Structure”, “Our Governance Structure and Its Goals” and “Description of Capital Stock” in the Preliminary Prospectus. Retail Intermediaries To participate in the UK Retail Offer, you can apply only through one Retail Intermediary. You cannot register interest directly with RetailBook or make applications with more than one Retail Intermediary. Any application made by investors to any Retail Intermediary is subject to the terms and conditions imposed by such Retail Intermediary as well as the Terms and Conditions set out in this Disclosure Summary. A list of Retail Intermediaries can be viewed on our website at http://app.retailbook.com/offers/anthropic-ipo. Where you can find additional information Registration Statement Anthropic has filed a Registration Statement with the SEC in connection with the IPO. The Preliminary Prospectus forms part of the Registration Statement but does not include all information in the Registration Statement, including the exhibits and schedules thereto. The Preliminary Prospectus summarises certain contracts and documents filed as exhibits, and investors are directed to review the full documents at the website maintained by the SEC at www.sec.gov which contains reports and information filed electronically by Anthropic. This Disclosure Summary should be read together with the Registration Statement, which forms an integral part of the information made available to investors in connection with the UK Retail Offer and is incorporated into the overall disclosure package made available through RetailBook’s public offer platform. Investors should consider the Registration Statement together with the information contained in this Disclosure Summary when assessing an investment in the Shares. Other materials Other relevant materials can be found on our website at http://app.retailbook.com/offers/anthropic- ipo including: • our Due Diligence Statement, which explains how we review which offers we make available in the UK; • our Conflicts of Interest Policy Statement; • the UK Retail Offer flyer; and • the UK Retail Offer management video. Complaints If you have any complaints relating to the UK Retail Offer, you should send them to your Retail Intermediary, who will share with us any that relate to the services provided by RetailBook. You should therefore refer to the complaints process of your Retail Intermediary to find out how to make a complaint and who will be able to support. The Financial Ombudsman Service (or FOS) can help if you have a complaint against an FCA regulated firm. But it does not cover poor investment performance. Learn more about FOS protection at www.financial-ombudsman.org.uk. The Financial Services Compensation Scheme (or FSCS) may protect you if a regulated firm fails. But it does not cover you if your investment simply performs badly. Check if you are protected using the FSCS investment protection checker at www.fscs.org.uk/check/guide-to-investment-protection.

6 A. Prospectus summary This Part A reflects the section titled “Prospectus Summary” in the Preliminary Prospectus. This summary does not contain all of the information you should consider before investing in the Shares in the UK Retail Offer. You should not rely on this summary alone and should read both this Disclosure Summary and the Preliminary Prospectus in their entirety carefully, as well as the consolidated financial statements and the related notes included in the Preliminary Prospectus, before making an investment decision. 1. Overview of Anthropic and its business model For the first time in history, intelligence is something humans can build. The cognitive capability to reason, analyse, synthesise, decide, and create is producible at scale and accessible on demand. Anthropic believes this abundance of super intelligence will rapidly transform every sector of the global economy in ways greater than the impact of industrialisation, electricity, semiconductors, and the internet. If this technology truly delivers on its potential—with the risks well managed—it could significantly accelerate global growth and dramatically improve quality of life for people around the world. Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define SI. Anthropic is first and foremost a research lab—its mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs Anthropic’s focus—along with its talent and culture, frontier and safety research, approach to compute, and enterprise strategy, it is one of the core advantages that set Anthropic apart. These advantages enable Anthropic to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Anthropic’s frontier intelligence, Claude, is delivered to customers through its models, platform, and applications. Claude has experienced the fastest enterprise adoption of any technology in history, as demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended 30 September 2026. This rapid and growing adoption generates two self-reinforcing dynamics—an improvement loop that advances Claude and an investment loop that helps fund Anthropic’s continued research at the frontier. 1.1 Anthropic’s core advantages Mission & Focus. All of Anthropic’s efforts are guided by a singular focus on its mission. This focus enables Anthropic to concentrate talent, research, and compute investment on the highest-value work for humanity and to avoid conflicting priorities. Achieving Anthropic’s mission means the world gains the enormous benefits of frontier intelligence while mitigating the most significant risks, and Anthropic believes this requires safety and capability to advance together. Talent & Culture. Anthropic’s mission and focus enable it to attract and retain world-class talent, including researchers and engineers who want their work to shape a better future. Anthropic also has a culture that promotes a low-ego, truth-seeking environment, where frontier capability and safety are mutually reinforcing. Anthropic believes its culture has driven its talent density as it has scaled. Frontier & Safety Research. Anthropic believes that sustained, focused research at the frontier of intelligence is required to build the most capable and safest super intelligence systems. Anthropic’s frontier capabilities and safety research are deeply integrated and directly shape model design, training, and deployment, helping it produce systems that are more reliable, steerable, and well suited for real-world deployment, particularly in demanding enterprise environments. Anthropic translates its research leadership into innovation velocity and has consistently released better models, platform capabilities, and applications. Each version of a Claude model assists in building the next, helping to compress development timelines and produce compounding improvements in the speed at which Anthropic innovates. Anthropic refers to this recursive dynamic as “closing the loop”, and Anthropic believes it is one of the most significant structural advantages in frontier intelligence. Anthropic’s Approach to Compute. Anthropic manages compute as a single, fungible pool from multiple strategic partners, and dynamically directs available compute between workloads based on where the marginal unit is expected to be most productive at any given time. Anthropic believes that this

7 approach to compute enables it to deliver superior models, serve more customers, and achieve greater productivity from its compute investment. This compute efficiency creates the foundation for Anthropic to advance frontier capabilities through research and model development, meet growing demand from customers, and provide for internal usage of Claude. Anthropic has achieved this through its research breakthroughs and multi-chip compute architecture across AWS Trainium, Google TPUs, NVIDIA GPUs, and AMD GPUs, enabling it to orchestrate workloads to optimise for price and performance. To support its research, model development, customer demand, and internal usage of Claude, Anthropic continues to invest at scale. As of and subsequent to 30 September 2026, Anthropic has entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion, substantially all of which is related to compute and infrastructure. These commitments include approximately $451.6 billion that Anthropic expects to be incurred before 31 December 2030, and Anthropic expects substantially all of the remainder to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 months following 30 September 2026. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations” in the Preliminary Prospectus for more information. Enterprise Strategy. Anthropic’s enterprise strategy is built on the belief that frontier intelligence is most valuable in real-world settings, as deployment across enterprises is where economic impact is greatest and where the improvement loop from customer feedback is richest. Accordingly, Anthropic has organised its research priorities, its product roadmap, and its go-to-market and Applied AI teams around enterprise use cases, which range from routine knowledge work to the most complex problems. The customer feedback Anthropic gathers directs its research focus and makes Claude more capable over time. This broadens where Claude can be deployed and further expands enterprise adoption, which helps ensure that the benefits of Anthropic’s technology reach people and organisations at scale. 1.2 The transformation of intelligence Anthropic believes that Powerful AI, a highly capable and impactful form of frontier intelligence characterised by the following key attributes, will become widely available within a few years: • cognitive capabilities matching or exceeding those of top human experts across most professional and scientific disciplines; • the ability to navigate all interfaces available to a human working virtually, including text, audio, video, and direct computer control; • the ability to reason through complex tasks autonomously over extended periods—lasting hours, days, or weeks—and seek clarification and feedback when needed; • the ability to coordinate across multiple instances and collaborate with both humans and other systems; and • the ability to interface with the physical world by controlling laboratory equipment, robotic systems, and other machines through digital connections. If Powerful AI is directed at solving humanity’s hardest problems and the risks are managed responsibly, the potential is extraordinary. The possibilities include compressing decades of scientific progress into years; accelerating drug discovery, disease detection, and the delivery of personalised therapy; providing individually tailored education and expert financial and legal advice; advancing power grids and battery design for greater efficiency and reliability; and extending to the developing world capabilities that took wealthy nations generations to build. 1.3 A near-term opportunity to transform cognitive work Frontier intelligence is transforming cognitive work—the application of knowledge, reasoning, and judgement to produce economic value. Anthropic believes it will make humans far more capable and expand the world’s overall capacity for that work, including accelerating scientific discovery and helping businesses grow. Knowledge workers are the leading edge of this opportunity. As the frontier

8 advances, more capable models can unlock entirely new use cases while also efficiently serving a wide range of cognitive work at scale across the capability-cost-speed curve. Anthropic believes the work that knowledge workers perform represented more than $40 trillion in economic value globally in 2025,2 and with the potential for frontier intelligence to make them meaningfully more productive, Anthropic’s near-term opportunity is to expand this value and accelerate economic growth. While it is still early to forecast the full impact of frontier intelligence across the economy, International Data Corporation (“IDC”) estimates that investment in AI solutions and services will yield a cumulative global economic impact of $22.5 trillion by 2031.3 Anthropic believes the impact could be even greater. 1.4 Frontier intelligence may reshape entire sectors and accelerate novel discoveries Anthropic believes frontier intelligence represents a larger opportunity than any prior technology cycle, and Claude is already demonstrating this potential. Claude can now execute complex projects autonomously and turn open-ended tasks into finished, high-quality deliverables. These capabilities enable it to transform the largest sectors of the economy, driving meaningful gains in productivity and output. Frontier model capabilities may extend beyond current markets to open entirely new ones, reaching domains such as robotics, advanced manufacturing, and logistics, and accelerating progress in scientific research, including drug discovery and materials science. For example, in the life sciences sector, where annual global pharmaceutical spend is expected to exceed $2 trillion in 2026,4 Claude is used in drug discovery and development by Anthropic’s customers, its biotechnology partners, and its own researchers. Anthropic is also extending Claude into robotics, where its “Model Hardware Standard” enables AI agents to operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. Ultimately, Anthropic believes frontier intelligence will help drive global economic growth. As frontier models make workers and organisations more productive, become embedded in the products and services they deliver, and unlock new business models, they create economic output that did not previously exist. Anthropic believes its opportunity is to capture a share not only of today’s economic activity but also of that newly created output as the global economy expands. 1.5 The importance of safety and ethical behaviour While the potential benefits of super intelligence are extraordinary, its rapid advancement will impact the economy and society in ways that could create significant disruption, particularly if these technologies are not developed and deployed responsibly. For example, bad actors have already conducted high-profile cyberattacks using frontier model capabilities to discover vulnerabilities, generate malware, and evade detection tools; other risks associated with misuse, including in the domain of biology, could result in even greater harm. Frontier models deployed at scale also have the potential to concentrate power and wealth both within and between countries in ways that could erode trust, harm society, and destabilise the geopolitical order. Misaligned models could corrupt institutional decision-making or cause large-scale harm through autonomous actions that are not visible or understandable to their users and operators. Anthropic believes that companies at the frontier must invest in safety and alignment to help ensure the responsible diffusion of this technology. Anthropic also believes that safety, alignment, and ethical behaviour resonate particularly strongly with enterprises, where rigorous safeguards, predictable model behaviour, and demonstrable accountability have become decisive criteria in selecting a partner for mission-critical workloads. 1.6 Claude as a Virtual Collaborator Anthropic believes it has reached an inflection point where Claude and other super intelligence systems can function as genuine collaborators in professional work. They quickly complete substantive tasks that might otherwise occupy a skilled professional for several hours, a full day, or longer. These 2 See the section titled “Industry, Market, and Other Data” in the Preliminary Prospectus for a description of how Anthropic calculates annual economic value attributable to knowledge workers globally. 3 IDC, The Economic Impact of AI: 2026 Edition, doc # US54452226, April 2026. Reflects cumulative economic impact as the sum of the annual impact estimated for each year from 2025 through 2031. Includes the annual value created across AI solutions and services, investments in the AI infrastructure supply chain, and enhancements in enterprise productivity and efficiency unlocked by AI. 4 IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026.

9 systems are also becoming increasingly capable of performing tasks that were previously too difficult or costly to complete or surfacing original insights and analyses. Anthropic refers to these systems that work alongside humans to perform complex, multi-step work at professional levels as “Virtual Collaborators”. Virtual Collaborators carry the access rights, system connections, and context that their organisations grant them, which allows them to function more accurately and reliably. They can navigate and use internal tools and execute workflows that span multiple steps that require sustained reasoning. Virtual Collaborators are AI designed to be embedded where work gets done, and Anthropic’s aim is to continue extending them to knowledge workers globally, a population that is estimated to exceed one billion in 2028.5 Claude Code. The clearest manifestation of Virtual Collaborators today is Claude Code, Anthropic’s coding agent and the product Anthropic believes has most concretely defined what autonomous work at the frontier looks like. Claude Code shifted the market’s understanding of what frontier models could do in collaboration with software developers: the model suggests the next line of code and goes further by planning, writing, testing, and debugging—a process that results in production-grade code. Within months of its release, autonomous coding became the reference point for measuring the progress of frontier intelligence. For enterprise use cases, Anthropic believes the launch of Claude Code was comparable in its impact to the introduction of the first widely adopted conversational SI assistants. What makes Claude Code a Virtual Collaborator is its sustained reasoning, a harness that translates intent into actions, an execution environment that maintains a persistent state whether on a developer’s machine or in a sandboxed cloud environment, integration with existing tools and systems, and a user-friendly interface. Its uses are highly varied and often surprising: for example, NASA engineers used Claude Code to plan and write navigation commands for the Mars Perseverance rover, resulting in the first SI-planned drive on Mars. Software developers are powerful advocates for Claude—they understand how systems work, have credibility evaluating technical tools, and often serve as internal champions for adopting new technologies. Winning their trust creates a foundation for broader diffusion of Virtual Collaborators across enterprise workforces. Anthropic is already seeing this pattern play out with non-technical teams increasingly adopting Claude Code and Claude Cowork to manage their own workflows. Claude Cowork. All digital work is ultimately an expression of code, and Claude’s mastery of it powers Virtual Collaborators capable of handling complex work far beyond software development. Claude Cowork extends the agentic architecture of Claude Code to knowledge workers broadly by translating a user’s intent into completed work, autonomously reading files, navigating applications, and executing multi-step workflows on a user’s desktop while the underlying code is abstracted away. By extending beyond Claude Code with applications purpose-built for specific professions and industry verticals, Anthropic accelerates Claude’s diffusion into new categories of knowledge work and deepens its presence across the enterprise. As of 30 September 2026, adoption of Claude Cowork, which Anthropic made available as a research preview in January 2026, outpaced the adoption Claude Code achieved at the equivalent point following its research preview release in February 2025. In September 2026, Anthropic began merging Claude Cowork and Claude.ai, bringing agentic and conversational work into a unified application. Users can now move from a simple question to complex, multi-step tasks in the same conversation. Extending Virtual Collaborators. Anthropic believes the trajectory for Virtual Collaborators is clear and accelerating. Each generation of Claude models has expanded along multiple dimensions: the depth and rigour of their reasoning, the duration and autonomy of the work they can sustain, the complexity of tasks they can complete, and the volume of useful output they can produce. Capability evaluations and benchmarking have shown substantial improvements across Claude model versions in the duration and complexity of tasks that can be completed reliably, with more recent model versions demonstrating particularly significant advances. Anthropic is building towards a world where Claude can be given open-ended tasks lasting hours, days, or weeks, and then execute them autonomously with the judgement and initiative of a brilliant colleague. Ultimately, millions of Virtual Collaborators can run in parallel, each working independently on unrelated problems or collaborating seamlessly to achieve a shared objective. The result is 5 IDC, Worldwide Developer Population Growth Forecast, 2025–2029, doc # US53789825, September 2025.

10 something without historical precedent: what Anthropic refers to as a country of geniuses in a data centre, available to every organisation and sector of the economy. 1.7 Enterprise adoption of Claude The speed and depth of Anthropic’s enterprise customer adoption are powerful evidence of Claude’s position at the frontier of super intelligence. Anthropic’s customer base as of 30 September 2026 includes: • more than 11,900 customers with $100,000 or more of revenue on a TTM basis; • more than 1,900 customers with $1 million or more of revenue on a TTM basis; and • approximately 250 customers with $10 million or more of revenue on a TTM basis. Anthropic believes customers choose Claude for a wide variety of use cases, from routine knowledge work to their most important problems. They come to Anthropic for access to frontier intelligence across Anthropic’s platform and applications that deliver real-world outcomes. Anthropic sees this conviction in customer behaviour: enterprises consistently utilise Anthropic’s latest and most capable models as soon as they are released, gravitating to the most advanced option for their highest-value work. Anthropic’s customers see it as a long-term partner for the frontier capabilities it offers today, for the innovation they expect from Anthropic in the future, and for Anthropic’s ability to meet their needs across the capability-cost-speed curve. Beyond Anthropic’s models, the Claude Platform provides primitives that enable customers to accelerate time-to-value and leverage Claude’s intelligence in a variety of use cases. These primitives are the same ones Anthropic uses to build its own applications. Anthropic’s applications, such as Claude Code and Claude Cowork, multiply the impact of employees. Over time, Anthropic’s applications have become more capable and are now frequently being used to conduct long-running autonomous work alongside employees. Improvements to its models, platform, and applications accrue to the benefit of its customers and drive continued adoption. Anthropic’s commitment to its mission instils confidence in its customers to choose Claude as a trusted partner. Anthropic’s investments in research on alignment, interpretability, cybersecurity, and enterprise-grade controls aim to deliver the predictability and dependability that organisations need in customer-facing and regulated contexts. This trust means that enterprises can expand the scope of the work that they delegate to Claude, as well as the systems into which Claude is integrated. Enterprises are aligning their strategies around Claude with the confidence that Anthropic is building frontier intelligence that serves their needs in the long term. Today, enterprises rely on Claude to reason, plan, and execute across complex workflows with a level of trustworthiness and judgement that Anthropic believes was not available from earlier generations of these technologies. Customers realise value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. As Claude’s capabilities grow, Anthropic’s customers benefit and often broaden their adoption of Claude in new workflows. This expanding role reflects a broader shift in how Claude is used inside the enterprise, from a tool that responds to discrete prompts to a Virtual Collaborator. Anthropic drives the diffusion of Claude primarily by making it accessible across multiple product surfaces. For example: • Claude Platform, Anthropic’s comprehensive agentic development environment, provides customers with direct access to the primitives to build, deploy, and scale their own applications that leverage Claude’s capabilities within their own products and workflows. • Claude Code, Anthropic’s coding agent, works alongside human software developers on end-to- end software development: writing, planning, editing, testing, debugging, and committing code across production-scale codebases. • Claude Cowork, Anthropic’s knowledge work agent, has computer use capability that enables it to work with professionals on end-to-end business tasks: autonomously researching, drafting, analysing, synthesising, and executing other knowledge work.

11 Much of the diffusion of Claude has been organic. Anthropic amplifies this with its go-to-market and Applied AI teams, which extend its reach by meeting customers where they are through distribution partnerships that place Claude inside customers’ existing technology stacks. For example, Claude is accessible on all three major cloud platforms—AWS, GCP, and Azure. Anthropic has a joint go-to-market approach with these CSPs through which it establishes direct contractual relationships with its customers while paying a fee to each CSP. This structure allows Anthropic to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realise the financial benefits of ongoing compute efficiency improvements. Ecosystem partnerships also expand Anthropic’s reach, allowing customers to adopt Claude through systems integrators, such as Accenture, Deloitte, KPMG, and PwC; consultants; and data platforms, such as Salesforce and Snowflake. Anthropic recently launched an AI services company, Ode with Anthropic, in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. 1.8 Strengths of Anthropic’s financial model Building and scaling frontier intelligence is one of the most important and capital-intensive endeavours in history. Anthropic’s financial model provides it with the following strengths that allow it to build and scale efficiently: • Rapid Revenue Growth. Anthropic’s enterprise strategy is designed to drive durable customer adoption by embedding Claude directly into business-critical workflows and enabling the development of products built on Claude. Anthropic believes that enterprise customers achieve a compelling return on investment from Claude, as agentic workflows can drive both top-line growth and efficiency. This enables Anthropic to expand quickly with customers, as demonstrated by its Net Revenue Retention of approximately 900% as of 30 September 2026. Diffusion also accelerates as Anthropic’s models become more capable and efficient, allowing Anthropic to lower the cost per task for customers. For example, Opus 5.5 reduced customer costs per task by approximately 40% compared to Opus 5. Lower costs per task drive greater usage, which in turn drives broader diffusion of Claude. Anthropic’s compute efficiency allows it to deliver these reductions while preserving its margins. • Compute Efficiency. Anthropic’s compute efficiency drives more intelligence from research and model development, and Anthropic believes this approach can support more customer and internal usage of Claude for the same amount of compute compared to other approaches. Anthropic’s compute efficiency is demonstrated by revenue that grew 1,127% year over year for the three months ended 30 September 2026, compared to compute and infrastructure expenses that grew 382% during the same period. • Operating Efficiency. Anthropic’s operating efficiency, derived from its high talent density, its efficient go-to-market, and how extensively its teams leverage Claude in their work, enables it to scale with a smaller team relative to other large enterprise technology companies. Anthropic’s operating efficiency is demonstrated by TTM revenue per employee of over $6.6 million as of 30 September 2026, compared to $1.4 million as of 30 September 2025. The demonstrated growth, scale, and efficiency of Anthropic’s financial model help it to continue making significant long-term investments to build at the frontier responsibly. Anthropic’s business trajectory and financial profile have enabled it to access capital and secure compute from investors and partners. As of 30 September 2026, Anthropic had raised an aggregate of $141.1 billion of capital and had cash and cash equivalents of $95.6 billion and short-term investments of $36.3 billion. 1.9 Anthropic’s self-reinforcing loops Anthropic’s scale and growth create self-reinforcing loops that make Claude better over time and that Anthropic believes create durable competitive advantages. • Improvement Loop. Enterprise deployments of Claude deepen Anthropic’s understanding of the hard problems, edge cases, and domain-specific challenges that matter most to Anthropic’s customers. Anthropic improves its models, platform, and applications based on feedback from its customers using Anthropic's offerings in production across their businesses. These improvements result in wider deployments and adoption that fuel the next cycle of improvement.

- *Investment Loop*. Revenue from expanding enterprise adoption helps Anthropic fund the compute, research, and talent needed to improve Claude. Claude's advancing capabilities expand the range of tasks and workflows customers use Claude for, broadening Anthropic's addressable market and driving deeper deployment, additional revenue, and continued reinvestment in Claude.


Better models
More use cases
More feedback
Improvement loop
Claude
Frontier Intelligence
Investment loop
Higher growth
More investment
More capabilities

1.10 Claude is accelerating Anthropic's ability to close the loop

Claude itself has become one of the most powerful drivers of Anthropic's progress—each new version of a Claude model directly accelerates development of the next. Many aspects of the research, training, and testing of subsequent model generations now involve Claude, including running experiments, generating and processing training data, automating evaluations and safety audits, and writing and reviewing code. Anthropic refers to this recursive dynamic as "closing the loop". A direct expression of this dynamic is Anthropic's accelerating pace of producing compute multipliers. More capable models help Anthropic's researchers discover these improvements faster; in turn, more powerful compute multipliers enable Anthropic to train even more capable models and deploy them more efficiently.

1.11 Anthropic's growth strategy

Anthropic believes the diffusion of super intelligence through the global economy represents one of the largest opportunities in history to improve how humans live and work, and it is just beginning. In Anthropic's view, the world has only begun to use the capabilities of today's frontier models, and the gap between what Claude can do and how broadly it is used represents one of Anthropic's largest growth opportunities, alongside continued advances at the frontier. Claude's capabilities have evolved significantly in recent years, and Anthropic expects they will continue advancing rapidly. This will lead not only to an expanding addressable market, but also to an expanding scope of impact on the world. Anthropic aims to ensure that impact is as positive as possible. Anthropic's core advantages, the speed and scale of enterprise adoption of Claude, and Anthropic's unprecedented financial model enable it to continue investing aggressively to build a future enabled by this technology that benefits humanity broadly. Elements of Anthropic's growth strategy include:

- *Talent and Culture.* To recruit world-class researchers and engineers and retain exceptional people, Anthropic intends to continue investing in its low-ego, high-impact, and mission-aligned culture that has driven its talent density as it has scaled.

12

13 • Compute. Anthropic intends to secure further compute beyond its existing commitments, expand its own data centre footprint to secure additional long-term compute, improve compute efficiency across its multi-chip compute architecture, and produce further algorithmic advances in model efficiency. • Claude’s Intelligence, Capability, and Safety. Anthropic plans to continue advancing Claude’s core intelligence and safety in tandem, expand the frontier of what Anthropic’s models can reliably do, and pioneer new ways Anthropic’s technology can be applied across professional domains. • Claude’s Accessibility. Anthropic plans to continue making Claude’s intelligence accessible across every surface where work happens, including through its own platform and applications, through AWS, GCP, and Azure, and through embedding in enterprise applications. • Claude’s Adoption. Anthropic intends to grow its direct go-to-market and Applied AI teams, deepen cloud distribution partnerships, invest in brand and marketing, and expand its international presence to drive adoption of Claude as the trusted AI partner for organisations worldwide. • New Markets. Anthropic intends to extend frontier intelligence to accelerate novel discoveries, reaching domains from healthcare and life sciences to robotics and physical work, where Anthropic believes compounding model capabilities can unlock transformative opportunities. • Strategic Transactions and Partnerships. Anthropic intends to selectively pursue acquisitions, investments, and strategic partnerships, including ecosystem partnerships with systems integrators, consultants, and data platforms, that accelerate Anthropic’s mission, expand its reach, and strengthen its competitive position. 1.12 Anthropic’s commitment to public benefit Anthropic was founded on the belief that the most transformative technology in human history demands an extraordinary level of responsibility, and that responsibility extends far beyond building safe systems. Anthropic intends to direct a meaningful portion of its resources towards ensuring that frontier intelligence is safe and its benefits are broadly distributed, which Anthropic refers to as its public benefit initiatives. As part of these initiatives, Anthropic contributed 846,840,960 shares of its Class N common stock, representing 5% of its fully diluted shares as of 30 June 2026 (assuming full conversion of the Amazon Notes), to Anthropic Public Benefit Fund, LLC (the “Anthropic Public Benefit Fund”), Anthropic’s wholly owned subsidiary dedicated to the Company Purpose (such issuance, the “Initial Public Benefit Issuance”). Anthropic’s board of directors has also approved a framework under which it may, in its discretion, issue shares of Anthropic’s Class N common stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of Anthropic’s then-outstanding shares (plus any shares subject to options, restricted stock units (“RSUs”), and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time its share price appreciates 50% above the prior share price milestone, beginning with its initial public offering price. In addition, Anthropic’s co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes. For additional information regarding these pledges, including related risks, see the section titled “Risk Factors—Risks Related to Ownership of our Class A Common Stock” in the Preliminary Prospectus. Separate from the co-founders’ pledges, Anthropic also maintains a donation matching programme through which employees can pledge a meaningful portion of their equity awards toward charitable giving, which Anthropic matches with shares of its Class N common stock. 2. Anthropic’s governance structure and its goals Anthropic’s novel capital and corporate governance structure has been carefully designed and differs significantly from that of other public companies. Anthropic strives to help bring humanity safely into an era where transformative super intelligence exerts tremendous and potentially decisive influence over a broad range of human undertakings. Operating as a PBC gives Anthropic’s board of directors the necessary latitude to balance the pecuniary interests of its stockholders, the best interests of those materially affected by its conduct, and the specific public benefit purpose that it promotes.

14 Anthropic’s specific public benefit purpose is the Company Purpose. In addition, a financially disinterested trust, which Anthropic refers to as the LTBT and which generally has the power to elect and remove a majority of the authorised members of its board of directors, is designed to supply both the incentives and insights for striking this balance appropriately. Anthropic also believes that the Company’s seven co-founders are distinctly equipped to be stewards of Anthropic’s mission. 2.1 Public Benefit Corporation status Consistent with its long-term commitment to AI safety and responsibility, Anthropic is incorporated as a PBC under Delaware law. PBCs are a class of corporations that are intended to produce a public benefit and operate in a responsible and sustainable manner. Under Delaware law, a PBC is required to identify in its certificate of incorporation the public benefit or benefits it will promote, and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit purpose identified in the corporation’s certificate of incorporation. As provided in the Company’s amended and restated certificate of incorporation, the public benefit that Anthropic promotes, which Anthropic must always consider in the management of Anthropic, is the Company Purpose. 2.2 Long-Term Benefit Trust In 2023, Anthropic implemented an innovative governance structure featuring the LTBT, which is designed to ensure that Anthropic is managed in a manner that responsibly balances its tripartite goals as a PBC: the pecuniary interests of its stockholders, the best interests of those materially affected by its conduct, and the Company Purpose. The LTBT is intended to operate as an independent body of five financially disinterested voting Trustees with expertise in super intelligence safety, national security, public policy, and social enterprise. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorised members of Anthropic’s board of directors. Anthropic’s Class T common stock does not otherwise have voting rights on matters submitted to stockholders generally. For more information on the LTBT, see the section titled “Our Governance Structure and Its Goals— Long-Term Benefit Trust” in the Preliminary Prospectus. 2.3 Founder voting structure Anthropic believes that its seven co-founders, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah, as a group, are distinctly equipped to be stewards of Anthropic’s mission. Immediately prior to the completion of this offering, Anthropic will issue a single share of Class F common stock, a special class of its common stock, to the Founder LLC. Anthropic’s Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of Anthropic’s outstanding shares of capital stock with respect to matters submitted to stockholders generally, including the election of its directors other than the Class T directors. For more information on the founder voting structure, see paragraph 3.2 (Founder voting structure) of Part F (Additional information) of this Disclosure Summary. 2.4 Board governance Decisions regarding the Company’s business and affairs are made by its board of directors. Immediately prior to the completion of this offering, Anthropic, the LTBT and the Founder LLC will enter into a stockholders’ agreement (the “Stockholders’ Agreement”), under which the LTBT and the Founder LLC will agree to vote their shares and take other actions to give effect to the board composition, director nomination, and director removal provisions described in Anthropic’s governing documents. Collectively, the LTBT and the Founder LLC will have the ability to elect all members of Anthropic’s board of directors. Regardless of the class or classes of stock by which a director is elected, there is no limit to the number of terms a director may serve.

15 While the LTBT has significant influence over Anthropic’s board of directors through its ability to generally elect and remove a majority of the authorised members of the board of directors, neither the LTBT nor the Trustees have decision-making authority in the day-to-day management or strategy setting of the Company. The LTBT’s role is to select directors who are well equipped to make decisions in furtherance of the responsible balancing of the pecuniary interests of Anthropic’s stockholders, the best interests of those materially affected by Anthropic’s conduct, and the Company Purpose, and to support Anthropic’s management’s decision-making through advice and guidance. The Founder LLC will also have significant influence over the Company’s business and affairs through its ability to vote Anthropic’s Class F common stock, which is entitled to an aggregate number of votes that equals 50.1% of the total voting power of Anthropic’s outstanding shares of capital stock with respect to matters submitted to stockholders generally, including the election of its directors other than the Class T directors. See the sections titled “Risk Factors—Risks Related to our Governance Structure”, “Our Governance Structure and Its Goals”, “Management”, “Certain Relationships and Related Person Transactions” and “Description of Capital Stock” in the Preliminary Prospectus for more information. 2.5 Controlled company status Anthropic is considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of Anthropic’s Class T common stock, generally has the power to elect a majority of the authorised members of Anthropic’s board of directors. As such, Anthropic is permitted to opt out of compliance with certain Nasdaq Global Select Market corporate governance requirements. Accordingly, if Anthropic elects not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although Anthropic qualifies as a “controlled company”, Anthropic does not expect to rely on this exemption except with respect to its NGC, which will not consist entirely of independent directors. Anthropic’s board of directors currently consists of a majority of independent directors and its audit and compensation committees currently consist entirely of independent directors. See the sections titled “Risk Factors—Risks Related to our Governance Structure—We are considered a ‘controlled company’ within the meaning of the Nasdaq Global Select Market corporate governance requirements, and, as a result, we qualify for, and currently rely on, exemptions from certain corporate governance requirements”, “Our Governance Structure and Its Goals”, “Management”, and “Description of Capital Stock” in the Preliminary Prospectus for additional information.

16 3. Anthropic’s capital structure The following table summarises certain key terms of each class or series of Anthropic’s common stock that will be authorised following the completion of this offering: Category of Rights Class A Common Stock Class N Common Stock Class T Common Stock Class F Common Stock Class E Common Stock Votes per share 1 0 1 50.1% of outstanding voting power on record date 1 Matters on which entitled to vote All matters submitted to stockholders generally; election of non-Class T directors; certain amendments to the terms of the LTBT or the rights of the Company’s Class T common stock; redemption of the Company’s Class T common stock Not entitled to vote except as required by law, in which case the Company’s Class N common stock will have one vote per share Election of Class T directors, which constitute a majority of the Company’s board of directors; redemption of the Company’s Class E common stock; certain amendments to the rights of the Company’s Class F common stock All matters submitted to stockholders generally; election of non-Class T directors; certain amendments to the terms of the LTBT or the rights of the Company’s Class T common stock; redemption of the Company’s Class T common stock; redemption of the Company’s Class E common stock Nomination, change in designation, or removal of the Specified Class T Director (only if the Company’s NGC does not concur with the LTBT’s nomination, change in designation, or removal); certain amendments to the terms of the LTBT or the rights of the Company’s Class T common stock; redemption of the Company’s Class T common stock Conversion rights None Converts into Class A common stock upon a sale or transfer to an unaffiliated third party None None None Transferability Generally transferable Generally transferable; converts to Class A common stock upon transfer as described above Transferable only upon approval of persons comprising the Trust Amendment Threshold Not transferable except in the case of a reorganisation or redomiciliation of the Founder LLC that is approved by the Company’s board of directors and does not result in a change to the members of the Founder LLC Not transferable Dividend rights Entitled to participate pro rata in dividends and distributions Entitled to participate pro rata in dividends and distributions None None None Right to receive liquidation distributions Entitled to participate pro rata in liquidation distributions Entitled to participate pro rata in liquidation distributions Entitled to par value per share Entitled to par value per share Entitled to par value per share Redeemable by company No No Redeemable by the Company for no consideration upon occurrence of certain events Redeemable by the Company for no consideration upon occurrence of certain events Redeemable by the Company for no consideration upon occurrence of certain events

17 For more information about Anthropic’s capital structure, see paragraph 3 (Governance structure) of Part F (Additional information) of this Disclosure Summary and the section titled “Description of Capital Stock” in the Preliminary Prospectus. 4. Channels for disclosure of information Investors, the media, and others should note that, following the completion of this offering, Anthropic intends to announce material information to the public through filings with the SEC, the investor relations page on its website (www.anthropic.com), blog posts on its website, press releases, public conference calls, public webcasts, its X accounts (@AnthropicAI and @ClaudeAI), its Instagram page (@claudeai), its Threads account (@claudeai), and its LinkedIn page (www.linkedin.com/company/anthropicresearch). The information disclosed through the foregoing channels could be deemed to be material information. As such, following the completion of this offering, investors, the media, and others are encouraged to follow the channels listed above and to review the information disclosed through such channels. None of the information in such channels is incorporated into this Disclosure Summary. Any updates to the list of disclosure channels through which Anthropic will announce information will be posted on the investor relations page on its website. 5. Corporate information Anthropic was incorporated as a Delaware PBC in January 2021. Anthropic’s principal executive offices are located at 548 Market Street, PMB 90375, San Francisco, California 94104, and its telephone number is (415) 326-6303. Anthropic’s website address is www.anthropic.com. Information contained on, or that can be accessed through, its website does not constitute part of this Disclosure Summary and references to its website address in this Disclosure Summary are inactive textual references only. You should not consider information contained on Anthropic’s website to be part of this Disclosure Summary or rely on it in deciding whether to purchase Shares. “Anthropic”, its logo, and its other registered or common law trademarks, service marks, or trade names appearing in this Disclosure Summary are the property of Anthropic, PBC. Other trademarks and trade names referred to in this Disclosure Summary are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Disclosure Summary may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that Anthropic will not assert, to the fullest extent under applicable law, its rights, or the rights of any applicable licensor, to these trademarks and trade names. 6. Global Offer Class A common stock offered by Anthropic 801,351,354 shares Class A common stock offered by the Selling Stockholders 23,648,646 shares Underwriters’ option to purchase additional shares of Class A common stock from Anthropic 123,750,000 shares Class N common stock sold in the concurrent private placement Immediately subsequent to the completion of this offering, and subject to certain conditions, Google LLC, NVIDIA, AMD, Broadcom, Micron Technology, Inc., Microsoft Corporation, and TSMC Partners, Ltd. will purchase, severally and not jointly, an aggregate of $26.0 billion of Anthropic’s Class N common stock from Anthropic in a private placement at a price per share equal to the initial public offering price. Based on an assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, Google LLC would purchase 135,135,135 shares of Anthropic’s Class N common stock for approximately $10.0 billion, NVIDIA would purchase 135,135,135 shares of Anthropic’s Class N common stock for approximately $10.0 billion, AMD would purchase 33,783,783 shares of Anthropic’s Class N common stock for approximately $2.5 billion, Broadcom would purchase 13,513,513 shares

18 of Anthropic’s Class N common stock for approximately $1.0 billion, Micron Technology, Inc. would purchase 13,513,513 shares of Anthropic’s Class N common stock for approximately $1.0 billion, Microsoft Corporation would purchase 13,513,513 shares of Anthropic’s Class N common stock for approximately $1.0 billion, and TSMC Partners, Ltd. would purchase 6,756,756 shares of Anthropic’s Class N common stock for approximately $500 million. Anthropic will receive all of the proceeds from, and will not pay any underwriting discounts or commissions with respect to, the shares that are sold in the concurrent private placement. The sale of the shares in the concurrent private placement is contingent upon the completion of this offering and the satisfaction of certain conditions described in the section titled “Concurrent Private Placement” in the Preliminary Prospectus. The shares of Class N common stock sold in the concurrent private placement will not be registered in this offering, and will be “restricted securities” under the Securities Act and may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144 of the Securities Act, and certain of the purchasers may have registration rights as described in the section titled “Description of Capital Stock—Registration Rights” in the Preliminary Prospectus. These shares will not be subject to market standoff agreements with Anthropic or lock-up agreements with the underwriters. See the section titled “Shares Eligible for Future Sale— Concurrent Private Placement Shares” in the Preliminary Prospectus for additional information. Class A common stock to be outstanding after this offering and the concurrent private placement 7,427,991,791 shares (or 7,551,741,791 shares if the Underwriters exercise their option to purchase additional shares of Anthropic’s Class A common stock in full) Class N common stock to be outstanding after this offering and the concurrent private placement 5,658,680,800 shares Class T common stock to be outstanding after this offering and the concurrent private placement 1 share Class E common stock to be outstanding after this offering and the concurrent private placement 0 shares Class F common stock to be outstanding after this offering and the concurrent private placement 1 share Class A, Class N, Class T, Class E, and Class F common stock to be outstanding after this offering and the concurrent private placement 13,086,672,593 shares (or 13,210,422,593 shares if the Underwriters exercise their option to purchase additional shares of Anthropic’s Class A common stock in full) Use of proceeds Anthropic estimates that the net proceeds from the sale of shares of its Class A common stock by Anthropic in this offering and the sale of shares of its Class N common stock by Anthropic in the concurrent private placement will be approximately $84.6 billion (or approximately $93.7 billion if the Underwriters’ option to purchase additional shares of its Class A common stock is exercised in full), based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, and after deducting estimated underwriting discounts and commissions (which apply only to the shares of Class A common stock sold in this offering and not the shares of Anthropic’s Class N common stock sold in the concurrent private placement) and estimated offering expenses payable by Anthropic. Anthropic will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders. The principal purposes of this offering and the concurrent private placement are to increase Anthropic’s capitalisation and financial flexibility, create a public market for its Class A common stock, facilitate an orderly distribution of shares for the Selling Stockholders, and enable access to the public equity markets for Anthropic and its stockholders.

19 Anthropic intends to use the net proceeds from this offering and the concurrent private placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, including investments in compute and infrastructure, as well as hiring and retention of highly skilled personnel. Additionally, Anthropic may use a portion of the net proceeds to acquire or invest in businesses, products, services, or technologies. However, Anthropic does not have agreements or commitments for any material acquisitions or investments at this time. Anthropic also intends to use a portion of the net proceeds to satisfy its anticipated tax withholding and remittance obligations related to the settlement of certain of its outstanding RSUs. See the section titled “Use of Proceeds” in the Preliminary Prospectus for more information. Proposed purchases by certain existing stockholders Certain members of Anthropic’s board of directors and entities affiliated or associated with them have indicated an interest in purchasing shares of Anthropic’s Class A common stock in this offering at the initial public offering price at an aggregate purchase price of up to $303 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to any of these individuals or entities and these individuals or entities could determine to purchase more, fewer, or no shares in this offering. The underwriters will receive the same underwriting discounts and commissions on shares of Anthropic’s Class A common stock purchased by these individuals or entities as they will from other shares of Anthropic’s Class A common stock sold to the public in this offering. Any shares purchased by these individuals or entities will be subject to lock-up restrictions described in the section titled “Shares Eligible for Future Sale” in the Preliminary Prospectus. Market standoff and lock-up agreements Anthropic’s directors, officers, and the holders of substantially all of Anthropic’s capital stock and securities convertible into or exchangeable for its capital stock, representing an aggregate of approximately 15.5 billion shares of Anthropic’s Class A common stock (including shares issuable upon the conversion of Anthropic’s outstanding Class N common stock, upon the exercise or settlement of outstanding equity awards, and upon full conversion of outstanding convertible promissory notes), have entered into market standoff agreements with Anthropic or have entered into lock-up agreements with the underwriters that, subject to specified exceptions, restrict transfers of their shares for up to 180 days or, in the case of Anthropic’s co-founders and certain of its stockholders holding more than 0.5% of Anthropic’s fully diluted shares prior to this offering, up to 365 days after the date the Registration Statement is declared effective by the SEC. Of these shares, 3.6 billion shares subject to the 180-day lock-up and market standoff period that begins on the date of the Registration Statement may become eligible for sale prior to the expiration of that period, including up to 10% of the aggregate number of lock-up securities held by Anthropic’s non-founder directors, officers, and current and former employees and consultants, which may be transferred or sold beginning on the first trading day of Anthropic’s Class A common stock. See the sections titled “Shares Eligible for Future Sale” and “Underwriting” in the Preliminary Prospectus. Voting rights Shares of Anthropic’s Class A common stock are entitled to one vote per share. Shares of its Class N common stock have no voting rights, except as otherwise required by law. The share of its Class T common stock has no voting rights with respect to matters submitted to stockholders generally, except as set forth within the Company’s amended and restated certificate of incorporation, including with respect to the election of a majority of its board of directors or as required by law. The share of its Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of its outstanding shares of capital stock as of the applicable record date on all matters submitted to a vote of stockholders generally, including the election of the Company’s directors other than the Class T directors. Shares of Anthropic’s Class E common stock will be entitled to one vote per share with respect to certain limited matters. Controlled company Anthropic is considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements. See the sections titled “Our Governance Structure and Its Goals”,

20 “Management”, and “Description of Capital Stock” in the Preliminary Prospectus for additional information. Risk factors See the section titled “Risk Factors” and other information included in the Preliminary Prospectus for a discussion of some of the factors you should consider before deciding to invest in the Class A common stock. Proposed trading symbol “ANT” The number of shares of Anthropic’s Class A common stock, Class N common stock, Class T common stock, and Class F common stock that will be outstanding after this offering and the concurrent private placement is based on 6,626,640,437 shares of its Class A common stock, 5,307,329,452 shares of its Class N common stock, one share of its Class T common stock, and one share of its Class F common stock outstanding as of 30 September 2026, after giving effect to: • the automatic conversion of (i) all 438,406,253 outstanding shares of Anthropic’s Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock into 4,408,097,245 shares of Class A common stock and (ii) all 414,987,790 outstanding shares of its Series B, C-2, D-3, E-2, E-3, E-4, E- 5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock into 4,153,017,914 shares of Class N common stock, immediately prior to the completion of this offering pursuant to the terms of the Company’s amended and restated certificate of incorporation (collectively, the “Preferred Stock Conversion”); • one share of Anthropic’s Class F common stock that will be issued immediately prior to the completion of this offering to the Founder LLC (the “Class F Stock Issuance”); • the conversion of $579.3 million in aggregate principal amount of Anthropic’s outstanding convertible promissory notes into 276,827,518 shares of Class N common stock immediately prior to the completion of this offering, representing the maximum number of shares issuable to AWS upon the completion of this offering without causing it to exceed the applicable ownership cap, calculated based on the Company’s capitalisation as of 31 October 2026, as adjusted on a pro forma basis to give effect to the shares of the Company’s Class A common stock offered by the Company in this offering, shares of the Company’s Class N common stock issued in the concurrent private placement, the Preferred Stock Conversion, the Class F Stock Issuance, and shares issued in connection with the Company’s acquisitions of privately-held companies (the “Convertible Notes Conversion”); • the Initial Public Benefit Issuance, the shares of which (i) are considered legally outstanding, (ii) are not considered outstanding for accounting purposes while held by Anthropic’s wholly owned subsidiary, and (iii) accordingly will not be reflected as outstanding in Anthropic’s consolidated financial statements; and • the net issuance of 49,754,965 shares of Class A common stock subject to RSUs outstanding as of 30 September 2026, for which the service-based vesting condition will be satisfied as of 19 November 2026 and the performance-based vesting condition will be satisfied upon the effectiveness of the Registration Statement, after giving effect to the withholding of 51,578,975 shares of Class A common stock subject to such RSUs to satisfy the associated estimated tax withholding and remittance obligations (based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, and an assumed 50.90% tax withholding rate) (the “RSU Settlement”). The shares of Anthropic’s Class A common stock, Class N common stock, Class T common stock, and Class F common stock outstanding as of 30 September 2026 exclude the following: • 1,774,342,693 shares of Anthropic’s Class A common stock issuable upon the exercise of options to purchase shares of its Class A common stock outstanding as of 30 September 2026, with a weighted-average exercise price of $2.91 per share; • 1,026,660,010 shares of Anthropic’s Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of 30 September 2026, but for which (i) the service-based vesting condition will not be satisfied as of 19 November 2026 and (ii) the performance-based vesting condition, if applicable, will be satisfied upon the effectiveness of the Registration Statement;

21 • 47,041,287 shares of Anthropic’s Class A common stock issuable upon the vesting and settlement of RSUs granted after 30 September 2026; • 561,963 shares of Anthropic’s Class A common stock and 848,882 shares of Anthropic’s Class N common stock issued after 30 September 2026 in connection with Anthropic’s acquisitions of privately-held companies; • shares of Anthropic’s Class A common stock to be reserved for future issuance under its 2026 Plan, which will become effective prior to the completion of this offering, and include: (i) 1,920,580,692 shares of Anthropic’s Class A common stock; (ii) the number of shares of Anthropic’s Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to the 2021 Plan immediately prior to the termination of the 2021 Plan on the effective date of the 2026 Plan; and (iii) the number of shares of Anthropic’s Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under the 2021 Plan that, after the effective date of the 2026 Plan, would have returned to the 2021 Plan and become available for issuance pursuant to future awards under the 2021 Plan had the 2021 Plan not terminated on the effective date of the 2026 Plan; • 128,038,713 shares of Anthropic’s Class A common stock to be reserved for future issuance under its ESPP, which will become effective prior to the completion of this offering; • 933,698,210 shares of Anthropic’s Class N common stock reserved for future issuance under Anthropic’s donation matching plan (as amended and restated, Anthropic’s “Donation Matching Plan”) as of 30 September 2026, which will be amended and restated prior to the completion of this offering to provide that the maximum number of shares of Class N common stock reserved for future issuance shall equal: (i) 128,038,713 shares of Anthropic’s Class N common stock plus (ii) the number of shares of Anthropic’s Class N common stock equal to the total shares of Class N common stock available for issuance pursuant to Anthropic’s Donation Matching Plan immediately prior to the completion of this offering; of which 553,441,297 shares represent the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of 30 September 2026, less the Matching Issuance (such total, the “Vested Matching Obligation”); and • 27,991,850 shares of Anthropic’s Class N common stock that were issued after 30 September 2026 to match employee donations made under Anthropic’s Donation Matching Plan (the “Matching Issuance”). Anthropic’s 2026 Plan and ESPP each provide for an annual automatic increase in the number of shares of its Class A common stock reserved thereunder and its 2026 Plan provides for increases to the number of shares that may be granted thereunder based on awards under its 2021 Plan that expire or are cancelled or forfeited, and shares under its 2021 Plan that are tendered to or withheld by Anthropic for payment of an exercise price or for satisfying tax withholding obligations or are forfeited or otherwise repurchased by Anthropic, as more fully described in the section titled “Executive Compensation—Equity Plans” in the Preliminary Prospectus. In addition, the number of shares that may be issued under Anthropic’s Donation Matching Plan will be increased on the first day of each fiscal year beginning with Anthropic’s 2027 fiscal year and ending on (and including) the first day of Anthropic’s 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of Anthropic’s common stock (including only all classes of common stock issued by Anthropic that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by Anthropic’s board of directors.

	As of 30 September 2026					
	Class A Common Stock (Outstanding)	Class N Common Stock (Outstanding)	Redeemable Convertible Preferred Stock	Stock Options	RSUs	(No Economic Rights) Class T and Class F Common Stock
Historical						
Class A common stock	2,168,788,227					
Class N common stock		30,643,060				
Class T common stock						1
Redeemable convertible preferred stock			853,394,043			
Stock options				1,774,342,693		
RSUs					1,127,993,950	
Total	2,168,788,227	30,643,060	853,394,043	1,774,342,693	1,127,993,950	1
Pro Forma Adjustments						
Preferred Stock Conversion	4,408,097,245	4,153,017,914	(853,394,043)			
Convertible Notes Conversion		276,827,518				
RSU Settlement	49,754,965				(101,333,940)	
Class F Stock Issuance						1
Class A common stock offered by Anthropic in this offering	801,351,354					
Class N common stock issued in the concurrent private placement		351,351,348				
Total	7,427,991,791	4,811,839,840	—	1,774,342,693	1,026,660,010	2
Additional Adjustments						
RSUs granted after 30 September 2026					47,041,287	
Shares issued under treasury stock method[(1)]				(69,774,828)		
Rollover notes[(2)]		1,563,617,444				
Acquisition Issuances	561,963	848,882				
Acquisition holdback shares[(3)]	1,590,190					
Matching Issuance		27,991,850				
Vested Matching Obligation[(4)]		553,441,297				
Initial Public Benefit Issuance		846,840,960				
Total	7,430,143,944	7,804,580,273	—	1,704,567,865	1,073,701,297	2

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(1) Reflects the net reduction in shares issuable upon exercise of outstanding stock options, which have a weighted-average exercise price of $2.91 per share, assuming aggregate exercise proceeds of approximately $5.2 billion are used to repurchase shares of Class A common stock at the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range.

(2) For more information about the terms of Anthropic's convertible promissory notes, see the section titled "*Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Convertible Notes—Outstanding Notes*" in the Preliminary Prospectus.

(3) For more information about the terms of Anthropic's acquisition holdback shares, see Note 15 to Anthropic's consolidated financial statements in the Preliminary Prospectus.

(4) Of the total shares of Anthropic's Class N common stock reserved for future issuance under Anthropic's Donation Matching Plan, this figure represents the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of 30 September 2026, less the Matching Issuance. In May 2024, Anthropic's board of directors amended Anthropic's Donation Matching Plan to change the match for new employees, generally from a 3-for-1 basis for up to 50% of an employee's equity awards to a 1-for-1 basis for up to 25% of an employee's initial equity award. Of the current and former employees whose pledges are attributed to these 553,441,297 shares, the approximately 20% who joined Anthropic before 31 May 2024 account for 84% of these shares, and the approximately 80% who joined after that date account for 16% of these shares.

22

23 Except as otherwise indicated, all information in this Disclosure Summary assumes: • the Preferred Stock Conversion will occur immediately prior to the completion of this offering; • the Convertible Notes Conversion will occur immediately prior to the completion of this offering; • the filing and effectiveness of the Company’s amended and restated certificate of incorporation in Delaware and the effectiveness of its amended and restated bylaws will each occur immediately prior to the completion of this offering; • the Class F Stock Issuance will occur immediately prior to the completion of this offering; • no issuance of shares of Class E common stock prior to the completion of this offering; • the issuance of an aggregate of 351,351,348 shares of Anthropic’s Class N common stock upon the closing of the concurrent private placement, at an assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range; • no exercise of outstanding stock options or settlement of outstanding RSUs subsequent to 30 September 2026, other than the RSU Settlement; and • no exercise by the Underwriters of their option to purchase up to an additional 123,750,000 shares of Anthropic’s Class A common stock from Anthropic in this offering.

25 B. Key risk factors Anthropic’s business is subject to a number of risks of which you should be aware before making an investment decision. This Disclosure Summary should be read together with the Registration Statement, including the detailed risk factors set out in the section titled “Risk Factors” in the Preliminary Prospectus. The summary risk factors contained in this Disclosure Summary are qualified by those detailed risk factors. The risk factors in the Preliminary Prospectus form an integral part of the information made available to investors in connection with the UK Retail Offer and are incorporated into the overall disclosure package made available through RetailBook’s public offer platform. Investors should consider those risk factors together with the information contained in this Disclosure Summary when assessing an investment in the Shares. 1. Summary of key risk factors • Anthropic’s models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect Anthropic’s reputation and brand, business, financial condition, and results of operations. • Anthropic’s success depends in large part on its ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect the Company’s business. • If Anthropic is unable to secure adequate compute or if it fails to direct its compute effectively across its workloads, it may be unable to train models that remain competitive with those of its competitors or adequately serve its customers. • Constraints on the critical inputs supporting compute could limit Anthropic’s ability to secure adequate compute. • Anthropic is highly dependent on the continued service of its co-founders, senior management team, and key technical employees, and the loss of any of these individuals may adversely affect the Company’s business, financial condition, and results of operations. • Anthropic’s company culture has contributed to its success and, if it cannot maintain this culture as it grows, the Company’s business could be adversely affected. • Anthropic faces intense competition, and if it is unable to compete effectively, the Company’s business, financial condition, and results of operations could be adversely affected. • If the market for its models, platform, and applications develops more slowly than Anthropic expects or declines, its growth may slow or stall, and the Company’s business, financial condition, and results of operations could be adversely affected. • If the use of Anthropic’s AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if Anthropic’s model guardrails or safeguards fail to prevent such misuse, Anthropic’s reputation and brand, business, financial condition, and results of operations could be adversely affected. • Anthropic may be exposed to liability, litigation, and regulatory action arising from harms associated with its AI models, and its contractual protections and insurance may be insufficient, any of which could adversely affect its business, financial condition, and results of operations. • A substantial portion of Anthropic’s revenue and accounts receivable is driven by a limited number of customers and distribution channels, and the loss of, or a significant reduction in, spend from one or more of its top customers or disruption through those channels could adversely affect its prospects, business, and financial condition. • Anthropic has a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate its future prospects and may increase the risk that it will not be successful.

26 • Anthropic is at an early stage of its revenue growth, has experienced rapid growth in recent periods, and its historical growth rates are not indicative of future performance or its ability to sustain or forecast future revenue growth. • The Company’s business is subject to an evolving and uncertain regulatory and political environment, which could increase its costs, restrict its operations, or adversely affect demand for its models, platform, and applications. • Anthropic’s reliance on a limited number of CSPs and suppliers, some of which have strategic and investment relationships with Anthropic and are its customers, creates complex dynamics that could give rise to conflicts of interest and adversely affect its access to compute. • Anthropic’s capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of its Class A common stock to influence important decisions, including a change in control. • Anthropic’s capital structure will concentrate voting power with the LTBT and the Founder LLC for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in the Company. • Anthropic’s focus on the long-term best interests of the Company as a PBC, and the duty of its directors to balance the pecuniary interests of its stockholders, the best interests of those stakeholders materially affected by its conduct, and the Company Purpose, may conflict with short-, medium-, or long-term financial interests and business performance, which may negatively impact the value of Anthropic’s Class A common stock. 2. Risk factors specific to UK investors Anthropic is incorporated as a PBC under the laws of Delaware and its Class A common stock will be denominated in USD and listed on the Nasdaq Global Select Market and not on any UK recognised investment exchange. As a result, there are some additional risks that are specific, and may be particularly relevant, to UK investors. Foreign exchange and CDIs • UK investors who wish to participate in the UK Retail Offer must arrange for a Retail Intermediary to submit an Intermediary Application on their behalf. Only Retail Intermediaries who have contractual arrangements in place with RetailBook and who are authorised by the FCA or the Prudential Regulation Authority in the UK with the appropriate authorisation to carry on the relevant regulated activities in the UK, and, in each case, who have all appropriate permissions, licences, consents and approvals to act in the UK and who are also members of CREST or who have arrangements with a clearing firm that is a member of CREST, will be able to do so. There is no guarantee that a Retail Intermediary will be able to facilitate your application to participate in the UK Retail Offer. To ensure that a Retail Intermediary is able to submit an Intermediary Application on your behalf prior to the closing of the UK Retail Offer, you should contact the relevant Retail Intermediary as early as possible. Different Retail Intermediaries may have different closing times for receipt of applications in connection with the UK Retail Offer. • The shares of Class A common stock are priced and settled in USD. If your Application Amount is in GBP, you will (unless your Retail Intermediary informs you otherwise) be applying for CDIs, which are a way for UK investors to hold rights to shares of Class A common stock, and to be able to transfer and settle those rights, through CREST. In these circumstances, a foreign exchange conversion from GBP to USD (described in paragraph 5 (CDIs) of Part E (Terms and conditions of the UK Retail Offer) of this Disclosure Summary) will be conducted. Exchange rates may fluctuate between the time of pre-payment of (or of authorisation of a Retail Intermediary to withhold) your Application Amount and the time that any CDIs are delivered to you or to your order and the underlying shares of Class A common stock become freely tradable. Exchange rates may also fluctuate between the time an order is placed and the time the CDIs are delivered to investors. Whether you apply to participate in the UK Retail Offer in GBP or USD, you will also need to factor

27 in the exchange rate between USD and GBP and any foreign exchange transaction costs when selling your Shares in the future as this may affect the amount you get back in GBP. • The CDIs, unlike the shares of Class A common stock which will be eligible for deposit and clearing through DTC, will trade outside of DTC through the CREST settlement system. Since the CDIs will not be listed on a UK exchange and will be held initially only by investors resident and physically located in the UK, there can be no guarantee that market demand for the CDIs will develop or, if developed, be maintained, and if market demand is not developed or maintained, the liquidity and trading price of the CDIs could be adversely affected. CDIs which trade in CREST will suffer from lower liquidity than the shares of Class A common stock that trade in DTC and so may trade at a lower price than the shares of Class A common stock. Trading in the CDIs may depend to a significant extent on the activities of market makers. To the extent that there is insufficient demand for CDIs traded in CREST, holders of CDIs may request the cancellation of their CDIs in order to hold the underlying shares of Class A common stock in DTC directly, which may further reduce liquidity in the CDIs. • Since holders of CDIs are not registered holders of shares of Class A common stock, any dividend paid on the shares of Class A common stock underlying the CDIs will be passed on by the CREST Depository to the holders of the CDIs subject to the CREST Depository or CREST Nominee having received such dividend and completed reconciliation against the list of holders of CDIs at the relevant record date. Holders of CDIs will be entitled to provide instructions to the CREST Depository in respect of the underlying shares of Class A common stock. As holders of CDIs you may: (i) experience delays in receiving any dividends paid by Anthropic; and (ii) have to act earlier than other stockholders when submitting voting preferences in respect of the underlying shares of Class A common stock through the voting service described in the CREST International Manual, in each case, due to the administrative process involved in connection with holding CDIs. Furthermore, the CDI arrangements do not facilitate the sending of the annual reports and accounts of the Company or other notices issued by the Company to holders of CDIs. • As a holder of CDIs, you will have an indirect entitlement to shares of Class A common stock but will not be the registered holder thereof. Accordingly, you will only be able to exercise rights attached to the shares of Class A common stock underlying your CDIs (which includes voting, and receiving dividends on, such shares of Class A common stock) by instructing the CREST Depository to exercise such rights on your behalf. Although the CREST Depository and CREST Nominee will use reasonable efforts to reflect the voting preferences of CDI holders submitted through the voting service described in the CREST International Manual, CDI holders should note that the voting service does not create any rights for CDI holders to vote or to direct the voting of the underlying shares of Class A common stock and only the CREST Depository has a right to vote or direct the voting of such shares of Class A common stock. • Holders of CDIs will be able to request the cancellation of their CDIs in order to hold the underlying shares of Class A common stock through DTC directly or through a bank, broker or nominee who is a DTC participant. There may be a delay in the processing of cancellation requests and cancellation of CDIs is subject to a charge, which may be passed on to the holder of the relevant CDIs. Accordingly, holders of CDIs who wish to hold the shares of Class A common stock underlying their CDIs in DTC directly may not be able to realise their investment quickly and may suffer adverse consequences as a result of any delay or charges in realising their investment. Cancellation charges arising from the cancellation of CDIs may adversely impact the liquidity of the CDIs traded in CREST. Trading hours • The core trading hours for the Nasdaq Global Select Market are Monday through Friday from 9:30 a.m. to 4:00 p.m. Eastern Time (ET), meaning 2:30 p.m. to 9:00 p.m. Greenwich Mean Time (GMT), and, therefore, will differ from the trading hours of UK recognised investment exchanges. It may not be possible to trade Shares during UK market hours, there may be less liquidity outside U.S. market hours and news released outside U.S. market hours may lead to significant price movements when the U.S. market opens. This may affect the ability of holders of Shares to manage liquidity and sell Shares promptly.

28 Legal and regulatory • Anthropic is incorporated as a PBC under the laws of Delaware. The rights and obligations of holders of Shares in the Company may differ materially from the rights typically afforded to shareholders of companies incorporated in England and Wales or other forms of corporate entity incorporated in the U.S. or other jurisdictions. Investors will not have the benefit of statutory rights and remedies under English law in respect of the Company that they would otherwise have as holders of shares of a company incorporated under the laws of England and Wales, including statutory pre-emption rights or the right to petition for relief from unfair prejudice. • Anthropic is not subject to the pre-emption rights provided by the UK Companies Act and its shares of Class A common stock do not carry pre-emptive or similar rights. Accordingly, Anthropic may issue additional shares of Class A common stock without offering existing stockholders the opportunity to participate on a pro rata basis, which could result in dilution of then-existing investors' ownership interests. • Holders of Shares in the UK may not be able to participate in further offerings of securities conducted by Anthropic, unless an exception from the prohibition on offers to the public in the UK under the UK POATRs is available. Anthropic can give no assurance that such an exception will be available or that the conditions for a relevant exception will be fulfilled. UK holders of Shares may suffer dilution if they are unable to participate in a further offering of securities. • Anthropic’s novel capital and corporate structure as a PBC under Delaware law requires its directors to have regard to different factors than those that directors are required to have regard to under Section 172 of the UK Companies Act. For more information on the PBC structure and its risks, see the sections titled “Our Governance Structure and Its Goals” and “Risk Factors—Risks Related to our Governance Structure” in the Preliminary Prospectus. Accordingly, the directors of Anthropic are required to balance the pecuniary interests of Anthropic’s stockholders, the best interests of those materially affected by Anthropic’s conduct and the Company Purpose, and may make decisions consistent with that balancing that may not maximise stockholder value. • The Shares will be listed on the Nasdaq Global Select Market and not on the Official List of the FCA nor any UK recognised investment exchange. Accordingly, Anthropic will be subject to the disclosure and reporting requirements of U.S. federal securities laws, the rules and regulations of the SEC and the Nasdaq Global Select Market listing standards but not UK disclosure or market conduct rules and regulations. For example, Anthropic will not be required to disseminate regulatory information through a regulatory information service approved by the FCA nor to otherwise comply with the UK Listing Rules, the UK Disclosure Guidance and Transparency Rules and the UK Market Abuse Regulation. • Anthropic will not be subject to the Financial Reporting Council’s UK Corporate Governance Code and investors should not expect the same disclosure, governance and conduct practices that would apply if Anthropic complied with the UK Corporate Governance Code. • The City Code on Takeovers and Mergers will not apply to Anthropic and investors will not benefit from the protections or rights under the City Code on Takeovers and Mergers, such as those regarding mandatory offers or restrictions on frustrating action contained therein. In addition, certain provisions in Anthropic’s amended and restated constitutional documents (which will become effective immediately prior to the completion of the IPO), including its multi-class common stock structure, classified board following the Class F Sunset Time (as defined in the Preliminary Prospectus) and restrictions on filling board vacancies, calling special meetings of stockholders and action by written consent, the requirement, prior to the Class T Sunset Time (as defined in the Preliminary Prospectus), for approval by 80% of the authorised members of the board of directors to change the size of the board of directors, advance notice procedures for stockholder proposals and director nominations, supermajority voting requirements to amend certain provisions following the expiry of the founder voting structure, the absence of cumulative voting and the ability of the board of directors to issue undesignated preferred stock, may have the effect of delaying, deferring or discouraging another person from acquiring control of Anthropic, even in circumstances where such an acquisition could be beneficial for stockholders of Anthropic. For

29 more information, see the section titled “Description of Capital Stock—Anti-Takeover Provisions” in the Preliminary Prospectus. Proceedings • Anthropic's amended and restated constitutional documents, which will become effective immediately prior to the completion of the IPO, will provide that, unless Anthropic consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for certain stockholder litigation. The amended and restated constitutional documents further provide that the U.S. federal district courts will be the exclusive forum for complaints asserting a cause of action under the Securities Act. The U.S. District Court for the District of Delaware will be the exclusive forum for derivative actions to enforce any duty or liability under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other Exchange Act claims may be brought in any federal court of competent jurisdiction. Any person or entity purchasing, holding or otherwise acquiring any interest in Anthropic's securities is deemed to have notice of and consented to these provisions. Stockholders will not be deemed to have waived Anthropic's compliance with the federal securities laws and the rules and regulations thereunder as a result of these exclusive forum provisions. For more information, see the section titled “Description of Capital Stock—Anti-Takeover Provisions— Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions—Exclusive Forum” in the Preliminary Prospectus. • The exercise of certain rights or bringing certain types of claims against Anthropic by holders of Shares outside the U.S. may be more difficult and costly to pursue than the exercise of rights in respect of a company incorporated in England and Wales. Uncertainty exists as to whether the courts of England and Wales would entertain original actions brought in England and Wales against Anthropic or its directors or officers predicated upon the securities laws of the U.S. or any state in the U.S. • Anthropic and its directors and officers are not based in the UK, and a significant portion of Anthropic’s assets and the assets of its directors and officers are located in the U.S. or otherwise outside of the UK, and it may not be possible, or may be more difficult, for holders of Shares in the UK to effect service of process upon Anthropic or its directors or officers or to enforce judgments obtained in UK courts against Anthropic or its directors or officers than would be the case against a company incorporated in England and Wales. Uncertainty exists as to whether the courts of England and Wales would recognise or enforce judgments of U.S. courts obtained against Anthropic or its directors or officers predicated upon the civil liabilities provisions of the securities laws of the U.S. or any state in the U.S. Tax • The acquisition, holding or sale of shares of Class A common stock or CDIs may give rise to U.S. tax consequences for non-U.S. holders acquiring, holding or selling such shares of Class A common stock or CDIs. There may also be UK tax consequences. You should seek your own tax advice before applying for Shares.

31 C. RetailBook’s determination to facilitate the UK Retail Offer RetailBook has determined that it is appropriate for it to facilitate the UK Retail Offer. This determination is based upon a review of information gathered about Anthropic and RetailBook’s due diligence process in the context of Anthropic’s IPO, as further described below. Provision of information RetailBook has gathered and been provided with information relating to Anthropic, comprising core information and such additional information as RetailBook considers necessary, in order for RetailBook to: understand the identity and nature of Anthropic, including its business model; understand the key risks associated with the UK Retail Offer; carry out a reasonable assessment of Anthropic's financial viability; determine whether it is appropriate for RetailBook to facilitate the UK Retail Offer; and prepare and present the information that a reasonable “client” (and for the purpose of this Part C, “client” refers to potential retail investors and professional investors who satisfy the eligibility requirements in the UK Retail Offer) would require to make an informed and effective decision on whether to participate in the UK Retail Offer. In particular, RetailBook has obtained and reviewed drafts of the Registration Statement and other offering-related materials prepared by Anthropic for the purposes of its IPO together with supporting information available as part of its IPO process. RetailBook has used such materials and information to inform its additional due diligence and information requests to Anthropic and identify whether there are other factors of which it is, or ought reasonably to be, aware which may influence its determination as to whether it is appropriate for RetailBook to facilitate the UK Retail Offer. The Registration Statement RetailBook has reviewed the extensive disclosures about Anthropic contained in the Registration Statement which set out, among other things: a detailed description of Anthropic, including its history, shareholders and key individuals and information about its group; a detailed description of Anthropic’s business model and the products and services offered to Anthropic’s customers, a summary of which is provided in paragraph 1 (Overview of Anthropic and its business model) of Part A (Prospectus summary) of this Disclosure Summary; information material to Anthropic’s business and profitability, including the extent to which it is dependent on patents and new manufacturing processes (as described in paragraphs 4 (Intellectual property) and 5 (Compute requirements) of Part F (Additional information) of this Disclosure Summary); and Anthropic’s material contracts, including those set out in paragraph 7 (Material contracts) of Part F (Additional information) of this Disclosure Summary. RetailBook has also obtained information about Anthropic's online presence. RetailBook has reviewed the disclosures in the Registration Statement relating to Anthropic's novel capital and corporate governance structure. In particular, RetailBook has considered the implications of Anthropic's status as a Delaware PBC, the role and powers of each of the LTBT (through its holding of Class T common stock) and of the Founder LLC (through its holding of Class F common stock), and the existence of Class N common stock, Class E common stock and Class A common stock (the class of shares being offered in the UK Retail Offer), in each case, as summarised in paragraphs 2 (Anthropic’s governance structure and its goals) and 3 (Anthropic’s capital structure) of Part A (Prospectus summary) of this Disclosure Summary. RetailBook has considered the implications of this capital and corporate governance structure for holders of Class A common stock, including that it may effectively eliminate the ability of such holders to influence important decisions, including a change in control. RetailBook has reviewed the disclosures in the Registration Statement relating to litigation to which Anthropic is, or is likely to become, a party. RetailBook notes that Anthropic is subject to a number of material legal proceedings, including the matters summarised in paragraph 6 (Litigation) of Part F (Additional information) of this Disclosure Summary. RetailBook has considered the disclosures relating to these matters and the associated risk factors and has taken them into account in its assessment of whether it is appropriate for RetailBook to facilitate the UK Retail Offer. RetailBook has not identified through its due diligence any litigation to which Anthropic (or a member of Anthropic’s group) is, or is likely to become, a party that is not disclosed in the Registration Statement and that may have a material impact on Anthropic. RetailBook has also reviewed the disclosures relating to Anthropic’s sustainability characteristics in the Registration Statement, including those set out in the

32 risk factor titled “Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute” in the section titled “Risk Factors” in the Preliminary Prospectus. RetailBook has reviewed the risk factors contained in the Registration Statement and considers that the Registration Statement contains details of key risk factors relating to Anthropic and the Shares. RetailBook has gathered additional information which it considers to be relevant to the UK Retail Offer, including through its involvement in arrangements for the structuring and settlement of the UK Retail Offer and from its experience of such arrangements in prior offerings to UK retail investors, and with which it has supplemented the key risk factors relating to Anthropic and the Shares. In particular, RetailBook has had regard to the risk factors set out in Part B (Key risk factors) of this Disclosure Summary which it considers to be among the most significant in the context of the UK Retail Offer. RetailBook considers that the key risk factors it has identified are those which are material to Anthropic, the UK Retail Offer and the Shares. RetailBook considers that the disclosures in the Registration Statement, together with the additional information with which it has been provided, including information which it has requested, are sufficient to enable it to understand Anthropic’s business model and the key risks associated with the UK Retail Offer and to prepare this Disclosure Summary for the purpose of the UK Retail Offer. Fitness and propriety of key individuals RetailBook has assessed the fitness and propriety of key individuals associated with Anthropic, whom RetailBook has identified as being the executive officers and non-employee directors of Anthropic named in the Registration Statement, through a screening and review process. RetailBook has reviewed: the disclosures in the Registration Statement relating to such key individuals; their director and officer due diligence questionnaires; and such additional information and confirmations requested from Anthropic in order to reach a conclusion as to the fitness and propriety of such key individuals. RetailBook has not identified any persons other than those named in the Registration Statement as being key individuals associated with Anthropic for the purpose of its assessment. Based upon the information obtained by RetailBook, Anthropic and the key individuals associated with Anthropic are fit and proper. Financial viability RetailBook has gathered and been provided with financial and other information relating to Anthropic that is sufficient to enable it to carry out a reasonable assessment of the financial viability of Anthropic. RetailBook has reviewed the relevant financial information of Anthropic, including its audited consolidated financial statements for the year ended 31 December 2025 (audited by Ernst & Young LLP) and the years ended 31 December 2023 and 2024 (audited by Grant Thornton LLP) and the audit reports thereon, and its unaudited interim consolidated financial statements for the nine months ended 30 September 2026, which are contained in the Registration Statement, and obtained details from the disclosures in the Registration Statement of Anthropic’s financing structure, including its liabilities and sources of capital (including as summarised in paragraph 8 (Liquidity and capital resources) of Part F (Additional information) of this Disclosure Summary), and information relating to fees, commissions and other charges payable to third parties affecting returns. RetailBook is required to carry out a reasonable assessment of Anthropic’s financial position after the UK Retail Offer closes and not to facilitate the UK Retail Offer if it determines that Anthropic does not have sufficient financial resources to continue as a going concern for at least six months after the UK Retail Offer has closed. Anthropic’s disclosure in the Registration Statement indicates that it expects to have sufficient funding for at least the next 12 months from the date of the Preliminary Prospectus. RetailBook has carried out a reasonable assessment of Anthropic's expected financial position following closing of the UK Retail Offer and, taking into account the matters summarised in paragraph 8 (Liquidity and capital resources) of Part F (Additional information) of this Disclosure Summary, has determined that Anthropic is expected to have sufficient financial resources to continue as a going concern for at least six months after the UK Retail Offer closes. The UK Retail Offer For the purpose of determining whether it is appropriate for RetailBook to facilitate the UK Retail Offer, RetailBook has obtained the information required by COBS 23.3.5R concerning the proposed UK Retail

33 Offer, so far as relevant, and has determined that any item not applicable to the UK Retail Offer does not require further information or disclosure. RetailBook reviewed arrangements for the UK Retail Offer, including, among other things: the disclosures and materials available to potential UK investors, including the reliability of information underpinning such disclosures; the rights attaching to the Shares (being shares of Class A common stock, the rights attaching to which are summarised in paragraph 3 (Anthropic’s capital structure) of Part A (Prospectus summary) of this Disclosure Summary); the shareholder structure following completion of the IPO; the proposed use of proceeds; the transaction timeline; and the distribution, operational and settlement arrangements, including the arrangements for the issuance of CDIs to UK investors who apply to participate in the UK Retail Offer in GBP. RetailBook has provided guidance in this Disclosure Summary on the distribution arrangements and settlement mechanics of the UK Retail Offer. RetailBook also reviewed the legal and regulatory structure of the UK Retail Offer, including the requirements applicable to retail distribution, disclosure documentation, financial promotions, publicity and communications, intermediary participation and settlement arrangements and the use of similar structures in connection with U.S. initial public offerings, for the purpose of determining whether it is appropriate for RetailBook to facilitate the UK Retail Offer. RetailBook has assessed the arrangements with Retail Intermediaries for delivery of this Disclosure Summary and related information, communication of material changes, operation of withdrawal rights, submission and processing of applications, allocation notification and delivery of shares of Class A common stock and/or CDIs. RetailBook is satisfied that those arrangements enable it to discharge its obligations under COBS 23 in an intermediated distribution model. RetailBook considers that the terms of the UK Retail Offer, together with the information communicated in connection with the UK Retail Offer, are sufficient to enable a reasonable client to make an informed and effective decision on whether to participate in the UK Retail Offer, including (but not limited to) being able to make an adequate assessment of the risks and benefits of the UK Retail Offer. Scope and sufficiency of information; jurisdiction of incorporation RetailBook has assessed the scope and sufficiency of the information it has gathered in connection with the UK Retail Offer. In particular, RetailBook has obtained and reviewed drafts of the Registration Statement, as well as other offering-related materials for potential investors, and participated in certain underwriter due diligence processes in connection with the IPO. RetailBook has taken into account the context in which the Registration Statement and related offering materials have been prepared. RetailBook has also assessed whether Anthropic's jurisdiction of incorporation (the State of Delaware, United States) gives rise to particular risks that affect its assessment of whether it is appropriate for RetailBook to facilitate the UK Retail Offer. RetailBook has considered the implications of Anthropic's Delaware incorporation for UK investors, including those set out in paragraph 2 (Risk factors specific to UK investors) of Part B (Key risk factors) of this Disclosure Summary. RetailBook has considered these matters and has reflected the associated risks in this Disclosure Summary, including in the risk factors specific to UK investors. RetailBook does not consider that these matters make it inappropriate for RetailBook to facilitate the UK Retail Offer, provided that they are adequately disclosed to clients. The IPO is being conducted pursuant to the legal and regulatory requirements applicable to a public offering in the United States, a major international securities market characterised by extensive disclosure obligations, rigorous due diligence and verification processes, and significant regulatory oversight, as well as a concurrent global offer to institutional and other investors in international jurisdictions, of which the UK Retail Offer forms a part. The information and material made available to RetailBook has been provided in the context of Anthropic’s compliance with its legal and regulatory requirements in connection with the IPO. This context also enables RetailBook to consider whether its findings from the information gathered in connection with the UK Retail Offer are material. RetailBook has considered whether all information required under COBS 23.3 has been provided. To the extent that any prescribed information has not been provided or is not contained in the Registration Statement, RetailBook has identified the relevant omission, considered the reason for it and determined whether the omission is reasonably explained and whether additional information is

34 required for the purposes of its assessment. RetailBook does not consider that any unexplained material omission remains. RetailBook has independently assessed the disclosures contained in the Registration Statement, including as to their reliability for determining whether it is appropriate for RetailBook to facilitate the UK Retail Offer and conducted such additional enquiries and diligence as it considered appropriate for the purposes of the UK Retail Offer. RetailBook has taken reasonable steps to satisfy itself that the information on which it relies is materially complete and contains no unresolved material inconsistencies. Where questions or apparent inconsistencies arose, RetailBook made such additional enquiries as it considered necessary and took the responses into account in its assessment. This has included obtaining and reviewing the information and materials to be communicated to recipients of the UK Retail Offer, including this Disclosure Summary, the Registration Statement, the UK Retail Offer flyer, the UK Retail Offer website and the UK Retail Offer management video, and considering their compliance with applicable regulatory requirements, including the financial promotion rules. In doing so, RetailBook has concluded that the breadth and depth of the due diligence, disclosure and verification processes undertaken in connection with the IPO, in the context of the comprehensive disclosure standards applicable to the Registration Statement, provide a substantial body of information relevant to its assessment and materially reduce the need for duplicative investigation by RetailBook. On that basis, RetailBook considers its reliance on the U.S. IPO process to be reasonable and proportionate in the circumstances. The Registration Statement is the product of a comprehensive process involving the Company, underwriters, auditors, legal advisers and other professional advisers, designed to identify, test and disclose information material to investors in accordance with established U.S. securities law standards and was subject to review by the SEC as part of the registration process. RetailBook has relied on the Registration Statement and the other information and materials made available to RetailBook in connection with the U.S. IPO process as principal sources of information for its assessment under COBS 23. RetailBook considers that reliance to be reasonable having regard to the applicable U.S. disclosure requirements and the due diligence, verification and regulatory review processes undertaken in connection with the preparation of the Registration Statement. RetailBook has reviewed the communications proposed to be used in connection with the UK Retail Offer and approved them as compliant with the applicable regulatory requirements, including the requirement for financial promotions to be fair, clear and not misleading. RetailBook does not consider that there is information relevant to its determination to facilitate the UK Retail Offer which it has been unable to assess for reliability, nor does it consider that there are additional steps for it to carry out, other than those it has taken, which are necessary to assess the information gathered, the risks associated with Anthropic and the nature of its business or any adverse information identified in relation to Anthropic. RetailBook has assessed the findings arising from its review individually and in combination. In doing so, RetailBook has considered their importance for the purpose of enabling RetailBook to understand Anthropic's business model and the key risks associated with the UK Retail Offer, their relevance and importance to RetailBook’s assessment of the fitness and propriety of the key individuals associated with Anthropic and their importance for the purpose of enabling clients to make an informed and effective decision about whether to participate in the UK Retail Offer. RetailBook considers that the material findings that it has identified can be adequately presented in this Disclosure Summary and related offer materials and that no such finding, individually or in combination, makes it inappropriate for RetailBook to facilitate the UK Retail Offer. Conclusion RetailBook has considered each of the matters specified in COBS 23.5.1R(2), assessed the findings arising from that consideration individually and in combination, and determined their materiality in accordance with COBS 23.5.1R(3) and COBS 23.5.3R. RetailBook considers that the information obtained is sufficient for the purposes specified in COBS 23.3.1R, is materially complete and contains no unresolved material inconsistencies and is sufficiently reliable for RetailBook's determination and the preparation of this Disclosure Summary.

35 RetailBook considers that its reliance on the U.S. IPO process and resulting disclosure record is reasonable in the circumstances, having regard to the nature and scope of that process, the additional enquiries and diligence undertaken by RetailBook and the UK Retail Offer-specific information obtained. RetailBook has nevertheless made its own determination and remains responsible for compliance with COBS 23. RetailBook has determined that Anthropic and the key individuals associated with it are fit and proper, that Anthropic is expected to have sufficient financial resources to continue as a going concern for at least six months after the UK Retail Offer closes and that the material findings it has identified can be adequately communicated to clients. RetailBook has assessed the arrangements with Retail Intermediaries and is satisfied that those arrangements enable it to discharge its obligations under COBS 23. RetailBook has considered whether there are any other factors of which it is, or ought reasonably to be, aware that may influence its determination of whether it is appropriate for RetailBook to facilitate the UK Retail Offer. Having particular regard to the nature of the clients to whom the UK Retail Offer is addressed and the purposes of COBS 23, RetailBook has not identified any such factor, individually or in combination, that makes it inappropriate for RetailBook to facilitate the UK Retail Offer. RetailBook has therefore determined that it is appropriate for it to facilitate the UK Retail Offer.

D. Summary of Anthropic's consolidated financial and other data

The following tables summarise Anthropic's consolidated financial and other data. Anthropic has derived the summary consolidated statements of operations data for the years ended 31 December 2023, 2024, and 2025 from Anthropic's audited consolidated financial statements included in the Preliminary Prospectus. Anthropic has derived the summary consolidated statements of operations data for the nine months ended 30 September 2025 and 2026, and the summary consolidated balance sheet data as of 30 September 2026, from its unaudited interim consolidated financial statements included in the Preliminary Prospectus. Anthropic's financial statements are prepared and presented in accordance with U.S. GAAP.

The summary consolidated financial data in this Part D are not intended to replace Anthropic's consolidated financial statements and related notes and are qualified in their entirety by its consolidated financial statements and related notes included in the Preliminary Prospectus. Anthropic's historical results are not necessarily indicative of the results that may be expected in the future and Anthropic's results for the nine months ended 30 September 2026 are not necessarily indicative of the results that may be expected for the full year ending 31 December 2026 or any other period.

The following summary consolidated financial and other data should be read in conjunction with the section titled "*Management's Discussion and Analysis of Financial Condition and Results of Operations*" in the Preliminary Prospectus and Anthropic's consolidated financial statements and related notes thereto which are made available to investors and included in the Preliminary Prospectus.

1. Consolidated statements of operations data

	Year Ended 31 December Audited			Nine Months Ended 30 September Unaudited	
(in millions, except share and per share amounts)	2023	2024	2025	2025	2026
Revenue	$ 41	$ 386	$ 4,585	$ 2,545	$ 33,242
Operating expenses:					
Compute and infrastructure	433	2,522	7,326	4,381	18,808
Personnel[1]	95	454	1,839	1,027	4,863
Bartz settlement	—	—	1,500	1,500	—
Sales, marketing, and partnerships	2	43	568	322	5,529
Other operating and administrative	62	347	1,412	539	5,302
Total operating expenses	592	3,366	12,645	7,769	34,502
Operating loss	(551)	(2,980)	(8,060)	(5,224)	(1,260)
Interest income	69	106	431	239	2,359
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(1,045)	(5,434)	(34,308)	(20,107)	(94,324)
Other income (expense), net	(2)	—	(8)	(3)	(10,397)
Total other income (expense), net	(978)	(5,328)	(33,885)	(19,871)	(102,362)
Loss before provision for income taxes	(1,529)	(8,308)	(41,945)	(25,095)	(103,622)
Provision for income taxes	2	1	20	12	417
Net loss[2]	$ (1,531)	$ (8,309)	$ (41,965)	$ (25,107)	$ (104,039)

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(in millions, except share and per share amounts)	Year Ended 31 December Audited 2023	2024	2025	Nine Months Ended 30 September Unaudited 2025	2026
Net loss per share attributable to common stockholders, basic and diluted	$ (1.42)	$ (5.43)	$ (23.04)	$ (13.90)	$ (50.10)
Weighted-average number of shares outstanding, basic and diluted	1,076,880,510	1,528,994,540	1,821,084,860	1,806,802,920	2,076,810,122

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(1) Includes stock-based compensation expense of $29 million, $192 million, and $1.2 billion for the years ended 31 December 2023, 2024, and 2025, respectively, and $591 million and $3.3 billion for the nine months ended 30 September 2025 and 2026, respectively.

(2) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $1.0 billion, $5.4 billion, and $34.3 billion for the years ended 31 December 2023, 2024, and 2025, respectively, and $20.1 billion and $94.3 billion for the nine months ended 30 September 2025 and 2026, respectively. These changes were primarily driven by an increase in the fair value of Anthropic's outstanding convertible promissory notes resulting from an increase in Anthropic's enterprise valuation during each of the respective periods.

The following table sets forth the computation of unaudited pro forma net loss per share, basic and diluted, of common stock attributable to common stockholders for the periods presented:

(in millions, except share and per share amounts)	Year Ended 31 December 2025	Nine Months Ended 30 September 2026
Numerator:		
Net loss	$ (41,965)	$ (104,039)
Pro forma adjustment to record stock-based compensation expense related to RSUs for which the performance-based vesting condition will be satisfied upon the effectiveness of the Registration Statement	$ (671)	$ (7,487)
Pro forma adjustment to eliminate the change in fair value recognised related to convertible promissory notes	$ 10,255	$ 14,727
Pro forma net loss	$ (32,381)	$ (96,799)
Denominator:		
Weighted-average number of shares outstanding, basic and diluted	1,821,084,860	2,076,810,122
Pro forma adjustment to reflect the Preferred Stock Conversion	8,561,115,159	8,561,115,159
Pro forma adjustment to reflect the RSU Settlement	8,521	3,674,719
Pro forma adjustment to reflect the Convertible Notes Conversion	276,827,518	276,827,518
Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted(1)(2)	10,659,036,058	10,918,427,518
Pro forma net loss per share, basic and diluted(1)(2)	$ (3.04)	$ (8.87)

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(1) The unaudited pro forma net loss per share and pro forma weighted-average number of shares used in computing pro forma net loss per share give effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on 1 January 2025, (ii) the Convertible Notes Conversion, as if such conversion had occurred on 1 January 2025, (iii) the elimination of the change in fair value recognised on convertible promissory notes that converted into shares of Anthropic's redeemable convertible preferred stock during the periods presented and that convert in the Convertible Notes Conversion, in each case as if such notes had converted on 1 January 2025, (iv) stock-based compensation expense related to RSUs for which the service-based vesting condition was satisfied or partially satisfied, and as if the performance-based condition had been satisfied on 1 January 2025, of $671 million and $7.5 billion for the year ended 31 December 2025 and the nine months ended 30 September 2026, respectively, (v) the net issuance of 43,150 and 16,775,835 shares of Anthropic's Class A common stock upon the vesting and settlement of RSUs, for which the service-based vesting condition was satisfied, and as if the performance-based condition had been satisfied on 1 January 2025, for the year ended 31 December 2025 and the nine months ended 30 September 2026, respectively, and (vi) the filing and effectiveness of the Company's amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of this offering. The pro forma weighted-average number of shares does not give effect to the Initial Public Benefit Issuance, as shares of Anthropic's Class N common stock held by Anthropic's wholly owned subsidiary are not considered outstanding for accounting purposes.

(2) As of 30 September 2026, unrecognised stock-based compensation expense not reflected in pro forma net loss per share was $24.1 billion related to RSUs for which the service-based vesting condition was not satisfied, and which is expected to be recognised over a weighted-

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average period of approximately 2.0 years, and $2.1 billion related to Anthropic's other outstanding equity awards, which is expected to be recognised over a weighted-average period of approximately 1.4 years.

2. Consolidated balance sheet data

	As of 30 September 2026		
(in millions)	Actual	Pro Forma[1]	Pro Forma As Adjusted[2][3]
Cash, cash equivalents, and short-term investments	$ 131,845	$ 131,845	$ 212,684
Working capital[4]	$ 129,349	$ 125,532	$ 210,172
Total assets	$ 154,320	$ 154,320	$ 235,133
Total liabilities	$ 146,683	$ 130,871	$ 127,044
Redeemable convertible preferred stock	$ 157,510	—	—
Additional paid-in capital	$ 6,481	$ 194,891	$ 279,531
Accumulated deficit	$ (156,193)	$ (171,281)	$ (171,281)
Total stockholders' equity (deficit)	$ (149,873)	$ 23,449	$ 108,089

(1) The pro forma column in the consolidated balance sheet gives effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on 30 September 2026, (ii) the Convertible Notes Conversion, as if such conversion had occurred on 30 September 2026, (iii) the Class F Stock Issuance, as if it had occurred on 30 September 2026, (iv) an increase to additional paid-in capital and accumulated deficit related to stock-based compensation expense of $14.2 billion related to RSUs subject to the RSU Settlement, reflecting modifications of such RSUs subsequent to 30 September 2026 at interpolated modification-date fair values based on the midpoint of the Estimated Offering Price Range, and (v) the filing and effectiveness of the Company's amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of this offering.

(2) The pro forma as adjusted column gives effect to (i) the pro forma adjustments set forth above, (ii) the sale and issuance by Anthropic of 801,351,354 shares of its Class A common stock in this offering, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by Anthropic, (iii) the sale and issuance by Anthropic of 351,351,348 shares of its Class N common stock in the concurrent private placement at an assumed price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, and (iv) the use of net proceeds from this offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement. Anthropic will not receive any proceeds from the sale of shares of its Class A common stock by any of the Selling Stockholders.

(3) Each $1.00 increase or decrease in the assumed initial public offering price would increase or decrease each of cash, cash equivalents, and short-term investments; working capital; total assets; additional paid-in capital; and total stockholders' equity (deficit) by $793 million, assuming the number of shares offered by Anthropic as stated on the cover page of the Preliminary Prospectus remains unchanged, that the aggregate purchase price in the concurrent private placement remains unchanged (such that the number of shares of Class N common stock issued in the concurrent private placement changes with the initial public offering price), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by Anthropic. Similarly, each increase or decrease of 1.0 million in the number of shares offered by Anthropic, as set forth on the cover page of the Preliminary Prospectus, would increase or decrease each of cash, cash equivalents, and short-term investments; working capital; total assets; additional paid-in capital; and total stockholders' equity (deficit) by $73 million, assuming the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by Anthropic. Anthropic will not receive any proceeds from the sale of shares of its Class A common stock by any of the Selling Stockholders.

(4) Working capital is defined as current assets less current liabilities.

3. Non-U.S. GAAP financial measures

In addition to the measures presented in Anthropic's consolidated financial statements that were prepared in accordance with U.S. GAAP, Anthropic uses Adjusted Operating Income (Loss), Adjusted Operating Margin, and Adjusted Net Income (Loss) as non-U.S. GAAP financial measures to evaluate the Company's business, measure its performance, identify trends affecting the Company's business, formulate business plans, and make strategic decisions.

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(in millions, except for percentages)	Year Ended 31 December						Nine Months Ended 30 September			
	2023		2024		2025		2025		2026	
Adjusted Operating Income (Loss)	$	(522)	$	(2,788)	$	(4,854)	$	(3,133)	$	4,081
Operating margin		(1,344) %		(772) %		(176) %		(205) %		(4) %
Adjusted Operating Margin		(1,273) %		(722) %		(106) %		(123) %		12 %
Adjusted Net Income (Loss)	$	(457)	$	(2,683)	$	(4,455)	$	(2,911)	$	5,591

By excluding certain items that Anthropic's management believes are not directly reflective of the ongoing operating performance of its business, Anthropic believes these non-U.S. GAAP financial measures provide investors, analysts, and others with meaningful insight and enhance their overall understanding of its business and financial performance by providing a more consistent and comparable overview of its financial performance across periods.

Other companies in Anthropic's industry, including those with similar business models, may define or calculate similarly titled measures in different ways, which may limit the usefulness of these measures for direct comparison. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected on Anthropic's consolidated statements of operations. Thus, Anthropic's non-U.S. GAAP financial measures should not be viewed in isolation or as a replacement for the most directly comparable measures prepared in accordance with U.S. GAAP. Anthropic encourages investors and others to review its business, financial condition, and results of operations in their entirety, not to rely on any single financial measure, and to view its non-U.S. GAAP financial measures in conjunction with their respective most directly comparable financial measures calculated in accordance with U.S. GAAP, as well as Anthropic's consolidated financial statements and accompanying notes included in the Preliminary Prospectus.

3.1 Adjusted Operating Income (Loss) and Adjusted Operating Margin

Anthropic defines Adjusted Operating Income (Loss) as operating loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, and (iii) the Bartz settlement. Anthropic defines Adjusted Operating Margin as Adjusted Operating Income (Loss) divided by revenue.

A reconciliation of Anthropic's Adjusted Operating Income (Loss) and Adjusted Operating Margin to operating loss and operating margin, the most directly comparable U.S. GAAP financial measures, respectively, is presented below:

(in millions, except for percentages)	Year Ended 31 December						Nine Months Ended 30 September			
	2023		2024		2025		2025		2026	
Operating loss	$	(551)	$	(2,980)	$	(8,060)	$	(5,224)	$	(1,260)
Stock-based compensation expense		29		192		1,165		591		3,255
Non-cash charitable contributions[(1)]		—		—		541		—		2,086
Bartz settlement[(2)]		—		—		1,500		1,500		—
Adjusted Operating Income (Loss)	$	(522)	$	(2,788)	$	(4,854)	$	(3,133)	$	4,081
Revenue	$	41	$	386	$	4,585	$	2,545	$	33,242
Operating margin		(1,344) %		(772) %		(176) %		(205) %		(4) %
Adjusted Operating Margin		(1,273) %		(722) %		(106) %		(123) %		12 %

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(1) Relates to non-cash charges from Anthropic's donation matching programme settled in shares of Anthropic's Class N common stock, the amount and value of which are linked to employee equity awards and recorded in other operating and administrative expenses.

(2) Excluded from Anthropic's calculation of Adjusted Operating Income (Loss) as it is not indicative of ongoing operations.

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3.2 Adjusted Net Income (Loss)

Anthropic defines Adjusted Net Income (Loss) as net loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, (iii) the Bartz settlement, (iv) the change in fair value of convertible notes, derivative liabilities, and SAFEs, (v) the change in fair value of certain mark-to-market financial instruments, and (vi) the related income tax effects of these adjustments.

A reconciliation of Adjusted Net Income (Loss) to net loss, the most directly comparable U.S. GAAP financial measure, is presented below:

	Year Ended 31 December			Nine Months Ended 30 September	
(in millions)	2023	2024	2025	2025	2026
Net loss[(1)]	$ (1,531)	$ (8,309)	$ (41,965)	$ (25,107)	$ (104,039)
Stock-based compensation expense	29	192	1,165	591	3,255
Non-cash charitable contributions[(2)]	—	—	541	—	2,086
Bartz settlement[(3)]	—	—	1,500	1,500	—
Change in fair value of convertible notes, derivative liabilities, and SAFEs	1,045	5,434	34,308	20,107	94,324
Change in fair value of certain mark-to-market financial instruments	—	—	3	—	10,277
Income tax effects and adjustments[(4)]	—	—	(7)	(2)	(312)
Adjusted Net Income (Loss)	$ (457)	$ (2,683)	$ (4,455)	$ (2,911)	$ 5,591

---

(1) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $1.0 billion, $5.4 billion, $34.3 billion, $20.1 billion, and $94.3 billion for the years ended 31 December 2023, 2024, and 2025, and the nine months ended 30 September 2025 and 2026, respectively, primarily driven by an increase in the fair value of Anthropic's outstanding convertible promissory notes resulting from an increase in Anthropic's enterprise valuation during each of the respective periods.

(2) Relates to non-cash charges from Anthropic's donation matching programme settled in shares of Anthropic's Class N common stock, the amount and value of which are linked to employee equity awards and recorded in other operating and administrative expenses.

(3) Excluded from Anthropic's calculation of Adjusted Net Income (Loss) as it is not indicative of ongoing operations.

(4) Represents the income tax effect of the above adjustments, which relates to stock-based compensation expense and, in certain periods, other adjustments.

41

43 E. Terms and conditions of the UK Retail Offer This Part E contains the Terms and Conditions pursuant to which persons resident and physically located in the UK may participate in the UK Retail Offer through a Retail Intermediary and is supplementary to the terms and conditions of the Retail Intermediaries. By making an application to participate in the UK Retail Offer through a Retail Intermediary, each applicant agrees to be bound by these Terms and Conditions. 1. Introduction In these Terms and Conditions (unless the context otherwise requires), references to “you” and to “investors” are to actual or prospective investors resident and physically located in the UK applying to participate in the UK Retail Offer through a Retail Intermediary who submits an application on your behalf. If you apply to participate in the UK Retail Offer, you will be agreeing to these Terms and Conditions in addition to the applicable terms and conditions of your Retail Intermediary. Without prejudice to the Company’s right to determine and amend the commercial terms of the UK Retail Offer, RetailBook reserves the right to alter any arrangements in connection with facilitating the UK Retail Offer (including the timetable and these Terms and Conditions), and to discontinue the UK Retail Offer on its platform, in its absolute discretion. You must be at least 18 years old to apply to participate in the UK Retail Offer, unless you are applying to hold shares of Class A common stock or CDIs in a Junior ISA or Junior SIPP, in which case you can be 16 or 17 years old. You can only make one application through one Retail Intermediary. This application must be for yourself or a dependant. Only one application for shares of Class A common stock or CDIs may be made for the benefit of any one person in the UK Retail Offer and therefore you cannot apply both in your own name and as part of a joint account. You can apply to hold shares of Class A common stock or CDIs in different types of accounts, including a General Investment Account, Individual Savings Account (ISA), Lifetime ISA, Junior ISA, Self-Invested Personal Pension (SIPP) or Junior SIPP. Your Retail Intermediary will add up the amounts from each of your accounts and submit them as one application. RetailBook has set a minimum Application Amount for the UK Retail Offer of: (i) GBP 250 if your Application Amount is in GBP; and (ii) USD 250 if your Application Amount is in USD. Your Retail Intermediary may set its own minimum Application Amount. The Offer Price, the Offer Size and the UK Retail Offer allocation will be decided by the Company and are expected to be announced by RetailBook via a press release and on http://app.retailbook.com/offers/anthropic-ipo on or around 19 November 2026. The Offer Price and the Offer Size may be above, below or within the Estimated Offering Price Range and the Estimated Offer Size, respectively. There is no minimum allocation of Shares to the UK Retail Offer and the Company may decide not to allocate any Shares to the UK Retail Offer. For further information, please see paragraph 3 (Pricing, sizing and allocation) of this Part E. The shares of Class A common stock sold by the Selling Stockholders in the IPO will neither be offered nor sold in the UK Retail Offer. 2. Offer to purchase shares of Class A common stock or CDIs Applications to participate in the UK Retail Offer must be made to RetailBook through a Retail Intermediary during the UK Retail Offer Period. No application can be made directly with RetailBook. The dates and times referred to in these Terms and Conditions, including the dates of the UK Retail Offer Period, are based on the expectation that the UK Retail Offer will close on 18 November 2026 and are subject to change in the absolute discretion of the Company and/or RetailBook. By arranging for a Retail Intermediary to submit an Intermediary Application on your behalf, you as the applicant: • agree to apply before the deadline set by your Retail Intermediary, because RetailBook will only consider orders that reach RetailBook by the deadline set for the Retail Intermediaries;

44 • are offering to acquire at the Offer Price the maximum number of shares of Class A common stock or CDIs (rounded down to the nearest whole Share) that may be acquired using your Application Amount, subject to these Terms and Conditions (including any scale back as a result of excess demand); • agree that unless your Retail Intermediary informs you otherwise: (i) your Application Amount must be in either GBP or USD; and (ii) if your Application Amount is in GBP, you are applying for CDIs and if your Application Amount is in USD, you are applying for shares of Class A common stock. Whether the application is in GBP or USD may depend on your Retail Intermediary; • acknowledge and agree that, where an application for shares of Class A common stock or CDIs is submitted in GBP, given the purchase price is in USD, a foreign exchange conversion will be applied (as described in paragraph 5 (CDIs) of this Part E) so you may be exposed to adverse movements in foreign exchange rates and foreign exchange fluctuations; • agree that you cannot be allocated part of a share of Class A common stock or CDI and therefore allocations will be satisfied by rounding down to the nearest whole number of shares of Class A common stock or CDIs. Any remaining amount from your Application Amount will be returned to you by your Retail Intermediary, without interest; • agree that you cannot apply to participate in the UK Retail Offer for less than any minimum Application Amount set by your Retail Intermediary, or, if lower, RetailBook’s minimum Application Amount of: (i) GBP 250 if your Application Amount is in GBP; and (ii) USD 250 if your Application Amount is in USD; • undertake to pre-pay (or authorise your Retail Intermediary to withhold) the Application Amount; • acknowledge and agree that if RetailBook publishes an Update Summary you will have a right to withdraw your application for shares of Class A common stock or CDIs by contacting your Retail Intermediary and following the instructions provided by them, but if your application for shares of Class A common stock or CDIs is not withdrawn prior to the close of the UK Retail Offer on 18 November 2026, your application will remain valid and binding; • acknowledge and agree that: (i) applications for shares of Class A common stock or CDIs may be subject to scale back; and (ii) in the event your application is scaled back, you will not receive shares of Class A common stock or CDIs representing the full value (based on the Offer Price) of your Application Amount; • authorise RetailBook to do all things and, where applicable, take all actions necessary to procure that the shares of Class A common stock or CDIs for which your application is accepted are delivered to you or to your order (including delivery of the shares of Class A common stock to you or to your order in DTC or delivery of the CDIs to you or to your order in CREST); • acknowledge and agree that if your Intermediary Application is not received by RetailBook from your Retail Intermediary, you will not be allocated any shares of Class A common stock or CDIs and you agree that you will have no claim, and no claim will be made, against RetailBook, the Company, the Selling Stockholders or any other person or any of RetailBook’s, the Company’s, a Selling Stockholder’s or any such other person’s respective directors, officers, agents, employees or professional advisers in respect of such non-receipt, or any loss (including consequential loss) arising from such non-receipt; • agree that if the Company or RetailBook asks your Retail Intermediary for information about your application, to disclose such information promptly in writing, and authorise the requesting party and your Retail Intermediary to disclose any information relating to your application which they may consider appropriate; • agree that any shares of Class A common stock or CDIs to which you may become entitled and monies returnable to you may be retained pending investigation of any suspected breach of these Terms and Conditions and any verification of identity which is, or which RetailBook and/or the Company in their absolute discretion considers may be, required for the purposes of the Money Laundering and Terrorist Financing (Amendment) Regulations 2019, Proceeds of Crime Act 2002,

45 Sanctions and Anti-Money Laundering Act 2018 and any other applicable laws and regulations and that you will not be entitled to any interest accruing on such retained monies; • agree that any future communications the Company may send you in your capacity as a shareholder will be in the English language; • acknowledge and agree that the Company and/or RetailBook may contact you in connection with the UK Retail Offer; • acknowledge and agree that: (i) by requesting a Retail Intermediary to submit an Intermediary Application on your behalf, your personal data may be held and used by the Company and/or RetailBook or any other person or any such person’s respective affiliates or their respective directors, officers, agents, employees or professional advisers for purposes relating to the UK Retail Offer; and (ii) if you are allocated shares of Class A common stock or CDIs, your personal information may be shared with the Company, RetailBook, the CREST Depository and/or DTC and their respective affiliates and held and used by such persons; and • acknowledge and agree that the Company reserves the right to alter any arrangements in connection with the UK Retail Offer or to discontinue the UK Retail Offer, in each case, in its absolute discretion and without consulting you or anyone else. If: • you are not at least 18 years of age (or, if you are applying to hold shares of Class A common stock or CDIs in a Junior ISA or Junior SIPP, you are not 16 or 17 years old); • your Retail Intermediary does not correctly complete and submit an Intermediary Application on your behalf; • an Intermediary Application submitted on your behalf is submitted so as to be received after the end of the UK Retail Offer; • the Intermediary Application from your Retail Intermediary is not received by RetailBook; or • you submit, or are suspected to have submitted, more than one application to invest in the UK Retail Offer, your application may be rejected by RetailBook (in whole or in part). In these circumstances, the decision by RetailBook as to whether to reject or treat your application as valid shall be final and binding on you. Neither the Company nor RetailBook nor any of their respective affiliates or its or their respective directors, officers, agents or employees will be liable for such decision and no claim may be made against any such persons for such decision, or for any loss resulting from such decision. Notwithstanding the above, any application may be rejected by RetailBook (in whole or in part) in its absolute discretion without giving any reason for such rejection. RetailBook reserves the right to: (i) treat as valid any application that does not comply fully with the Terms and Conditions and/or is not complete in all respects; and (ii) waive in whole or in part any of the provisions of these Terms and Conditions, either generally or in respect of one or more applications. In these circumstances, the decision of RetailBook as to whether to treat the application as valid and how to construe, amend or complete it shall be final. Your application may be accepted by RetailBook if the Intermediary Application submitted on your behalf is received, validated, processed and not rejected by RetailBook. 3. Pricing, sizing and allocation Pricing is the process whereby the Company will decide the price at which Shares will be sold in the Global Offer. The Offer Price that the Company decides is the price that you will pay per Share. The Offer Size is the aggregate number of shares of Class A common stock or CDIs which are available in the Global Offer. The determination of the Offer Price and the Offer Size, as well as the determination of the allocation of Shares to the UK Retail Offer, are at the sole discretion of the Company and may be affected by

46 factors such as the market conditions at the time and the level and nature of demand for the Shares from different types of investors. The Offer Price and the Offer Size may be above, below or within the Estimated Offering Price Range and the Estimated Offer Size, respectively. The Estimated Offering Price Range and/or the Estimated Offer Size could also widen, narrow or shift prior to pricing. Under the rules of the SEC, the Offer Price may exceed the Estimated Offering Price Range and/or the Offer Size may exceed the Estimated Offer Size without the Company being required to amend the Registration Statement if the aggregate change in the Offer Price and the Offer Size does not exceed 20% of the maximum aggregate offering price set forth in the Registration Statement, and in certain additional cases. The price of CDIs will be based on the Offer Price, subject to the foreign exchange transaction as described in paragraph 5 (CDIs) of this Part E. There is no minimum allocation of Shares to the UK Retail Offer and it is possible that the Company will decide not to allocate any Shares to the UK Retail Offer or to allocate fewer Shares than would be needed to satisfy in full all applications to participate in the UK Retail Offer. If fewer Shares are allocated to the UK Retail Offer than would be needed to satisfy in full all applications to participate in the UK Retail Offer, applications for the UK Retail Offer will be scaled back. If your application is subject to scale back, you may not receive Shares representing the full value (based on the Offer Price) of your Application Amount or you may receive no Shares at all. The Offer Price, Offer Size and UK Retail Offer allocation are expected to be announced by RetailBook on or around 19 November 2026 after the UK Retail Offer has closed but before you receive your Shares. In the event that there is a significant new factor, material mistake or material inaccuracy arising in connection with the UK Retail Offer (including any significant change in the Estimated Offering Price Range, Estimated Offer Size, Offer Price and/or Offer Size) before the UK Retail Offer closes, RetailBook may decide to publish an Update Summary (in which case you will receive additional information from your Retail Intermediary, including in respect of your withdrawal rights, as described further in paragraph 6 (Update summaries and withdrawal) of this Part E). 4. Conditions The contract arising from acceptance of your application to participate in the UK Retail Offer will be entered into by you and your Retail Intermediary. Under this legally binding contract, you must acquire the relevant number of shares of Class A common stock or CDIs as are allocated to you at the Offer Price. This contract will be conditional upon (among other things) the Registration Statement becoming effective and the Shares having been duly listed, subject to official notice of issuance, on the Nasdaq Global Select Market. Subject to applicable law, you will not be entitled to exercise any remedy of rescission or for innocent misrepresentation (including pre-contractual misrepresentation) at any time after acceptance of your application. This does not affect any other rights you may have, including withdrawal rights in the circumstances described in paragraph 6 (Update summaries and withdrawal) of this Part E. RetailBook expressly reserves the right to determine, at any time prior to the close of the UK Retail Offer, that it is no longer appropriate for it to continue to facilitate the UK Retail Offer and the Company expressly reserves the right to determine, at any time prior to the close of the UK Retail Offer, not to proceed with the Global Offer or the UK Retail Offer. Any such action would terminate the UK Retail Offer, automatically lapse any applications received (either by RetailBook or the Retail Intermediaries) in respect of the UK Retail Offer and render ineffective any applications received after that date. In such circumstances, any Application Amount held by your Retail Intermediary would be returned to you without interest. 5. CDIs If your Application Amount is in GBP, you will (unless your Retail Intermediary informs you otherwise) be applying for CDIs instead of shares of Class A common stock and, given the shares of Class A common stock are priced and settled in USD, a foreign exchange conversion from GBP to USD will be conducted.

47 A foreign exchange transaction is expected to be executed by Citigroup Global Markets Inc. or its affiliate following the determination of the UK Retail Offer allocation by the Company. The exchange rate applied will be based on a publicly available benchmark rate and the GBP price payable per CDI will be the Offer Price converted into GBP at that foreign exchange rate. The foreign exchange rate and the Offer Price in GBP will be announced by RetailBook alongside the Offer Price in USD, the Offer Size and the UK Retail Offer allocation. Exchange rates may fluctuate between the time that the foreign exchange transaction is executed and the time that CDIs are delivered to investors and the underlying shares of Class A common stock become freely tradable. If GBP gains value against USD during this period, then the implied GBP purchase price paid by investors would be higher than if the foreign exchange transaction had been executed at the later time. If GBP loses value against USD during this period, then the implied GBP purchase price paid by investors would be lower than if the foreign exchange transaction had been executed at the later time. For the avoidance of doubt, certain Retail Intermediaries may facilitate their own foreign exchange conversions outside of the process outlined above. If they do, they will communicate this to you. If you receive CDIs, you will not hold shares of Class A common stock directly on the register of the Company nor the book-entry entitlements to the underlying shares of Class A common stock through DTC. Instead, the book-entry entitlements to the underlying shares of Class A common stock will be credited to the DTC account of the CREST Nominee and you or your broker or nominee will hold CDIs issued by the CREST Depository representing such book-entry entitlements. The CREST Depository will issue CDIs on a one-for-one basis with the shares of Class A common stock held by the CREST Nominee. The CDIs will be held and settled in CREST. You can hold CDIs directly (if you are a personal CREST member) or via your broker or nominee (who is a CREST participant). The CDIs will be constituted by the CREST Deed Poll, which sets out the terms of the CDIs and governs the relationship between the CREST Depository and the holders of CDIs. As holders of CDIs will have an indirect entitlement to shares of Class A common stock but will not be the registered holders thereof, CDIs seek to broadly replicate the economic rights and features of shares of Class A common stock, including that: • each CDI will represent one share of Class A common stock; • CDIs will have the same International Securities Identification Number (ISIN) as the shares of Class A common stock; • the holders of CDIs will be entitled to: (i) any dividend paid on the underlying shares of Class A common stock (subject to the CREST Depository or CREST Nominee having received such dividend and completed reconciliation against the list of holders of CDIs at the relevant record date); (ii) submit voting preferences in respect of the underlying shares of Class A common stock through the voting service described in the CREST International Manual (noting that such voting service does not create any rights for CDI holders to vote or direct the voting of the underlying shares of Class A common stock and only the CREST Depository has a right to vote or direct the voting of such shares of Class A common stock, although the CREST Depository and CREST Nominee will use reasonable efforts to reflect the voting preferences of CDI holders); and (iii) receive such information from or relating to the Company as is made available to CDI holders, in each case, in accordance with the arrangements described in the CREST Deed Poll and the CREST International Manual; • the CDIs and the underlying shares of Class A common stock can be traded. A transfer of CDIs to a transferee who is a personal CREST member or whose broker or nominee is a CREST participant will be settled through the CREST system. A transfer of shares of Class A common stock underlying the CDIs to a transferee who is, or whose bank, broker or nominee is, a DTC participant will be taken as an instruction to cancel the CDIs that represent such shares and to transfer the book-entry entitlement to such shares through DTC; and • holders of CDIs may (subject to the terms of the CREST Deed Poll and the arrangements with their Retail Intermediary) request the cancellation of their CDIs in order to hold: (i) the book-entry

48 entitlement to the underlying shares of Class A common stock through DTC directly or through a bank, broker or nominee who is a DTC participant; or (ii) the underlying shares of Class A common stock directly on the register of the Company (by also requesting the cancellation of the book- entry entitlement representing such shares in DTC). If you receive CDIs you should be aware that: • you can only exercise your rights in the CDIs by instructing (or having your broker or nominee instruct) the CREST Depository to do this for you; • the CDI arrangements do not facilitate the sending of the annual reports and accounts of the Company or other notices issued by the Company to holders of CDIs; • you may experience delays in receiving any dividends paid by the Company and may have to act earlier than other stockholders when submitting voting preferences, in each case, due to the administrative process involved in connection with holding CDIs; • any dividends, if paid in the future, may be received by you in GBP rather than USD, exposing you to the risk of exchange rate fluctuations; • as a U.S.-incorporated company, certain withholding taxes may apply to any future distributions by the Company due to you; and • under the terms of the CREST Deed Poll (a copy of which can be obtained from the CREST Depository free of charge upon written request): o the CREST Depository may require you to provide information in relation to certain matters, including the capacity in which the CDIs are owned or held; o the provisions of the CREST Deed Poll and the CREST Manual contain indemnities, warranties, representations and undertakings to be given by holders of CDIs and limitations on the liability of the CREST Depository. Holders of CDIs may incur liabilities resulting from a breach of any such indemnities, warranties, representations and undertakings in excess of the money invested by them; o CDI holders may be required to pay fees, charges, costs and expenses to the CREST Depository in connection with the use of the CDI arrangements. These will include the fees and expenses charged by the CREST Depository in respect of the provision of services by it under the CREST Deed Poll and any taxes, duties, charges, costs or expenses which may be or become payable in connection with the holding of the underlying shares of Class A common stock through the CDI arrangements; and o the CREST Depository can terminate the CREST Deed Poll (either in its entirety or in respect of the CDIs) by giving 30 days’ prior notice to Euroclear (and shall notify holders of the CDIs within seven days of giving such notice to Euroclear) and can cancel the CDIs in certain circumstances. 6. Update summaries and withdrawal If, during the UK Retail Offer Period, RetailBook becomes aware of: • a significant new piece of information or change to information which was used to determine that it was appropriate for RetailBook to facilitate the UK Retail Offer; and/or • a material mistake or inaccuracy in, or omission from, (i) this Disclosure Summary; (ii) the most recent financial accounts of the Company; (iii) the terms of the UK Retail Offer; and/or (iv) any other information provided by RetailBook to help you decide whether to participate in the UK Retail Offer, RetailBook shall assess whether it continues to be appropriate for it to facilitate the UK Retail Offer. In such circumstances, if RetailBook decides that it continues to be appropriate for it to facilitate the UK Retail Offer, RetailBook shall issue an Update Summary with the new, changed, corrected or previously omitted information (as relevant). If relevant, RetailBook will also request that the Company

49 updates any documents that it created and that RetailBook has provided to you and provide such updated documents to you. Any Update Summary should be read alongside this Disclosure Summary and the Preliminary Prospectus. If you have made an application to participate in the UK Retail Offer before the time RetailBook publishes the Update Summary: • RetailBook shall require the Retail Intermediary with whom you lodged your application to notify you and provide you with the Update Summary; and • if none of the shares of Class A common stock or CDIs have been delivered to you at that time, you will be able to withdraw your application before the end of the UK Retail Offer Period by following the instructions provided by the Retail Intermediary with whom you lodged your application and must do so before the end of the UK Retail Offer Period on 18 November 2026. If RetailBook decides (in its absolute discretion) that it is no longer appropriate for it to facilitate the UK Retail Offer for any reason, the UK Retail Offer will end. If you have already made an application to participate in the UK Retail Offer, your application will be cancelled and your Retail Intermediary is responsible for returning to you any Application Amount it has received from you, without interest. 7. Settlement, delivery and return of applicable monies Upon the contract becoming unconditional as described in paragraph 4 (Conditions) of this Part E, RetailBook shall deliver to you (via your Retail Intermediary) the relevant shares of Class A common stock or CDIs (as applicable) on or about 20 November 2026, such date being subject to change and confirmation by the Company and/or RetailBook in their absolute discretion. You authorise the Company, the Underwriters, RetailBook and their respective agents to do all things necessary to effect the registration into your name (or the name of your broker or nominee) of any shares of Class A common stock or CDIs acquired by you. You also authorise any representative of the Company, the Underwriters, RetailBook and their respective agents to execute and/or complete any document of title required for such registration. If: (i) your application is invalid or not accepted; (ii) your contract created by acceptance does not become unconditional; (iii) your Application Amount is less than the Offer Price; or (iv) your application is validly withdrawn in circumstances contemplated by paragraph 6 (Update summaries and withdrawal) of this Part E, your Retail Intermediary is responsible for returning to you any Application Amount it has received from you, without interest. 8. Dividends If your Application Amount was in USD and you receive shares of Class A common stock, you will (unless your Retail Intermediary informs you otherwise) receive future dividends (if any) in USD. If your Application Amount was in GBP and you receive CDIs, you may (unless your Retail Intermediary informs you otherwise) receive future dividends (if any) in GBP. 9. RetailBook's role RetailBook provides and operates the electronic platform through which the UK Retail Offer is made. RetailBook is responsible for: • creating and publishing this Disclosure Summary; • conducting due diligence on the Company as described in this Disclosure Summary in RetailBook's capacity as public offer platform operator (for the purpose of assessing whether it is appropriate for RetailBook to facilitate the UK Retail Offer), and not on behalf of or for the benefit of any investor; • providing certain information to you as set out in this Disclosure Summary and on RetailBook’s website; • RetailBook’s website at http://app.retailbook.com/offers/anthropic-ipo; and

50 • acting in your best interests and managing conflicts of interest (as set out in RetailBook’s Conflicts of Interest Policy Statement, available at http://app.retailbook.com/offers/anthropic-ipo), in RetailBook’s capacity as public offer platform operator, as required by COBS 23. For these purposes only, RetailBook considers you to be its client. RetailBook is not responsible for: • your decision on whether to participate in the UK Retail Offer or for giving you any advice whether to do so; • the contents of the Preliminary Prospectus beyond its approval by RetailBook as a financial promotion; • making sure you have read and understood all the information RetailBook has provided; • the performance of the Shares; or • anything for which your Retail Intermediary is responsible. Your Retail Intermediary is responsible for: • communicating information about the UK Retail Offer to you and answering any questions you may have; • if you make an application to participate in the UK Retail Offer, making an Intermediary Application for you on RetailBook’s electronic platform; • telling you the Offer Price and how many shares of Class A common stock or CDIs have been allocated to you, if any; • taking custody of, and, if applicable, returning all or any part of, your Application Amount and/or delivering to you any shares of Class A common stock or CDIs to which you are entitled; and • onboarding and treating you as a client for these purposes. 10. Representations and warranties By arranging for a Retail Intermediary to make an Intermediary Application on your behalf, you: • confirm that when making your application you are only relying on information or representations in relation to the Company as contained in the Preliminary Prospectus and/or this Disclosure Summary and any supplements or amendments thereto and agree that none of the Company, the Selling Stockholders, RetailBook, or any other person acting on behalf of any of them or any person responsible solely or jointly for this Disclosure Summary and/or the Preliminary Prospectus and any supplements or amendments thereto, or any part of them, shall have any liability for any other information or representation (excluding for fraudulent misrepresentation or any liability that cannot lawfully be excluded); • agree that, having had the opportunity to read the Preliminary Prospectus and this Disclosure Summary, you are required to confirm that you have, and shall be deemed to have, read and understood all such documents in their entirety and to have noted all information concerning the Company and the UK Retail Offer contained in this Disclosure Summary and the Preliminary Prospectus and any supplements or amendments thereto; • agree that no person is authorised in connection with the UK Retail Offer to give any information or make any representation other than as contained in this Disclosure Summary and the Preliminary Prospectus and any supplements or amendments thereto and, if given or made, any information or representation must not be relied upon as having been authorised by RetailBook, the Selling Stockholders or the Company; • agree that this Disclosure Summary and any supplements or amendments thereto have been prepared by, and are the responsibility of, RetailBook, and that none of the Company, the Selling

51 Stockholders nor any person other than RetailBook is responsible to you for the content of this Disclosure Summary and any supplements or amendments thereto; • agree that: (i) the contents of this Disclosure Summary and the Preliminary Prospectus and any supplements or amendments thereto are not to be construed as legal, business or tax advice and that neither RetailBook nor any other person has undertaken due diligence on behalf of a prospective investor or in support of any investment decision in respect of the UK Retail Offer; and (ii) to the extent you consider it necessary in connection with the UK Retail Offer, you have consulted your own independent legal, financial, tax and/or investment advisers (as the case may be) and you acknowledge that you must rely on your own examination, analysis and enquiry of the terms of the UK Retail Offer, including as to the merits and risks involved; • agree that you are responsible for any tax which is payable in connection with your application for, and acquisition of, the Shares; • represent and warrant that (i) you are not under the age of 18 (or, if you are applying to hold shares of Class A common stock or CDIs in a Junior ISA or Junior SIPP, you are either 16 or 17 years old) as at the date of your application; (ii) you are eligible to participate in the UK Retail Offer as an investor to whom the offer of Shares was made in the UK (and you are a person resident and physically located in the UK); (iii) the relevant application to your Retail Intermediary is completed and submitted solely for and on behalf of yourself or your dependant and not directly or indirectly, in whole or in part, for or on behalf of any other person; and (iv) you are not the subject of any individual voluntary arrangement or bankrupt under the laws of England and Wales (or any other jurisdiction); • represent and warrant that you are not applying as, or as nominee or agent of, a person who is or may be a person mentioned in any of Sections 67, 70, 93 or 96 of the Finance Act 1986 (concerning depositary receipts and clearance services); • represent and warrant that you are not applying for Shares with a view to the re-offer, resale or delivery of Shares, directly or indirectly, in or into another jurisdiction; • represent and warrant that only one application is being made for your benefit in the UK Retail Offer (whether directly or through other means); • represent and warrant that your application to purchase shares of Class A common stock or CDIs is not and will not be funded using funds provided by another person under an arrangement whereby any shares of Class A common stock or CDIs allocated to you, or all or substantially all of the value of such shares of Class A common stock or CDIs, are to be transferred to that other person; • represent, warrant and undertake that you are not, and you are not applying on behalf of a person who is, or who you know or have reason to believe is, engaged in money laundering or subject to sanctions imposed by any governmental or regulatory authority of the United States, the UK or the European Union; • agree that in respect of any material you download from RetailBook’s website in relation to the UK Retail Offer: (i) such download is at your own risk and that you will be solely responsible for any damage or loss of data that results from the download of any material; and (ii) such material will be used solely for personal use and will not be distributed to any other person except under circumstances that will result in compliance with applicable law and regulations; and • agree that neither the Company nor RetailBook nor anyone acting on their behalf is liable for any loss of data in the course of receiving and/or processing your application to participate in the UK Retail Offer nor responsible for the loss or accidental destruction of such application or personal data relating to you or any financial or other loss or damage which may result, directly or indirectly, therefrom, including any loss in relation to the non-allocation or non-delivery of any Shares as a result of such loss or destruction.

52 11. Data protection By making an application to participate in the UK Retail Offer, you acknowledge that your personal data may be shared with, held by, transferred outside the UK and used by the Company, RetailBook, the CREST Depository, DTC and their respective agents and affiliates to the extent necessary for: (a) administering your application; (b) where you receive an allocation, administering the shares of Class A common stock or the CDIs; (c) complying with applicable law; and/or (d) other legitimate interests. A copy of RetailBook’s privacy notice can be found at www.retailbook.com/privacy. 12. Commission RetailBook may pay Retail Intermediaries for the distribution services they provide in connection with an offer. These payments are made by RetailBook out of its own revenue and are calculated as a percentage of the value of shares allocated to each Retail Intermediary’s customers. The rate may differ between offers and between Retail Intermediaries. Investors do not pay these amounts, and they do not affect the price you pay or the number of shares you are allocated. Your Retail Intermediary can tell you whether it receives a payment from RetailBook in respect of an offer and, if so, the amount of that payment. 13. Complaints If you have any complaints relating to the UK Retail Offer, you should send them to your Retail Intermediary, who will share with us any that relate to the services provided by RetailBook. You should therefore refer to the complaints process of your Retail Intermediary to find out how to make a complaint and who will be able to support. The Financial Ombudsman Service (or FOS) can help if you have a complaint against an FCA regulated firm. But it does not cover poor investment performance. Learn more about FOS protection at www.financial-ombudsman.org.uk. The Financial Services Compensation Scheme (or FSCS) may protect you if a regulated firm fails. But it does not cover you if your investment simply performs badly. Check if you are protected using the FSCS investment protection checker at www.fscs.org.uk/check/guide-to-investment-protection. 14. Miscellaneous Persons applying to participate in the UK Retail Offer may rely only on the information contained in this Disclosure Summary and the Preliminary Prospectus, and, if applicable, the Update Summary and any supplements or amendments to the foregoing. To the fullest extent permitted by law, any liability for representations, warranties and conditions, express or implied, and whether statutory or otherwise (including, without limitation, pre-contractual representations but excluding any fraudulent misrepresentations or any liability that cannot lawfully be excluded), is expressly excluded in relation to the Shares and the UK Retail Offer. The rights and remedies of RetailBook, the Company, the Selling Stockholders and the Underwriters under these Terms and Conditions are in addition to any rights and remedies which would otherwise be available to any of them, and the exercise or partial exercise of one right or remedy will not prevent the exercise of others. You agree that all applications, acceptances of applications and contracts arising under or in connection with the UK Retail Offer are governed by, and shall be construed in accordance with, the laws of England and Wales. You hereby irrevocably submit to the exclusive jurisdiction of the English courts in respect of any matter, claim or dispute arising out of or in connection with the UK Retail Offer, whether contractual or non-contractual, albeit nothing shall limit the right of the Company or RetailBook to bring any action, suit or proceeding arising out of or in connection with the Shares or the UK Retail Offer in any manner permitted by law or in a court of competent jurisdiction. This does not prevent an action being taken against a prospective or actual investor in any other jurisdiction. RetailBook cannot give advice on whether the UK Retail Offer is a good investment for you, or provide personal legal, financial, tax or investment advice about the UK Retail Offer to investors. You should speak to your own legal, financial, tax or investment adviser before participating in the UK Retail Offer.

54 F. Additional information 1. Group information Anthropic is the parent company of, and the main operating entity within, the Anthropic group, and is not dependent upon other entities within the Anthropic group. As of 31 October 2026, Anthropic had 42 subsidiaries in the U.S., Canada, France, Germany, Ireland, Switzerland, the UK, Spain, Italy, Portugal, Australia, India, Japan, New Zealand, Singapore and South Korea. All such subsidiaries are directly or indirectly wholly owned by the Company. 2. Principal stockholders As set out in further detail in the section titled “Principal and Selling Stockholders” in the Preliminary Prospectus (which includes information regarding the determination of beneficial ownership in Anthropic’s capital stock and the basis on which the percentage of such beneficial ownership has been calculated), as at the date of this Disclosure Summary, the following persons hold 10% or more of the shares or voting power in Anthropic or in a parent undertaking of Anthropic or the ability to exercise significant influence over the management of Anthropic or such parent undertaking of Anthropic: • the LTBT; and • the Founder LLC. 3. Governance structure 3.1. Anthropic’s governance structure and its goals Anthropic’s novel capital and corporate governance structure has been carefully designed and differs significantly from that of other public companies. Anthropic strives to help bring humanity safely into an era where transformative super intelligence exerts tremendous and potentially decisive influence over a broad range of human undertakings. Operating as a PBC gives Anthropic’s board of directors the necessary latitude to balance the pecuniary interests of its stockholders, the best interests of those materially affected by its conduct, and the Company Purpose. For more information on Anthropic’s PBC status, see paragraph 2.1 (Public Benefit Corporation status) of Part A (Prospectus summary) of this Disclosure Summary. In addition, a financially disinterested trust, which Anthropic refers to as the LTBT, and which generally has the power to elect and remove a majority of the authorised members of Anthropic’s board of directors, is designed to supply both the incentives and insights for striking this balance appropriately. For more information on the LTBT, see paragraph 2.2 (Long-Term Benefit Trust) of Part A (Prospectus summary) of this Disclosure Summary. Anthropic also believes that its seven co-founders are distinctly equipped to be stewards of Anthropic’s mission. For more information on the founder voting structure, see paragraph 3.2 (Founder voting structure) of this Part F. Immediately prior to the completion of this offering, Anthropic will also authorise a special class of common stock, Class E common stock, which will be issued to Anthropic’s employees, excluding its co- founders. Anthropic’s Class E common stock will be entitled to vote only on certain limited matters and will not have any economic rights. For more information on the Class E common stock, see the section titled “Our Governance Structure and Its Goals—Class E Common Stock” in the Preliminary Prospectus. 3.2. Founder voting structure Anthropic believes that its seven co-founders, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah, as a group, are distinctly equipped to be stewards of its mission. Anthropic’s co-founders have been instrumental in building its leadership position and establishing the mission-driven values that define Anthropic. In addition, Dr. Amodei serves as Anthropic’s Chief Executive Officer and a member of its board of directors and Ms. Amodei

55 serves as Anthropic’s President and Chairperson of its board of directors. Their long-term strategic vision has been critical to Anthropic’s success and will continue to guide its future. In Anthropic’s highly competitive industry, success requires visionary leadership, strong direction, and the kind of decisiveness necessary to make bold investments, pursue transformative opportunities, and compete effectively against formidable competitors, while also balancing the pecuniary interests of Anthropic’s stockholders with the Company Purpose and the best interests of those materially affected by its conduct. Anthropic believes that its success depends in part on establishing a capital structure that enables its co-founders, management and board of directors to focus on strategic initiatives that create lasting value for its stakeholders, rather than facing pressure to prioritise short-term results or purely pecuniary objectives at the expense of its long-term vision and mission. Immediately prior to the completion of this offering, Anthropic will issue a single share of Class F common stock, a special class of common stock, to the Founder LLC, a limited liability company of which Anthropic’s seven co- founders will initially be the sole members and that will be managed by its members. Anthropic’s Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of Anthropic’s outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of its directors other than the Class T directors. Anthropic’s Class F common stock will be voted by the Founder LLC in a manner determined in accordance with the Founder LLC Agreement. Generally, the Founder LLC will vote as determined by a majority of the members of the Founder LLC entitled to vote thereunder. Anthropic’s seven co- founders will initially be the sole members. Upon the incapacity or death of any of Anthropic’s co- founders, a successor member may be admitted to the Founder LLC until the tenth anniversary of the completion of this offering. Anthropic refers to its seven co-founders and any successors in the Founder LLC as Continuing Founders. When there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days, a 450-day transition period will commence (the “Class F Transition Period”). Upon completion of the Class F Transition Period, all of Anthropic’s Class F common stock and Class E common stock then issued and outstanding will be redeemed by Anthropic for no consideration and certain other governance changes will take effect. Regardless of the length of time that has elapsed since the completion of this offering or the circumstances that resulted in the removal of a Continuing Founder, one or more successor members may be admitted to the Founder LLC during the Class F Transition Period as needed to ensure that there are three Continuing Founders serving until completion of the Class F Transition Period. The admission of any successor member during the Class F Transition Period will not cure the event that commenced the Class F Transition Period or extend the Class F Transition Period. For additional information, see the section titled “Description of Capital Stock” in the Preliminary Prospectus. A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder’s resignation as a member of the Founder LLC; (ii) such Continuing Founder’s death or incapacity; (iii) with respect to each of Anthropic’s seven original co-founders, such original co-founder’s ceasing to hold (together with such original co-founder’s related holders) on any record date for a vote of Anthropic’s stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of this offering; (iv) such Continuing Founder’s removal for “cause” (as defined in the Founder LLC Agreement), which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of this offering; or (vi) with respect to each of Anthropic’s seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence.

56 Each Continuing Founder will be entitled to one vote when determining how Anthropic’s Class F common stock will be voted. If a majority of the Continuing Founders cannot agree on how Anthropic’s Class F common stock will be voted, then Anthropic’s Class F common stock will generally be voted proportionately with the votes of Anthropic’s Class A common stock cast on the matter (subject to a quorum of a majority of outstanding Class A common stock). With respect to certain matters, Anthropic’s Class F common stock will be voted “for” the proposal only if a greater threshold of Continuing Founders agree, and if the greater threshold is not met, Anthropic’s Class F common stock will be voted “against” the proposal. See the section titled “Description of Capital Stock—Class F Common Stock Voting Mechanics” in the Preliminary Prospectus. The Founder LLC Agreement will not govern the voting of any shares of Anthropic’s Class A common stock held by the co-founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of Anthropic’s Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote Anthropic’s Class F common stock. The voting power of Anthropic’s Class F common stock will not be impacted by future issuances of Anthropic’s capital stock that may cause economic or voting dilution to stockholders, such as issuances for capital raising purposes, acquisitions, or employee compensation. This structure will allow the Founder LLC to determine the outcome of matters submitted to a vote of Anthropic’s stockholders generally, including the election of those directors not elected by the LTBT, certain amendments to Anthropic’s organisational documents, and the approval by Anthropic’s stockholders of any merger, consolidation, sale of substantially all Anthropic’s assets, or other major corporate transaction requiring stockholder approval. For further information on Anthropic’s co-founders see the section titled “Our Governance Structure and Its Goals—Founder Voting Structure—Our Co-Founders” in the Preliminary Prospectus. 4. Intellectual property Anthropic’s intellectual property is an important aspect of Anthropic’s business and helps it to maintain its competitive position. To establish and protect Anthropic’s rights in its proprietary technology, Anthropic relies upon a combination of trade secret, copyright, patent, and trademark laws and contractual restrictions such as confidentiality agreements, licences, and intellectual property assignment agreements. Anthropic controls access to its intellectual property and confidential information through internal and external controls. Access to its most critical intellectual property is tightly controlled, with only a subset of its workforce able to view or modify these systems. Anthropic maintains a policy requiring its employees, contractors, consultants, and other third parties to enter into confidentiality and proprietary rights agreements to control access to and maintain non-disclosure of its proprietary information and to protect its property rights. As part of Anthropic’s broader intellectual property strategy, Anthropic has invested in a patent programme covering certain technologies relevant to its business. As of 30 September 2026, Anthropic held 40 issued U.S. patents, with an additional 67 U.S. patent applications pending (including 32 nonprovisional and 35 provisional), and 26 issued patents in foreign jurisdictions, with an additional 12 patent applications pending. Anthropic continually reviews its development efforts to assess the existence and patentability of new intellectual property. In addition to Anthropic’s patent programme, Anthropic has an ongoing trademark and service mark registration programme pursuant to which it registers its brand names and product names, taglines, and logos in the United States and other countries, to the extent it determines appropriate and cost- effective. As of 30 September 2026, Anthropic held 29 registered trademarks in the United States, with an additional 11 applications pending, and 237 registered trademarks in foreign jurisdictions, with an additional 261 applications pending. 5. Compute requirements Anthropic’s ability to continue advancing intelligence at the frontier depends on securing sufficient compute for research, model development, serving customers, and internal usage of Claude. Anthropic’s ability to leverage heterogeneous compute helps it to secure compute at sufficient scale

57 and optimal price-performance. If any of Anthropic’s chip partners are unable to deliver committed compute or experience delays, or if Anthropic needs to procure incremental compute, Anthropic benefits from having a range of partners as opposed to being overly reliant on any one partner. The availability, timing, and cost of compute are subject to factors largely outside Anthropic’s control, including the concentration of chip and memory manufacturing among a limited number of suppliers and geographies, constraints on the availability of power and data centre capacity, and evolving export controls. Anthropic has historically operated in a compute-constrained environment in which demand for compute has exceeded the supply available to Anthropic. In addition, certain of the CSPs on which Anthropic relies for compute are also strategic investors in Anthropic, are Anthropic’s customers, and offer AI models and services that compete with Anthropic’s. These multifaceted relationships could give rise to conflicts of interest or competitive dynamics that adversely affect Anthropic’s access to compute, its cost, or the prioritisation of its workloads. As Anthropic’s compute needs have grown substantially, Anthropic is shifting from sourcing compute solely through fixed-term cloud agreements to a hybrid model that also includes leasing chips directly and hosting them in dedicated facilities operated on its behalf. Anthropic refers to this additional source of compute as Anthropic Direct, which helps to address its scaling compute requirements and provides potential long-term economic advantages of direct hosting. Anthropic Direct provides Anthropic with a more flexible use of capital by allowing it to separate its commitments for data centre capacity from its commitments for the accelerators deployed inside them. Because data centres require longer lead times but represent a smaller fraction of total compute costs, this approach enables Anthropic to secure data centre capacity early while deferring larger accelerator investments until Anthropic’s specific compute needs are more certain. Optimising the utilisation of Anthropic’s compute is equally important to Anthropic’s success in satisfying customer demand. Anthropic continuously directs compute to its highest-value use case, balancing the need to advance research and model development with the need to serve its customers and support internal usage of Claude. Anthropic relies on compute efficiencies, such as the discovery of compute multipliers, to get the most out of the compute that it procures. Anthropic’s ability to effectively direct compute and drive compute efficiencies will be an important determinant of both its pace of innovation and its financial results over time. 6. Litigation The Company is involved from time to time in claims, proceedings, and litigation, including the following: • In August 2024, various authors filed suit against the Company alleging infringement of copyrighted books in the Bartz case. The complaint alleged, among other things, copyright infringement related to the use of literary works used in the training of the Company’s large language models. The complaint sought certification as a class action, unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. The Company reached a settlement in the amount of $1.5 billion and the interest earned thereon, which was approved by the district court in July 2026. The Company paid $300 million during the year ended 31 December 2025 and recorded liabilities of $750 million in accounts payable, accrued expenses, and other current liabilities and $450 million in other noncurrent liabilities on the consolidated balance sheets as of 31 December 2025, and $450 million in accounts payable, accrued expenses, and other current liabilities as of 30 September 2026 (unaudited). • In October 2023, Concord Music Group et al. filed a complaint against the Company in the U.S. District Court for the Middle District of Tennessee. The complaint alleges, among other things, that in the process of building and operating the Company’s models, the Company unlawfully copied and disseminated copyrighted lyrics controlled by the publishers. It also asserts a claim for unlawful removal of copyright management information. The complaint seeks unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. The case was later transferred to the Northern District of California. Both parties filed motions for summary judgment and the court held a hearing on 21 October 2026. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in this matter. • The Company is also subject to four copyright actions in Canada. In May and July 2025, two putative class actions were filed on behalf of purported classes of Canadian authors – one in British

58 Columbia (“MacKinnon”) on behalf of all Canadian authors, and one in Québec (“Grescoe”) on behalf of all Québec authors – each alleging violations of Canada’s Copyright Act based on the Company’s copying and use of copyrighted books to train its large language models. Grescoe has been stayed pending a final judgment in MacKinnon. In July 2026, La Presse Inc., a Québec news publisher, filed a copyright infringement action against the Company in the Québec Superior Court alleging that the Company reproduced its journalistic works in the data used to train the Company’s models. In October 2026, a group of Canadian news publishers filed a claim against the Company in the Ontario Superior Court of Justice. The plaintiffs allege the Company copied their content from their websites to develop its Claude models. They further allege the Company breached the websites’ terms of service and circumvented technological protection measures. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. • In June 2025, Reddit, Inc. filed suit against the Company in California state court alleging various claims, including breach of contract and trespass to chattels, stemming from allegations about the Company’s use of Reddit data in building and operating its models. In September 2026, the state court narrowed the case to Reddit’s breach of contract, interference with contract, and unfair competition claims. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in this matter. • Between January and October 2026, several complaints were filed against the Company in the U.S. District Court for the Northern District of California by various music publishers and their affiliated entities, including Concord Music Group, Universal Music Publishing Group, ABKCO Music, BMG Rights Management (US) LLC, Round Hill Music LP, Sony Music Publishing (US) LLC, Warner Chappell Music, Inc., and others. The complaints allege, among other things, that the Company unlawfully copied the plaintiffs’ copyrighted song lyrics and musical compositions, and assert claims for direct and indirect copyright infringement based on both the acquisition and use of copyrighted materials to train the Company’s large language models and the outputs of those models, as well as claims for removal of copyright management information. Certain of the complaints also assert claims for unauthorised downloading and distribution of copyrighted works, circumvention of technological protection measures, and violations of the Digital Millennium Copyright Act, and certain of the complaints also name two Company executives as defendants. The complaints seek unspecified amounts of damages, injunctive relief, attorneys’ fees, costs, and interest. These matters are in preliminary stages. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters. • The Company is subject to several putative class action complaints alleging that it markets and sells subscription plans for Claude through false, misleading, and deceptive advertising practices. These matters are generally in the early stages. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these actions. • Various authors and publishers have opted out of the class action and settlement reached in Bartz and filed individual suits against the Company, generally alleging claims of direct copyright infringement, contributory copyright infringement, and removal of copyright management information related to the use of literary works used in the training of the Company’s large language models. The Company disputes the allegations of wrongdoing in these remaining opt-out actions and intends to defend itself vigorously in all matters. These proceedings remain in various stages. • The Company has received notices, demands, and other communications from several authors and individual rights-holders, publishers (including, but not limited to, book, news, and music publishers), platforms and website operators, and trade associations, in the United States and other jurisdictions (collectively, “Rights-Holders”) alleging unauthorised acquisition or use of content, removal of copyright management information, violation of terms of service, and violation of copyrights. Some Rights-Holders have also sought to have their content removed from the Company’s training corpus or sought more information on how their content was used in the development of the Company’s models. Other Rights-Holders have argued that the mere crawling of their sites has harmed them. The Company expects to continue to receive similar notices from Rights-Holders, which may ultimately result in litigation against the Company. The Company disputes the allegations of wrongdoing and intends to defend itself vigorously in these matters.

59 • In February 2026, in response to the Company’s publicly stated position that the Company’s technology should not be used for mass domestic surveillance or fully autonomous weapons, the President of the United States stated that he had directed that all federal executive agencies cease using the Company’s technology. At the same time, the Secretary of War directed the Department of War to designate the Company as a “supply-chain risk to national security” and stated that “effective immediately, no contractor, supplier, or partner that does business with the United States military may conduct any commercial activity” with the Company. On 4 March 2026, the Department of War sent the Company two letters—one pursuant to 10 U.S.C. § 3252 and the other pursuant to Section 4713 of the Federal Acquisition Supply Chain Security Act—asserting that the Company’s models, platform, and applications present a supply-chain risk. These actions referenced above are defined herein as “Challenged Actions”. The Company vigorously challenged the Challenged Actions in Anthropic PBC v. Department of War, et al. (N.D. Cal.) and Anthropic PBC v. Department of War, et al. (D.C. Cir.). After first obtaining an order from the United States District Court for the Northern District of California that preliminarily enjoined the Department of War’s directive and Section 3252 supply-chain risk designation of the Company and preliminarily enjoined the other defendant agencies from implementing the Presidential directive until final resolution of the lawsuit, the Company subsequently, on 27 August 2026, obtained an order from the United States District Court for the Northern District of California that largely granted summary judgment in the Company’s favour. The court ruled that the Challenged Actions were retaliatory acts meant to punish the Company for speech protected under the First Amendment to the United States Constitution and violated the Company’s rights under the Due Process Clause of the Fifth Amendment to the United States Constitution. The court also held that the Secretary of War’s actions, particularly with respect to 10 U.S.C. § 3252, violated the Administrative Procedure Act because they were in excess of statutory authority, contrary to law, and arbitrary and capricious. The court entered final judgment largely in the Company’s favour. The defendants filed notices of appeal of the preliminary injunction order and of the court’s final judgment. The D.C. Circuit Court of Appeals, however, denied the Company’s motion to stay the Secretary of War’s Section 4713 designation of the Company as a supply-chain risk pending review on the merits. On 25 September 2026, in a 2-1 split decision, the D.C. Circuit Court of Appeals denied the Company’s petition for review, ruling that the Department of War’s Section 4713 supply-chain risk designation was proper, and that the Company’s rights under the First Amendment and Due Process Clause of the Fifth Amendment were not violated. The Company filed a petition for rehearing and rehearing en banc, asking the full D.C. Circuit to review the panel’s decision. The Company cannot predict the ultimate outcome of these lawsuits. While the Company continues to work with government agencies, the Company cannot be certain that the resolution of these lawsuits will not adversely affect the Company’s ability to sell to government agencies and other customers that sell products and services to the U.S. government, and thus on the Company’s business, financial condition, and results of operations. • In September 2026, media reports citing a senior official of the U.S. Federal Trade Commission (the “FTC”) indicated that the FTC has opened non-public investigations into the potential risks that increasingly autonomous AI systems may pose to consumers. In October 2026, the FTC issued a civil investigative demand to the Company seeking information about the Company’s consumer protection, data protection, and privacy practices, as well as the safety and security of its products. The civil investigative demand does not assert any claims against the Company, and the Company cannot predict the outcome of any investigation into it, including whether any such investigation will result in any proceedings. For further information, see the section titled “Risk Factors—Risks Related to our Business and Industry—If we are unable to manage the risks related to our focus on and commitment to AI safety, our brand, business, financial condition, and results of operations could be adversely affected” in the Preliminary Prospectus. In addition, from time to time, the Company is subject to claims, litigation, and other proceedings, including potential regulatory proceedings, involving patent and other intellectual property matters, taxes, labour and employment, competition, privacy and data protection, consumer protection, commercial disputes, and services offered by the Company, and other matters. The outcomes of the Company’s legal proceedings and other contingencies are inherently unpredictable, subject to significant uncertainties, and could be material to its operating results and cash flows for a particular period. The Company evaluates, on a regular basis, developments in its legal proceedings and other contingencies that could affect the amount of liability, including amounts in excess of any previous

60 accruals and reasonably possible losses disclosed, and makes adjustments and changes to its accruals and disclosures as appropriate. For the matters the Company discloses that do not include an estimate of the amount of loss or range of losses, such an estimate is not possible or is immaterial, and the Company may be unable to estimate the possible loss or range of losses that could potentially result from the application of non-monetary remedies. Until the final resolution of such matters, if any of the Company’s estimates and assumptions change or prove to have been incorrect, the Company may experience losses in excess of the amounts recorded, which could have a material effect on its business, consolidated financial position, results of operations, or cash flows. 7. Material contracts 7.1 Revolving Credit Agreement In May 2025, Anthropic entered into a Credit Agreement (as amended from time to time prior to the A&R Credit Agreement, the “Credit Agreement”) with certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the lenders, which initially provided for a $2.5 billion senior secured revolving credit facility with a $400 million letter of credit sublimit (the “Initial Credit Facility”). In September 2025, Anthropic amended the Initial Credit Facility to increase the aggregate revolving commitments to $2.75 billion and in November 2025, Anthropic further amended the Initial Credit Facility to increase the aggregate revolving commitments to $3.25 billion. In September 2026, Anthropic entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amended and restated the Credit Agreement to provide for a $15.0 billion senior secured revolving credit facility with the full amount thereof available for letters of credit (the “A&R Credit Facility”). The A&R Credit Facility will mature on 4 September 2031, subject to earlier springing maturity if more than $500 million in aggregate scheduled cash principal payments on certain of Anthropic’s indebtedness are required within the 91-day period preceding the date on which any such scheduled principal payment is due, and Anthropic does not have sufficient liquidity to make all such payments then due and remain in pro forma compliance with its financial covenant, subject to certain other exceptions and conditions set forth in the A&R Credit Agreement. The proceeds of the A&R Credit Facility may be used for working capital, general corporate purposes, and other lawful purposes. Anthropic may request borrowings in U.S. dollars or certain other agreed currencies, subject to the terms of the A&R Credit Agreement. As of 30 September 2026, Anthropic had no borrowings drawn under the A&R Credit Facility and $205 million of standby letters of credit outstanding. As of 30 September 2026, Anthropic was in compliance with all covenants under the A&R Credit Agreement. Anthropic may borrow, repay, and reborrow amounts under the A&R Credit Facility from time to time. Anthropic is required to pay commitment fees on the unused portion of the A&R Credit Facility and fees in connection with letters of credit. On and after the Guarantee and Collateral Release Date, such commitment fees will vary depending on Anthropic’s credit ratings, as set forth in the A&R Credit Agreement. Anthropic’s obligations under the A&R Credit Facility are required to be guaranteed by certain of its material subsidiaries and secured by substantially all of its assets and the assets of such subsidiary guarantors, subject to certain exceptions and exclusions set forth in the A&R Credit Agreement. The A&R Credit Agreement further provides that, on and after the date Anthropic has obtained an Investment Grade Rating (as defined in the A&R Credit Agreement) from at least two out of three of Moody’s, S&P, and Fitch, at Anthropic’s election, all guarantees and security interests securing the obligations under the A&R Credit Facility will be released, discharged, and terminated, subject to certain conditions set forth in the A&R Credit Agreement (such date, the “Guarantee and Collateral Release Date”). Borrowings under the A&R Credit Facility bear interest at rates based on the Alternate Base Rate (as defined in the A&R Credit Agreement), Term SOFR Rate (as defined in the A&R Credit Agreement) or other applicable benchmark rates in the case of foreign currencies, plus an applicable margin. From and after the Guarantee and Collateral Release Date, such applicable margin will vary depending on Anthropic’s credit ratings, as more fully set forth in the A&R Credit Agreement. In addition, the A&R Credit Agreement includes customary affirmative and negative covenants, including, but not limited to, restrictions on additional indebtedness, liens, asset sales, investments, mergers, and restricted payments. On and after the Guarantee and Collateral Release Date, the negative covenants limiting asset sales, investments, restricted payments, and affiliate transactions will cease to apply and the

61 negative covenants restricting additional indebtedness and liens will be modified in certain respects, including to permit additional indebtedness, subject to a cap on certain indebtedness that is secured by assets that do not secure the A&R Credit Facility or that is incurred or guaranteed by restricted subsidiaries that are not guarantors under the A&R Credit Facility. The A&R Credit Agreement includes a financial covenant requiring that Anthropic maintain liquidity of at least $5.0 billion as of the last day of each fiscal quarter, beginning with the fiscal quarter ending 31 December 2026. The A&R Credit Agreement also includes customary events of default, which, if triggered, could result in the acceleration of amounts due under the A&R Credit Facility and termination of the commitments thereunder. 7.2 Convertible notes Anthropic has entered into NPAs with each of Google (through Google LLC), Amazon (through AWS), and Broadcom that provide for the issuance of convertible promissory notes and, in certain cases, shares of Anthropic’s non-voting capital stock. Anthropic’s NPAs with Google consist of agreements entered into in September 2023 and August 2024, pursuant to which all convertible promissory notes previously issued thereunder have been fully converted into non-voting redeemable convertible preferred stock and under which no additional notes may be issued, and an agreement entered into in March 2026, which provides for potential future financing capacity, subject to certain conditions. Anthropic’s NPAs with Amazon consist of a convertible NPA dated 19 September 2023 and a new convertible NPA dated 22 November 2024 (all such notes issued thereunder collectively being the “Amazon Notes”), each by and between Amazon and Anthropic, pursuant to which Anthropic previously issued convertible promissory notes, approximately $6.2 billion aggregate principal amount of which remains outstanding as described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources— Convertible Notes—Outstanding Notes” in the Preliminary Prospectus and under which no additional notes may be issued, and the 2026 Stock Purchase and Convertible Note Facility Agreement, dated 20 April 2026, by and between Anthropic and Amazon, which provides for potential future financing capacity, subject to certain conditions described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources— Convertible Notes—Amazon” in the Preliminary Prospectus. Anthropic’s NPA with Broadcom entered into in March 2026 (the “Infrastructure Partner 2026 NPA”) provides for potential future financing capacity, if needed, subject to certain conditions as described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Convertible Notes—Broadcom” in the Preliminary Prospectus. The principal economic terms of the NPAs that relate to Anthropic’s outstanding notes and potential future financing capacity are summarised in the tables set out in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Convertible Notes” in the Preliminary Prospectus. To the extent an NPA creates an obligation to issue notes in the future, that obligation is accounted for as a derivative liability on Anthropic’s consolidated balance sheets until the related note is issued. For additional information, including the historical issuance and conversion of notes under these agreements, see further the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Convertible Notes”, and Notes 9 and 16 to Anthropic’s consolidated financial statements, in each case in the Preliminary Prospectus. 7.3 LTBT amended and restated trust agreement The LTBT is organised as a common law “noncharitable purpose trust” under Delaware law and governed by the LTBT amended and restated trust agreement. For more information on the LTBT amended and restated trust agreement, see the section titled “Our Governance Structure and Its Goals—Long-Term Benefit Trust” in the Preliminary Prospectus. 7.4 Stockholders’ Agreement Immediately prior to the completion of this offering, Anthropic will enter into the Stockholders’ Agreement with the LTBT and the Founder LLC. For more information on the Stockholders’ Agreement,

62 see the section titled “Certain Relationships and Related Person Transactions—Stockholders’ Agreement” in the Preliminary Prospectus. 7.5 Founder LLC Agreement Anthropic’s co-founders intend to enter into the Founder LLC Agreement, which will govern the manner in which the Class F common stock is voted. For more information on the Founder LLC Agreement, see the section titled “Description of Capital Stock—Founder LLC Agreement” in the Preliminary Prospectus. 7.6 Multi-chip compute agreements Anthropic has built a deliberate and diversified compute sourcing strategy across multiple chip platforms that provides the following distinct advantages: • Anthropic can secure compute from multiple providers rather than being constrained by any single provider. • Anthropic can select chips based on the best price-performance and efficiency characteristics for each workload, benefiting from the differentiated strengths of each platform. • Anthropic maintains collaborative relationships with each of its providers, and Anthropic influences roadmaps and features of future chip generations. Anthropic’s chip platforms include: o AWS Trainium. Anthropic’s strategic collaboration with Amazon provides Anthropic with access to accelerators, including custom-designed Trainium chips, and compute infrastructure, as well as the opportunity to influence future generations of Trainium chips. o Google TPUs. Anthropic’s partnerships with Google and Broadcom provide Anthropic with access to compute capacity powered by Google TPUs across multiple generations of the TPU platform. o NVIDIA GPUs. Anthropic’s strategic partnership with NVIDIA, together with its arrangements with Microsoft Corporation, SpaceX.AI LLC (formerly known as X.AI LLC), Nscale, Lambda, Inc., and other cloud providers, provides Anthropic with access to compute capacity powered by NVIDIA GPUs, including NVIDIA Grace Blackwell and Vera Rubin GPU systems, as well as the opportunity to collaborate directly with NVIDIA on design and engineering to optimise future NVIDIA hardware for Anthropic’s workload profile. o AMD GPUs. Anthropic’s relationship with AMD, together with Anthropic’s arrangements with approved manufacturers of AMD-based Helios rack-scale systems and third-party service providers, provides Anthropic with access to compute capacity powered by AMD Instinct™ GPUs, including AMD Instinct™ MI450 Series GPUs, as well as the opportunity to collaborate directly with AMD through a multi-year engineering collaboration. • Anthropic can onboard new chip platforms in a fraction of the time it once took. Historically, bringing a new chip platform into production required intense engineering effort over many months. By leveraging Claude, Anthropic’s engineering teams can now bring new chip platforms into production more quickly. This speed and efficiency also rely on the robust foundation Anthropic has already built across multiple chip families, including a proprietary orchestration layer designed to seamlessly test and measure performance against Anthropic’s actual workloads. As a result, Anthropic is able to adopt new accelerators as they become available, expanding Anthropic’s access to compute capacity while reducing Anthropic’s dependence on any single hardware provider. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations—Infrastructure Service Arrangements” in the Preliminary Prospectus for more information regarding the terms of these arrangements.

63 7.7 Infrastructure equipment leases Anthropic has entered into five-year master equipment leases, including the 2026 Lease Arrangement, with Broadcom (and certain financing entities following the assignments described in this paragraph), pursuant to which Anthropic receives such hardware for deployment in dedicated data centre facilities operated by others on Anthropic’s behalf (the “Lease Arrangements”). These Lease Arrangements are accounted for as finance leases. Anthropic’s rent payments over the life of these leases are equal to an aggregate of approximately $161.2 billion excluding interest, with rent payable in quarterly instalments and payment obligations typically commencing upon AI infrastructure equipment becoming “ready for service” at the applicable data centre facility. Rent payments may commence earlier in certain circumstances, such as when the readiness of a data centre facility is delayed. The Lease Arrangements provide Anthropic with access to TPU-based compute capacity, a portion of which began to come online in 2026, with additional capacity expected to come online starting in 2027. The Lease Arrangements are non-cancellable by either party during the applicable lease period except by the lessor in the case of a default. In connection with an equipment lease Anthropic entered into with Broadcom in March 2026 to procure specialised accelerators and associated components (pursuant to which Broadcom subsequently assigned a portion of such arrangement to a designated financial partner, and may further assign a portion of such arrangement to one or more additional financial partners) (together with any related lease entered into with an assignee, the “2026 Lease Arrangement”), Anthropic deposited cash into a restricted cash account for the benefit of Broadcom and may be required to deposit additional cash under certain circumstances for the benefit of Broadcom. Anthropic’s two special purpose subsidiaries entered into agreements for the Lease Arrangements, the obligations of which are guaranteed by the Company, and such obligations are secured by the leased equipment. Further, Anthropic agreed to customary events of default, including cross-defaults, upon which Anthropic’s obligations may be accelerated. Anthropic may, if needed, finance a certain amount of its quarterly rent payments under the 2026 Lease Arrangement through the issuance of convertible promissory notes under the Infrastructure Partner 2026 NPA in certain circumstances. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Convertible Notes—Broadcom” in the Preliminary Prospectus for more information. In the second quarter of 2026, Broadcom assigned a portion of its rights under one of the master equipment leases to another third party. In October 2026, Broadcom assigned to a newly formed special purpose financing entity its rights and obligations with respect to a portion of the equipment under the 2026 Lease Arrangement. These assignments did not increase Anthropic’s aggregate rent payments under the Lease Arrangements. 8. Liquidity and capital resources Since inception, Anthropic has financed its operations, corporate investments, and capital expenditures primarily through proceeds from the issuance of convertible promissory notes, redeemable convertible preferred stock, cash generated from sales, and SAFEs. To date, Anthropic has financed its compute and infrastructure primarily under arrangements with its CSPs, as well as through proceeds from the financing activities described in the Preliminary Prospectus and cash generated from operations. As of 30 September 2026, Anthropic had cash and cash equivalents of $95.6 billion, $36.3 billion of short-term investments, and $14.8 billion available under the A&R Credit Facility, as described in paragraph 7.1 (Revolving Credit Agreement) of this Part F. Cash and cash equivalents consist of cash held in checking and interest-bearing accounts, money market funds, and other highly liquid investments with original maturities of three months or less from the date of purchase. Anthropic has generated losses from its operations, as reflected in its accumulated deficit of $156.2 billion, which includes $135.1 billion related to changes in the fair value of Anthropic’s convertible notes driven by increases in its enterprise valuation and derivative liabilities since 2023, including $94.3 billion during the nine months ended 30 September 2026. Additionally, Anthropic has generated negative cash flows from operating and investing activities in 2023, 2024, and 2025, driven by ongoing expenditures to support business growth including investments to secure access to more compute and infrastructure capacity. Anthropic generated positive cash flows from operating activities of $6.6 billion for the nine months ended 30 September 2026. Anthropic continues to invest in its own data centre infrastructure and enter into compute and infrastructure capacity arrangements to support anticipated demand for its intelligence service. Given the long lead times between contracting for, purchasing, or leasing compute and that compute becoming available to serve workloads, Anthropic

64 secures these arrangements well in advance of anticipated demand. To secure certain data centre development projects, which require significant capital commitments in advance of deployment, Anthropic has in some cases relied, and expects to continue to rely, on arrangements with financing sources or partners who guarantee the lease obligations to support the development of data centre capacity that is expected to host such partners’ chips or computing infrastructure. Anthropic’s ability to expand compute and infrastructure capacity through these arrangements in the future may depend on the continued willingness and ability of a limited number of CSPs, partners, and financing sources to enter into and perform under such arrangements. In some cases, Anthropic may also make payments in advance of the delivery of the equipment or infrastructure. Anthropic anticipates making significant and increased investments for the foreseeable future, including for owned or leased compute and infrastructure in advance of delivery. These investments help ensure Anthropic has the technological resources to maintain and expand its position at the frontier of AI. Anthropic’s increasing efforts to build out its compute and infrastructure require substantial capital expenditures and are changing the cash flow profile of its business. Whereas the compute purchased through its CSP arrangements is generally paid for as the compute becomes available to Anthropic, Anthropic expects an increasing portion of its compute and infrastructure investment to take the form of capital expenditures and other commitments, including lease obligations, that require significant upfront payments well in advance of the related compute becoming operational. Anthropic expects its capital expenditures to increase significantly as it expands its build-out, and Anthropic expects these investments to result in significant net cash used in operating and investing activities for the foreseeable future. Anthropic’s net cash used in these activities may increase regardless of whether Anthropic’s financial performance improves. The magnitude and timing of these investments are inherently uncertain and may change materially over short periods, including as a result of decisions to accelerate or expand Anthropic’s build-out, and such changes could rapidly and significantly affect its cash flows for a given period. In addition, these investments are subject to known trends and uncertainties that could adversely affect Anthropic’s results of operations. The compute and chips necessary for frontier model development are available from a limited number of suppliers and geographies and are subject to intense competition, supply constraints, and evolving export controls, and Anthropic has historically operated in a compute-constrained environment in which demand for compute has exceeded the supply available to Anthropic. In addition, certain of the CSPs and chip partners on which Anthropic relies provide Anthropic capital or credit support, serve as Anthropic’s infrastructure vendors, and develop and offer AI models and services that compete with Anthropic. These relationships could give rise to conflicts of interest that affect Anthropic’s access to compute, its cost, the prioritisation of Anthropic’s workloads, or the terms on which such capital or credit support is provided. For a discussion of these and other risks, see the section titled “Risk Factors” in the Preliminary Prospectus. Anthropic also intends to use a portion of the net proceeds it receives from this offering and the concurrent private placement to satisfy its anticipated tax withholding and remittance obligations of $3.8 billion related to the RSU Settlement. This amount is based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Offering Price Range, and an assumed 50.90% tax withholding rate. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share would increase or decrease, as applicable, the amount Anthropic would be required to pay to satisfy its tax withholding and remittance obligations related to the RSU Settlement by $52 million. Anthropic believes its existing available cash and cash equivalents and short-term investments, together with cash generated from sales and amounts available under its A&R Credit Facility, will be sufficient to support working capital, operating and finance lease payments, and capital expenditure requirements for at least the next 12 months from the date of the Preliminary Prospectus. However, Anthropic’s future capital requirements will depend on many factors, including its revenue growth, the timing and extent of its investments in compute and infrastructure capacity, including additional or expanded CSP, equipment lease, and data centre arrangements, the success and expansion of Anthropic’s sales, marketing, and business development strategies, any potential future investment in complementary businesses, products, technologies, assets, and talent, risks associated with the AI industry, and other factors described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Factors Affecting Our Performance” in the Preliminary Prospectus. As a result of these and other factors, Anthropic may be required to seek additional financing sooner than Anthropic currently anticipates. If Anthropic determines that additional financing is required, Anthropic may not be able to raise it on terms acceptable to it or at all. Any such financing, if completed, may be costly, dilutive, or lead to restrictions on how Anthropic operates its business. If Anthropic is unable to raise additional capital when required, or if Anthropic cannot expand its operations or otherwise capitalise on its business opportunities because it lacks sufficient capital, Anthropic's business, financial condition, results of operations, and cash flows would be adversely affected.

Over the longer term, Anthropic expects to have significant cash requirements as Anthropic continues to invest in its business, primarily for compute and infrastructure, including its data centre infrastructure build-out, as well as for general operating needs. Anthropic expects to fund these long-term cash requirements through a combination of cash flows from operations, proceeds from equity financings, including the net proceeds from this offering and the concurrent private placement, proceeds from debt financings and potential future indebtedness, and financing arrangements with Anthropic's partners, including under Anthropic's NPAs and Anthropic's equipment lease and data centre arrangements. Anthropic's ability to meet these requirements over the long term depends on Anthropic's ability to grow its revenue and generate cash flows from operations and to access additional capital on acceptable terms. If sufficient funds are not available, Anthropic may be required to reduce, defer, or forgo planned investments, which could adversely affect Anthropic's business, competitive position, and results of operations.

9. Key individuals

The following table provides information regarding Anthropic's executive officers and directors as of 31 October 2026:

Name	Age	Position(s)	Electing Class(es) of Stock Following this Offering*
Executive Officers:			
Dario Amodei	43	Chief Executive Officer, Co-Founder, and Director	Classes A and F
Daniela Amodei(2)	39	President, Co-Founder, Chairperson, and Director	Classes A and F
Krishna Rao	43	Chief Financial Officer	
Non-Employee Directors:			
Reed Hastings(1)(2)(6)	66	Director	Class T
Christopher Liddell(1)(4)(5)	68	Director	Class T
Vas Narasimhan(3)(4)	50	Director	Class T
Yasmin Razavi(2)(3)	37	Director	Classes A and F

* Upon completion of this offering, the holder of Class T common stock will generally be entitled to elect a majority of the authorised members of Anthropic's board of directors. The holders of Class A common stock and Class F common stock, voting together as a single class, will be entitled to elect the remaining members of Anthropic's board of directors.

(1) Member of Anthropic's audit committee
(2) Member of Anthropic's NGC
(3) Member of Anthropic's compensation committee
(4) Member of Anthropic's safety and risk committee
(5) Specified Class T Director
(6) Lead independent director

9.1 Executive officers

Dario Amodei. Dr. Amodei has served as Anthropic's Chief Executive Officer and a member of Anthropic's board of directors since co-founding Anthropic in January 2021. Prior to co-founding Anthropic, Dr. Amodei served as Vice President of Research, among other positions, at OpenAI, an AI research lab, from July 2016 to December 2020. Before joining OpenAI, Dr. Amodei served as a Senior

65

66 Research Scientist at Google Brain, an AI research team at Google, from October 2015 to June 2016. Dr. Amodei completed a postdoctoral fellowship at Stanford University School of Medicine. Dr. Amodei holds a Ph.D. in Biophysics from Princeton University and a B.S. in Physics from Stanford University. Anthropic believes that Dr. Amodei is qualified to serve on its board of directors because of the perspective and experience he brings from his deep expertise in the AI industry and as Anthropic’s Chief Executive Officer and as a co-founder. Daniela Amodei. Ms. Amodei has served as Anthropic’s President and a member of Anthropic’s board of directors since co-founding Anthropic in January 2021. Ms. Amodei also currently serves as the Chairperson of Anthropic’s board of directors. Prior to co-founding Anthropic, Ms. Amodei held several positions at OpenAI, an AI research lab, including Vice President of Safety and Policy, Vice President of People, and Engineering Manager, between October 2018 and December 2020. Before joining OpenAI, Ms. Amodei was a Risk Manager, among other positions, at Stripe, a financial technology and payment processing company, from May 2013 to July 2018. Ms. Amodei holds a B.A. in English Literature from the University of California, Santa Cruz. Anthropic believes that Ms. Amodei is qualified to serve on its board of directors because of the perspective and experience she brings through her deep expertise in the AI industry and as Anthropic’s President and as a co-founder. Krishna Rao. Mr. Rao has served as Anthropic’s Chief Financial Officer since April 2024. Prior to joining Anthropic, Mr. Rao served as Chief Financial Officer at Fanatics Commerce, an online sports merchandise and retail platform, from May 2023 to April 2024. Before that, he served as the Chief Financial Officer of Cedar, a healthcare technology company, from July 2021 to May 2023. From October 2015 to July 2021, Mr. Rao held several key positions at Airbnb, a global vacation rental and hospitality platform, including Global Head of Corporate & Business Development and Director of Financial Planning & Analysis. Prior to Airbnb, Mr. Rao was a Principal in the Private Equity Group at Blackstone, a global investment firm, from September 2011 to September 2015. Mr. Rao began his career as a strategy consultant at Bain, a global management consulting firm, from September 2005 to July 2008. Mr. Rao holds a J.D. from Yale Law School and an A.B. in Economics from Harvard College. 9.2 Non-Employee Directors Reed Hastings. Mr. Hastings has served as a member of Anthropic’s board of directors since May 2025. Mr. Hastings co-founded Netflix, a global streaming service, and served as Netflix’s Chief Executive Officer and President from 1999 to January 2023, Executive Chairman from January 2023 to April 2025, and Chairman of the board from April 2025 to June 2026. Prior to Netflix, Mr. Hastings founded Pure Software, a software development tools company, in 1991 and served as its Chief Executive Officer until its acquisition by Rational Software in 1997. Mr. Hastings currently serves on the board of Bloomberg, a financial data and media company. Mr. Hastings holds an M.S.C.S. in Artificial Intelligence from Stanford University and a B.A. in Mathematics from Bowdoin College. Anthropic believes that Mr. Hastings is qualified to serve as a member of its board of directors because of his extensive board experience at major technology companies, his demonstrated commitment to responsible innovation and its societal impact, his deep understanding of technology’s transformative potential, and his philanthropic focus on education and AI’s impact on humanity. Christopher Liddell. Mr. Liddell has served as a member of Anthropic’s board of directors since February 2026. In the private sector, Mr. Liddell has served as the Chief Financial Officer of several public companies, including Microsoft Corporation and International Paper, and served as Vice Chairman and Chief Financial Officer at General Motors. Mr. Liddell has served as a Director of Commonwealth Fusion Systems, a fusion power company, since March 2025, and as a Director of the Council on Foreign Relations, a nonpartisan U.S. think tank focused on foreign policy and international affairs, since July 2025. He also held positions with the U.S. government from January 2017 to January 2021, including serving at the White House as the Deputy Chief of Staff, Director of Strategic Initiatives, and as a member of the American Technology Council. Mr. Liddell holds a Master of Philosophy from the University of Oxford and a Bachelor of Engineering from the University of Auckland. Anthropic believes that Mr. Liddell is qualified to serve as a member of its board of directors because of his wide range of experience from his corporate and public service career and his deep expertise in the financial management of publicly listed companies. Vasant “Vas” Narasimhan. Dr. Narasimhan has served as a member of Anthropic’s board of directors since April 2026. Dr. Narasimhan has served as the Chief Executive Officer of Novartis AG, a global

67 medicine company, since February 2018. He joined Novartis in April 2005 and has held numerous leadership roles across the organisation, including Global Head of Drug Development and Chief Medical Officer from February 2016 to January 2018 and Global Head of Development from September 2014 to February 2016. Dr. Narasimhan holds an M.D. from Harvard Medical School, an M.P.P. from the Harvard Kennedy School, and a B.A. in Biology from the University of Chicago. Anthropic believes that Dr. Narasimhan is qualified to serve as a member of its board of directors because of his extensive experience leading a large global public company in a highly regulated industry and his track record of responsibly stewarding breakthrough science at scale. Yasmin Razavi. Ms. Razavi has served as a member of Anthropic’s board of directors since March 2023. Ms. Razavi joined Spark Capital, a venture capital firm, in July 2017 and has served as a General Partner since March 2020. Prior to joining Spark Capital, Ms. Razavi served as an investor at Index Ventures, a venture capital firm, from August 2014 to August 2015, and as a consultant at McKinsey & Company, a business management consulting firm, from August 2012 to August 2014. Ms. Razavi holds an M.B.A. from Harvard Business School and a Bachelor of Applied Science and Engineering from the University of Toronto. Anthropic believes that Ms. Razavi is qualified to serve as a member of its board of directors because of her experience in venture capital and growth-stage investing, her deep expertise in enterprise go-to-market strategies, and her understanding of the technology sector and scaling high- growth companies. 10. Certain UK tax consequences for holders of Class A common stock The comments below are of a general nature and are based on current UK law and published HM Revenue & Customs practice (which may not be binding) as at 4 November 2026, both of which are subject to change, possibly with retroactive effect. This summary only covers certain limited UK tax consequences for the absolute beneficial owners of the Class A common stock and any dividends paid in respect of them, in circumstances where such owners are resident in (and only in) the UK for tax purposes and are not liable to tax elsewhere (“UK Holders”). In addition, this summary (a) only addresses the tax consequences for UK Holders who hold the Shares as capital assets or investments (other than in an individual savings account, a self-invested personal pension, or another regime providing for exemption from tax) and (b) does not address the tax consequences which may be relevant to certain categories of UK Holders (such as persons who acquired the Class A common stock by reason of their employment or as carried interest, or persons who are “qualifying new residents” for the purposes of the foreign income and gains regime). It also does not address any UK inheritance tax consequences. References to Class A common stock in paragraphs 10.1 and 10.2 include any CDIs issued in respect thereof. The summary only applies to UK Holders who are individuals. If you are in any doubt about your tax position or you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriately qualified independent professional adviser immediately. Tax law and interpretation can change and, in particular, the level and basis of, and reliefs from, taxation may change, and that may alter the benefits of investment. 10.1 Individual UK Holders - Dividends An individual UK Holder who receives a dividend in respect of the Class A common stock will not be liable to UK tax on the dividend to the extent that (taking account of any other dividend income received by the UK Holder in the same tax year) that dividend falls below the yearly dividend allowance (the “nil rate band”), which is £500 for the 2026/2027 tax year. To the extent that (taking account of any other dividend income received by the UK Holder in the same tax year) the dividend exceeds the nil rate band, subject to the availability of any other allowance, exemption, or relief, the dividend will be subject to income tax at: • 10.75% to the extent that it falls below the threshold for higher rate income tax; • 35.75% to the extent that it falls above the threshold for higher rate income tax but below the threshold for additional rate income tax; or • 39.35% to the extent that it is within the additional rate band (each such rate as applicable in the 2026/2027 tax year).

68 For the purposes of determining which of the taxable bands any dividend income falls into, dividend income is treated as the highest part of a UK Holder’s income. 10.2 Individual UK Holders - Disposals The disposal or deemed disposal of the Class A common stock by a UK Holder may give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax (depending on the UK Holder’s circumstances and subject to any available exemption or relief). A UK Holder is currently entitled to an annual exempt amount from UK capital gains tax of up to £3,000 in respect of net chargeable gains (for the 2026/2027 tax year). In the case of an individual UK Holder, indexation allowance is not available, and chargeable gains are generally liable to capital gains tax at the applicable rate (subject to the availability of any allowance, exemption, or relief). After allowable deductions, based on the rates currently applicable for the 2026/2027 tax year, a taxable chargeable gain accruing on a UK Holder’s disposal of the Class A common stock will be taxed at 24% (to the extent that the amount on which the UK Holder is chargeable to capital gains tax exceeds the unused part of the UK Holder’s basic rate band for that tax year) or 18% (to the extent that the amount on which the UK Holder is chargeable to capital gains tax does not exceed the unused part of the UK Holder’s basic rate band for that tax year). 10.3 Stamp duty and stamp duty reserve tax (“SDRT”) The following statements assume that there is, and will continue to be, no register in the UK in respect of the Class A common stock, that the Class A common stock is not and will not be paired with shares issued by a company incorporated in the UK, that the Company’s place of central management and control is outside the UK, and that the Class A common stock is listed on a non-UK stock exchange that is a recognised stock exchange for UK tax purposes (for example, Nasdaq Global Select Market). No UK stamp duty should be payable on a transfer of the Class A common stock or the CDIs provided that the transfer is not effected by a written instrument. No SDRT should be payable on an agreement to transfer the Class A common stock or the CDIs. The UK Government has announced its intention to introduce a new tax, to be known as securities transfer tax (“STT”), which is expected to replace UK stamp duty and SDRT with effect from a date in 2027 to be specified by the UK Government. Based on draft legislation published by the UK Government on 4 November 2026 (which had not, as at that date been enacted, and may be amended before enactment), and subject to the assumptions above: • no STT should be payable on the transfer of Class A common stock, and • no STT should be payable on the transfer of the CDIs.

70 G. Glossary In this Disclosure Summary (unless the context otherwise requires): Term Definition “2021 Plan” means Anthropic’s Amended and Restated 2021 Stock Plan; “2026 Lease Arrangement” has the meaning given in paragraph 7.7 (Infrastructure equipment leases) of Part F (Additional information) of this Disclosure Summary; “2026 Plan” means Anthropic’s 2026 Equity Incentive Plan; “A&R Credit Agreement” has the meaning given in paragraph 7.1 (Revolving Credit Agreement) of Part F (Additional information) of this Disclosure Summary; “A&R Credit Facility” has the meaning given in paragraph 7.1 (Revolving Credit Agreement) of Part F (Additional information) of this Disclosure Summary; “accelerators” means processors purpose-built or adapted for the large-scale computations required to pre-train, post-train, refine, and run super intelligence models. These processors are significantly more efficient and faster than general-purpose processors for these workloads; “Amazon” means Amazon.com, Inc. together with its affiliates; “Amazon Notes” has the meaning given in paragraph 7.2 (Convertible notes) of Part F (Additional information) of this Disclosure Summary; “AMD” means Advanced Micro Devices, Inc.; “Anthropic Public Benefit Fund” has the meaning given in paragraph 1.12 (Anthropic’s commitment to public benefit) of Part A (Prospectus summary) of this Disclosure Summary; “Anthropic” or the “Company” means Anthropic, PBC, a Delaware public benefit corporation incorporated in January 2021 and (where the context requires) its consolidated subsidiaries; “Application Amount” means the total monetary amount which an investor applies to invest in the UK Retail Offer; “Applied AI” means a discipline and organisational function focused on embedding SI capabilities directly into production business environments to address specific customer requirements. Applied AI teams, which include forward-deployed engineers, work with enterprises to design and deploy custom solutions, specialised workflows, and domain-specific implementations tailored to a customer’s own systems and processes; “artificial intelligence” or “AI” means a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For the purposes of this Disclosure Summary, the terms “artificial intelligence”, “AI”, “super intelligence”, and “SI” are used interchangeably; “AWS” means Amazon Web Services, Inc.; “Azure” means Microsoft Azure;

71 Term Definition “Bartz” means the copyright infringement class action in the U.S. District Court for the Northern District of California, captioned Bartz, et al. v. Anthropic PBC; “Broadcom” means Broadcom Inc.; “CDIs” means the CREST depository interests issued by the CREST Depository pursuant to the CREST Deed Poll, each representing rights to shares of Class A common stock on a one-for-one basis; “Class A common stock” means the class of Anthropic’s authorised capital stock designated as Class A common stock (including where represented by book-entry entitlements in DTC); “Class E common stock” means the class of Anthropic’s authorised capital stock designated as Class E common stock; “Class F common stock” means the class of Anthropic’s authorised capital stock designated as Class F common stock; “Class F Stock Issuance” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary; “Class N common stock” means the class of Anthropic’s authorised capital stock designated as Class N common stock; “Class T common stock” means the class of Anthropic’s authorised capital stock designated as Class T common stock; “closing the loop” means a development cycle in which successive versions of an SI model assist in building the next, with the goal of compounding capability gains over time; “common stock” means Class A common stock, Class N common stock, and Class F common stock (and, where the context requires, Class T common stock and Class E common stock); “Company Purpose” means Anthropic’s specific public benefit purpose, being the responsible development and maintenance of advanced AI for the long-term benefit of humanity; “compute” means the computational processing resources used to train and run SI models, including, without limitation, specialised accelerators, memory, networking, storage, and power systems that are deployed in data centres or other physical computing environments; “compute multipliers” means algorithmic and methodological improvements in training and inference that increase the effective output of a given amount of compute; “computer use” means an SI capability that allows a model to observe and interact with a graphical user interface, such as clicking, typing, and navigating applications, similar to how a human operator would; “Continuing Founders” means Anthropic’s seven co-founders and any successors in the Founder LLC; “Convertible Notes Conversion” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary;

72 Term Definition “Credit Agreement” has the meaning given in paragraph 7.1 (Revolving Credit Agreement) of Part F (Additional information) of this Disclosure Summary; “CREST” means the UK-based system for the electronic settlement of trades in securities operated by Euroclear; “CREST Depository” means CREST Depository Limited; “CREST Deed Poll” means the deed poll dated 25 June 2001 (as supplemented from time to time and set out in the CREST International Manual) entered into by the CREST Depository in favour of the holders of CREST depository interests from time to time and setting out the terms on which CREST depository interests are issued and held in CREST; “CREST International Manual” means the document entitled the “CREST International Manual” issued by Euroclear, forming part of the CREST Manual, as from time to time amended or replaced; “CREST Manual” means the documents constituting the “CREST Manual” issued by Euroclear as from time to time amended or replaced; “CREST Nominee” means CREST International Nominees Limited; “CSP” means a cloud service provider, a technology company that owns and operates large-scale cloud computing infrastructure and provides on- demand compute, storage, and networking. CSPs may also serve as distribution channels through which SI products and services are made available to customers. The largest CSPs, sometimes referred to as hyperscalers, operate at global scale with significant infrastructure and market concentration; “customer” means a prosumer or an organisation that uses Anthropic’s models, platform, or applications; “customers with $100,000 or more of revenue on a TTM basis”, “customers with $1 million or more of revenue on a TTM basis” and “customers with $10 million or more of revenue on a TTM basis” means Anthropic customers contributing revenue equal to or greater than the applicable dollar amount during the TTM period ending on the measurement date. For the purposes of this metric, Anthropic defines a customer as a distinct organisation, identified by aggregating the accounts that Anthropic determines belong to the same organisation based on internal records and available data. Anthropic does not separately define or internally track a category of “enterprise” customers, and Anthropic’s customers are not segmented or measured internally by reference to whether a given customer is an “enterprise”. Because spending $100,000 or more on Anthropic’s products is generally characteristic of organisational rather than individual usage, the number of and revenue from customers with $100,000 or more of revenue on a TTM basis is used throughout this Disclosure Summary as a measure of enterprise adoption and engagement with Claude, including in references to “enterprise customers” and “enterprise adoption”; “Disclosure Summary” means this disclosure summary, as may be amended or supplemented from time to time; “Donation Matching Plan” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary;

73 Term Definition “DTC” means The Depository Trust Company, a central securities depository providing depository and book-entry services and operating a securities settlement system in the U.S. as a registered clearing agency with the SEC; “ESPP” means Anthropic’s 2026 Employee Stock Purchase Plan; “Estimated Offer Size” has the meaning given on page 3 of this Disclosure Summary; “Estimated Offering Price Range” has the meaning given on page 3 of this Disclosure Summary; “Euroclear” means Euroclear UK & International Limited; “FCA” means the UK Financial Conduct Authority; “FOS” means the UK Financial Ombudsman Service; “Founder LLC” has the meaning given on page 3 of this Disclosure Summary; “Founder LLC Agreement” means the limited liability company agreement of the Founder LLC; “frontier intelligence” means SI systems at the current leading edge of capability and safety, performing at or near the highest levels of any existing system across a broad range of tasks; “FSCS” means the UK Financial Services Compensation Scheme; “GBP” means pounds sterling, the lawful currency of the UK; “GCP” means Google Cloud Platform; “Global Offer” has the meaning given on page 2 of this Disclosure Summary; “inference” means the process by which a trained SI model processes an input and generates an output. Inference occurs each time a user or agent interacts with an SI system; “Infrastructure Partner 2026 NPA” has the meaning given in paragraph 7.2 (Convertible notes) of Part F (Additional information) of this Disclosure Summary; “Initial Credit Facility” has the meaning given in paragraph 7.1 (Revolving Credit Agreement) of Part F (Additional information) of this Disclosure Summary; “Initial Public Benefit Issuance” has the meaning given in paragraph 1.12 (Anthropic’s commitment to public benefit) of Part A (Prospectus summary) of this Disclosure Summary; “Intermediary Application” means an application from a Retail Intermediary to RetailBook to enable their customer who is a retail investor or professional investor that satisfies the eligibility requirements in the UK Retail Offer to participate in the UK Retail Offer; “interpretability” means research into how and why SI models produce specific outputs, with the goal of making model behaviour more transparent and verifiable, especially in high-stakes applications; “IPO” has the meaning given on page 2 of this Disclosure Summary; “knowledge work” means complex cognitive work and related professional activities, including obtaining, producing, analysing, and communicating information

74 Term Definition through tasks such as coding, drafting analyses, synthesising research, building financial models, and managing and automating documents and workflows; “Lease Arrangements” has the meaning given in paragraph 7.7 (Infrastructure equipment leases) of Part F (Additional information) of this Disclosure Summary; “Listing” means the listing of the Company's shares of Class A common stock on the Nasdaq Global Select Market; “LTBT” has the meaning given on page 3 of this Disclosure Summary; “Matching Issuance” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary; “model weights” means the numerical parameters encoding a trained SI model’s behaviour, which are the primary intellectual asset of a frontier intelligence developer, representing the accumulated investment in compute, data, and research; “Net Revenue Retention” means Anthropic’s customer expansion, contraction, and churn as of a measurement date, calculated by dividing the Qualified Customers’ Current Period revenue by their Base Period revenue. A “Qualified Customer” is a customer with at least $1 of revenue during the Base Period, excluding subscribers to Anthropic’s Claude Pro, Max, and Ultra plans, whose fixed-price subscriptions do not reflect the expansion and contraction behaviour this metric is intended to capture. The “Base Period” is the three months ending a year prior to the measurement date. The “Current Period” is the three months ending as of the measurement date; “NGC” means the Company’s nominating and corporate governance committee; “NPA” means a note purchase agreement; “NVIDIA” means NVIDIA Corporation; “Offer Price” has the meaning given on page 3 of this Disclosure Summary; “Offer Size” has the meaning given on page 3 of this Disclosure Summary; “PBC” has the meaning given on page 2 of this Disclosure Summary; “persistent” means, in the context of SI applications, data, state, or context that is continuously retained beyond the boundary of a single operation, session, or interaction, remaining accessible for reuse across subsequent steps, sessions, or workflows without requiring reinitialization; “post-training” means the collection of techniques applied to a pre-trained model to refine its behaviour, including reinforcement learning, supervised refinement methods, and other alignment methods. Post-training is the stage in which much of the work to make a frontier model helpful, accurate, and safe is performed, including the application of safety and alignment techniques; “pre-training” means the initial stage of training an SI model, in which the model learns general patterns and representations from large-scale datasets of text, code, and other data, typically by predicting the next token in a sequence.

75 Term Definition The output of pre-training is a base model with broad capabilities that has not yet been adapted for any specific deployment context; “Preferred Stock Conversion” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary; “Preliminary Prospectus” means the preliminary prospectus, forming part of the Registration Statement filed by the Company with the SEC in connection with the IPO; “primitives” means the foundational, modular building blocks of a software system from which more complex applications and workflows are constructed; “prosumer” means an individual who subscribes to SI tools to perform knowledge work; “Registration Statement” means the registration statement, including the Preliminary Prospectus, filed by the Company with the SEC in connection with the IPO; “reinforcement learning” means a machine learning approach in which a model learns to perform a task by taking actions, receiving feedback signals called rewards, and adjusting its behaviour to maximise the rewards it accrues over time. In contemporary SI development, reinforcement learning is widely used to refine model behaviour after pre-training, including to improve helpfulness, accuracy, and adherence to safety guidelines; “Retail Intermediary” means a financial intermediary authorised by the FCA or the Prudential Regulation Authority in the UK and selected by RetailBook to facilitate the UK Retail Offer; “RetailBook”, “we” or “us” means Retail Book Limited, a firm authorised and regulated in the UK by the FCA with firm reference number 994238; “RSU Settlement” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary; “RSUs” has the meaning given in paragraph 1.12 (Anthropic’s commitment to public benefit) of Part A (Prospectus summary) of this Disclosure Summary; “SAFEs” means simple agreements for future equity; “SEC” means the United States Securities and Exchange Commission; “Securities Act” means the Securities Act of 1933, as amended; “Selling Stockholders” means the selling stockholders identified in the Preliminary Prospectus; “Shares” means shares of Class A common stock (including where represented by CDIs or book-entry entitlements in DTC); “super intelligence” or “SI” means a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For the purposes of this Disclosure Summary, to avoid confusion, the terms “super intelligence”, “SI”, “artificial intelligence”, and “AI” are used interchangeably. On 29 September 2026, the President of the United States issued Executive Order 14434, which directs federal executive departments and agencies to use the terms “Super Intelligence” and “SI” in place of “Artificial Intelligence” and “AI”;

76 Term Definition “Specified Class T Director” means one of the Class T director seats in respect of which the LTBT’s ability to nominate that director, to remove that director without cause, or to change the director designated as the Specified Class T Director is subject to the concurrence of the NGC or, if such concurrence is not received within 15 days of receiving notice, a vote of the holders of the Class E common stock unless the LTBT elects to withdraw the notice. If submitted to a vote of the holders of the Class E common stock, approval of the LTBT’s proposal will require a majority of the votes cast by the Class E common stock (subject to a quorum of a majority of the outstanding Class E common stock). Any Class T director, including the Specified Class T Director, may be removed for cause (which will be determined in accordance with Delaware law) without such concurrence or vote, provided that each of the LTBT and the Founder LLC has agreed to provide 30 calendar days’ notice to the other stockholder and the NGC prior to effecting a removal of any director for cause; “Stockholders’ Agreement” has the meaning given in paragraph 2.4 (Board governance) of Part A (Prospectus summary) of this Disclosure Summary; “Supermajority” means the total number of Continuing Founders entitled to vote, minus one, delivering instructions to vote “for” the proposal. If there are fewer than three Continuing Founders, a Supermajority requires unanimity of Continuing Founders; “systems integrators” means third-party technology and professional services firms that design, build, and deploy integrated solutions for customers by combining products and services from multiple technology vendors into unified systems tailored to customer needs; “Terms and Conditions” means the terms and conditions of the UK Retail Offer set out in Part E (Terms and conditions of the UK Retail Offer) of this Disclosure Summary; “tokens” means numeric units into which an SI model converts the data it processes, including text, images, audio, and video, the number of which varies by the model and tokenizer applied. Tokens are the smallest individual units of data a language model processes and can correspond to words, subwords, characters, or bytes. A tokenizer is the component of a model that converts customer inputs into the sequence of tokens the model processes and then converts the processed tokens into the outputs provided to customers; “Trust Amendment Threshold” means the following scenarios in which the terms of the LTBT and the rights of the Class T common stock may be amended: (a) if the Trustees are voting in favour of such amendments, upon approval of 80% of the authorised members of Anthropic’s board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); (b) if the Class F common stock remains outstanding and the Trustees are not voting in favour of such amendments: (i) until the third anniversary of the completion of this offering, upon approval by (A) the Class F common stock acting pursuant to the unanimous approval of the Continuing

77 Term Definition Founders, (B) a majority of the votes cast by the Class E common stock (subject to a quorum of 40% of the outstanding Class E common stock), and (C) a majority of the votes cast by the outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or (ii) at any time, upon approval by (A) the Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (B) 75% of the votes cast by the Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (C) a majority of the votes cast by the Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or (c) if no Class F common stock remains outstanding and the Trustees are not voting in favour of such amendments, upon approval of 85% of the outstanding shares of Class A common stock; “Trustees” means the voting trustees of the LTBT; “TTM” means trailing twelve-month; “UK” means the United Kingdom of Great Britain and Northern Ireland; “UK Companies Act” means the UK Companies Act 2006 as amended from time to time; “UK Holders” has the meaning given in paragraph 10 (Certain UK tax consequences for holders of Class A common stock) of Part F (Additional information) of this Disclosure Summary; “UK POATRs” means The Public Offers and Admissions to Trading Regulations 2024; “UK Retail Offer” means the offer of Shares to persons resident and physically located in the UK, facilitated through RetailBook's public offer platform and the Retail Intermediaries; “UK Retail Offer Period” means the period from 10 November 2026 to 18 November 2026; “Underwriters” means the underwriters identified in the Preliminary Prospectus; “Underwriting Agreement” means the agreement between the Company and the Underwriters relating to the Global Offer; “Update Summary” means any additional statement published by RetailBook to update this Disclosure Summary with new, changed, corrected or previously omitted information; “U.S.” or “United States” means the United States of America; “U.S. GAAP” means accounting principles generally accepted in the United States; “USD” or “$” means United States Dollars, the lawful currency of the U.S.; “Vested Matching Obligation” has the meaning given in paragraph 6 (Global Offer) of Part A (Prospectus summary) of this Disclosure Summary; and

78 Term Definition “Virtual Collaborators” has the meaning given in paragraph 1.6 (Claude as a Virtual Collaborator) of Part A (Prospectus summary) of this Disclosure Summary.

Exhibit C
UK Factsheet

November 2026 UK Retail Flyer

The offer • Persons who are resident and physically located in the United Kingdom (“UK Retail Investors”) wishing to participate in the UK Retail Offer are able to participate by contacting one of the participating intermediaries listed on http://app.retailbook.com/offers/anthropic-ipo. • The UK Retail Offer is being made on the basis set out in the Disclosure Summary and the U.S. Prospectus, in conjunction with the terms and conditions of the relevant participating intermediary. • UK Retail Investors who apply to participate in the UK Retail Offer in US dollars will be applying for shares of Class A common stock in the capital of Anthropic (the “Shares”). • UK Retail Investors who apply to participate in the UK Retail Offer in pounds sterling will (unless otherwise informed by their participating intermediary) be applying for CREST depository interests representing rights to the Shares on a one- for-one basis (“CDIs”), and not the Shares themselves. • CDIs are a separate instrument to the Shares, constituted under English law and held and settled through CREST (the UK’s electronic settlement system). The terms of the CDIs, and the differences between holding CDIs and holding Shares, are set out in the Disclosure Summary. Expected UK Retail Offer timetable Launch of the UK Retail Offer 10 November 2026 Deadline for UK Retail Investors to apply to participate in the UK Retail Offer 18 November 2026 Pricing 18 November 2026 Registration Statement declared effective 18 November 2026 UK Retail Offer results announcement 19 November 2026 Listing on the Nasdaq Global Select Market 19 November 2026 Settlement date 20 November 2026 for Shares purchased in USD. 20 November 2026 for CDIs purchased in GBP. All dates are indicative, given in London time and subject to change. Sources: Disclosure Summary; U.S. Prospectus. Participating intermediaries and full details of the UK Retail Offer are available at http://app.retailbook.com/offers/anthropic-ipo. 2 Capital at risk The value of your investment can go down as well as up. You could get back less than you invest, or nothing at all. Anthropic has a limited operating history in a new and rapidly changing industry, and you should not expect any dividends. When you apply you will not know the price you will pay for your Shares or how many you will receive, if any. The Shares will be listed on Nasdaq in the United States and not on a UK exchange, and the value of your investment in pounds sterling will be affected by movements in the US dollar exchange rate. Any decision to invest must be based on the U.S. Prospectus and the Disclosure Summary. Read the risks on pages 10 and 11 of this document and the risk factors in the U.S. Prospectus and the Disclosure Summary, and seek independent financial advice if you are unsure. This is a financial promotion and is not investment advice. The contents of this document, which has been prepared by and is the sole responsibility of Anthropic, have been approved by Retail Book Limited (“RetailBook”) solely for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”). Issuer Anthropic, PBC, a Delaware public benefit corporation (“Anthropic” or the “Company”). Listing Nasdaq Global Select Market, ticker “ANT”. Price range Estimated price range per Share: $70.00 - $78.00.

Anthropic’s mission Rapidly growing revenue from a broad range of industries For the first time in history, intelligence is something humans can build. The cognitive capability to reason, analyse, synthesise, decide and create is producible at scale and accessible on demand. Commercial launch $17.0B Q3’26 revenue $40T+ Knowledge work1 And many markets beyond 3 Note: Curve interpolated between disclosed points. 1Anthropic believes the work that knowledge workers perform represented more than $40 trillion in economic value globally in 2025. Please see the Appendix for methodology. 2Forecast global pharmaceutical spending in 2026; IQVIA Institute for Human Data Science. Global Medicine Use Trends 2026, February 2026. $2T+ Life sciences2 Advanced manufacturing Materials science Drug discovery Robotics

Claude is accelerating Anthropic’s ability to close the loop >90% of the contributions to Anthropic’s codebase in September 2026 were written by Claude Claude’s intelligence is at the frontier Increasingly capable of aiding in advanced AI research Speeds up building the next model generation Achieves greater intelligence leaps Each version of Claude helps build the next, continuously accelerating the pace of development and strengthening Anthropic’s leadership position Claude overview Why customers choose Claude Access to frontier AI that delivers real-world outcomes Trusted partner for mission-critical and regulated workflows Integrated models, platform and apps accelerate time-to-value Deep workflow integration into enterprise processes Anthropic’s frontier AI, Claude, is delivered through models, platform and applications that allow customers to build, deploy and scale AI-native applications and workflows The broader shift in how Claude is used inside the enterprise reflects its evolution from a tool that responds to discrete prompts to a Virtual Collaborator that performs complex, long-horizon work alongside employees Claude enables enterprises to reason, plan and execute across complex workflows with a level of trustworthiness and judgement that Anthropic believes was not available from earlier generations of AI Customers realise value from Claude through more productive employees, faster processes and embedded intelligence in their products 4

Core advantages



7 of 7
co-founders still with Anthropic

~1%
TTM regrettable employee attrition as of Q3'26

>4x
compute efficiency[1] gain from Q1'25 to Q3'26

Mission & focus

Anthropic's singular focus on its mission enables it to concentrate talent, research, and compute investment on the highest-value work for humanity. Anthropic is a public benefit corporation (PBC); its mission is its public benefit purpose, and the Long-Term Benefit Trust (LTBT), which currently consists of four financially disinterested trustees, generally has the authority to elect a majority of Anthropic's board.

Talent & culture

The mission and focus enable Anthropic to attract and retain world-class talent within a low-ego, truth-seeking culture where AI capability and safety are mutually reinforcing.

Frontier & safety research

Anthropic's frontier capabilities and safety research are deeply integrated, helping Anthropic produce systems that are more reliable, steerable, and well suited for real-world deployment. Each version of Claude assists in building the next, helping to produce compounding improvements in the speed of innovation.

Approach to compute

Anthropic's approach to compute treats compute as a single, fungible pool across multiple strategic partners, enabling it to optimise price, performance, and compute productivity. Anthropic has achieved this through its compute multiplier research breakthroughs and its multi-chip architecture across AWS Trainium, Google TPUs, NVIDIA GPUs, and AMD GPUs.

Enterprise strategy

Anthropic's enterprise strategy is built on the belief that frontier AI is most valuable in real-world settings, where customer feedback drives continuous model improvement and broader adoption.

ANTHROP\C
5

[1]Definition of compute efficiency can be found in the Appendix.

Enterprise adoption of Claude

Virtual Collaborator

Claude Code | Claude Chat + Cowork

Claude and Claude Code power Virtual Collaborators that take a goal and work alongside humans, leveraging judgement, self-correction, tool use and long-running autonomous work to execute complex multi-step workflows

Select enterprise customers

AIG, Bristol Myers Squibb, DoorDash, Jane Street, Lilly, Mercado Libre, Mozilla, PayPal, Rakuten, SAP, Shopify, Travelers, UST, Verizon, Walmart

Anthropic meets enterprises where they are

Intelligence-led growth
Customers adopt Claude, see real value, and organically expand use

Direct sales and Applied AI
Global GTM teams scale Claude across industries, and Applied AI teams design and deploy custom solutions

Partnerships
Cloud partners - access to the three major clouds and their combined global salesforces
Ecosystem partners - Global SIs, data platforms and others accelerate deployment
Ode with Anthropic - bringing Claude's capabilities to mid-sized companies

More productive employees

Faster processes

Embedded intelligence

Diffusion of AI

Broad-based adoption across customers, with significant growth across spending levels[1]

>11.9K
customers with ≥$100K TTM revenue

~8x
increase in customers ≥$100K TTM revenue from Q4'25 to Q3'26

>1,900
customers with ≥$1M TTM revenue

~250
customers with ≥$10M TTM revenue

Trusted by the world's largest enterprises, with significant runway for future expansion[1]

>30%
of the Global 2000 spend ≥$100K on a TTM basis

>50%
of the Fortune 500 spend ≥$100K on a TTM basis

<0.1%
Average Fortune 500 customer spend on Claude, as a % of their total expenses

<1%
Top 10 Fortune 500 customer spend on Claude, as a % of their total expenses

Significant expansion as customers realise the value of Claude[1]

~900%
net revenue retention

>50%
of enterprise customers use both the platform and at least one product[2]

Increasing model efficiency allows Anthropic to lower customer cost while preserving margins

~25%
lower customer cost with Fable 5.1 vs Fable 5[3]

~40%
lower customer cost with Opus 5.5 vs Opus 5[3]

ANTHROP\C

6

Note: Definition of customers with $100K or more of revenue on a TTM basis and net revenue retention can be found in the Appendix. [1]Metrics as of Q3'26 unless noted otherwise. [2]Up from 30% in Q4'25. [3]Customer cost reflects Anthropic's published estimates of the cost to run the same workloads on each model vs. its predecessor at default settings.

Financial model

Combines rapid revenue growth, compute efficiency and operating efficiency, sustaining significant long-term investments to build frontier AI responsibly

>12x

YoY revenue growth as of Q3'26

~$81B

Run-Rate Revenue as of October 2026[1]


Revenue growth
$ in billions
$0.4
$0.8
$1.4
$2.0
$4.7
$11.6
$17.0
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

>4x

Increase in compute efficiency[2] from Q1'25 to Q3'26

Compute efficiency drivers

Compute multiplier advancements

Multi-chip compute approach


Compute efficiency
$ in billions
0.40x
0.57x
0.68x
0.69x
1.40x
2.08x
1.72x
$0.4
$0.9
$0.8
$1.4
$1.4
$2.0
$2.0
$2.9
$4.7
$3.4
$11.6
$5.6
$17.0
$9.9
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
In-period revenue
Compute & infrastructure costs
In-period revenue / compute

ANTHROP\C

[1]Definition of Run-Rate Revenue can be found in the Appendix. [2]In the three months ended 30 September 2026, Anthropic's underlying compute efficiency improvements were partially offset by the delivery of additional compute, including $5.0 billion of compute under short-term commitments, which currently costs significantly more than comparable compute procured under Anthropic's multi-year commitments. Definition of compute efficiency can be found in the Appendix.

7

>$6.6M

TTM revenue per employee as of Q3'26[1]

Operating efficiency drivers

High talent density

Efficient GTM

Extensive internal use of Claude



Operating efficiency
Adj. operating margin[2]
(221)%
(129)%
(93)%
(84)%
(13)%
19%
15%
+236 ppts
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Anthropic is significantly scaling its compute fleet and is well capitalised to make investments at the frontier

~$900B

of compute commitments[3]

~$96B

of cash and cash equivalents[4]

~$36B

of short-term investments[4]

~$141B

of capital raised[4]

~$15B

of availability under A&R Credit Facility[4]

ANTHROP\C

[1]TTM revenue per employee is calculated as revenue for the trailing twelve months ended 30 September 2026 divided by total headcount (full-time and part-time employees) as of 30 September 2026. [2]Adjusted operating margin is a non-U.S. GAAP measure and the definition of Adjusted operating margin and a reconciliation to the nearest U.S. GAAP measure can be found in the Appendix. [3]As of and subsequent to 30 September 2026. Includes approximately $451.6 billion expected to be incurred before 31 December 2030; substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 months following 30 September 2026. [4]As of Q3'26.

8

Growth strategy 9 Invest in talent and culture

Highlights of certain risks Summary of key risk factors 1 The Company’s models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect the Company’s reputation and brand, business, financial condition, and results of operations. 2 The Company’s success depends in large part on its ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect the Company’s business. 3 If the Company is unable to secure adequate compute or if it fails to direct its compute effectively across its workloads, it may be unable to train models that remain competitive with those of its competitors or adequately serve its customers. 4 Constraints on the critical inputs supporting compute could limit the Company’s ability to secure adequate compute. 5 The Company is highly dependent on the continued service of its co-founders, senior management team, and key technical employees, and the loss of any of these individuals may adversely affect the Company’s business, financial condition, and results of operations. 6 The Company’s culture has contributed to its success and, if it cannot maintain this culture as it grows, the Company’s business could be adversely affected. 7 The Company faces intense competition, and if it is unable to compete effectively, the Company’s business, financial condition, and results of operations could be adversely affected. 8 If the market for its models, platform, and applications develops more slowly than the Company expects or declines, its growth may slow or stall, and the Company’s business, financial condition, and results of operations could be adversely affected. 9 If the use of the Company’s AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if the Company’s model guardrails or safeguards fail to prevent such misuse, the Company’s reputation and brand, business, financial condition, and results of operations could be adversely affected. 10 The following are highlights of certain risks relating to the Company, the Shares and the UK Retail Offer. They are reproduced from Part B (Key Risk Factors) of the Disclosure Summary. Each of the risks (other than the risks that are specific to UK investors) corresponds to a risk factor in the section titled “Risk Factors” in the U.S. Prospectus, which describes that risk in more detail. These highlights are not a complete description of the risks of investing in the Shares. They are qualified in their entirety by, and must be read together with, the full risk factors in the Disclosure Summary and in the U.S. Prospectus, which include other risks that may be material to your investment decision. The selection of the risks shown here does not mean that other risks are less important. You should read the entirety of the U.S. Prospectus and the Disclosure Summary before deciding whether to participate in the UK Retail Offer.

Highlights of certain risks (continued) Summary of key risk factors (continued) 10 The Company may be exposed to liability, litigation, and regulatory action arising from harms associated with its AI models, and its contractual protections and insurance may be insufficient, any of which could adversely affect its business, financial condition, and results of operations. 11 A substantial portion of the Company’s revenue and accounts receivable is driven by a limited number of customers and distribution channels, and the loss of, or a significant reduction in, spend from one or more of its top customers or disruption through those channels could adversely affect its prospects, business, and financial condition. 12 The Company has a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate its future prospects and may increase the risk that it will not be successful. 13 The Company is at an early stage of its revenue growth, has experienced rapid growth in recent periods, and its historical growth rates are not indicative of future performance or its ability to sustain or forecast future revenue growth. 14 The Company’s business is subject to an evolving and uncertain regulatory and political environment, which could increase its costs, restrict its operations, or adversely affect demand for its models, platform, and applications. 15 The Company’s reliance on a limited number of cloud service providers and suppliers, some of which have strategic and investment relationships with the Company and are its customers, creates complex dynamics that could give rise to conflicts of interest and adversely affect its access to compute. 16 The Company’s capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of its Class A common stock to influence important decisions, including a change in control. 17 The Company’s capital structure will concentrate voting power with the Long-Term Benefit Trust (the “LTBT”) and the limited liability company organised by the Company’s co-founders (the “Founder LLC”) for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in the Company. 18 The Company’s focus on the long-term best interests of the Company as a public benefit corporation, and the duty of its directors to balance the pecuniary interests of its stockholders, the best interests of those stakeholders materially affected by its conduct, and the Company Purpose (the responsible development and maintenance of advanced AI for the long-term benefit of humanity), may conflict with short-, medium-, or long- term financial interests and business performance, which may negatively impact the value of the Company’s Class A common stock. Risks specific to UK investors There are some additional risks that are specific, and may be particularly relevant, to UK investors. These risks are described in Part B (Key Risk Factors) of the Disclosure Summary. You should read the risks specific to UK investors in the Disclosure Summary in full before deciding whether to participate in the UK Retail Offer. These are highlights of certain risks only. The full risk factors are set out in Part B (Key Risk Factors) of the Disclosure Summary and in the section titled “Risk Factors” in the U.S. Prospectus, both of which are available at http://app.retailbook.com/offers/anthropic-ipo, subject to certain access restrictions. You should read them in full before deciding whether to participate in the UK Retail Offer. Sources: Disclosure Summary, Part B (Key Risk Factors); U.S. Prospectus, Risk Factors Summary and Risk Factors. 11

Mission Talent Frontier & safety research Compute efficiency Enterprise adoption Revenue growth Leading at the frontier Risk warning and disclaimer This document is a financial promotion and is not intended to be investment advice. This document relates to the offer of shares of Class A common stock in the capital of Anthropic, PBC (the “Company”) and, where the context requires, CREST depository interests constituted under English law and representing rights to such shares of Class A common stock on a one-for-one basis (the “Shares”) to persons resident and physically located in the United Kingdom (the “UK Retail Offer”), facilitated through the public offer platform operated by Retail Book Limited (“RetailBook”). A preliminary prospectus forming part of the Registration Statement (as defined below) (the “U.S. Prospectus”) and a disclosure summary relating to the UK Retail Offer (the “Disclosure Summary”) have been published and are available at http://app.retailbook.com/offers/anthropic-ipo, subject to certain access restrictions. Investing in securities involves a significant degree of risk including loss of capital, rarity of dividends, lack of liquidity and potential for dilution and should only be done as part of a diversified portfolio. The value of an investment and the income from it could go down as well as up. The return of your investment is not guaranteed and you may get back less than the amount originally invested (or nothing at all). Neither past performance nor any forecasts are a reliable indicator of future results. When you apply to participate in the UK Retail Offer, you will not know the exact purchase price for your Shares or how many Shares you may receive, if any. The Shares will not be listed on a UK exchange and there are differences between the regulatory framework in the United States compared to the regulatory framework that would apply if the Shares were listed on a UK exchange. In addition, the GBP price of overseas investments, and any income from them, is subject to exchange rate fluctuations. It is important that you read the risk factors in the U.S. Prospectus and the Disclosure Summary before considering any investment. This document is an advertisement and is issued by, and is the sole responsibility of, the Company. It has been approved by RetailBook solely for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), in connection with the UK Retail Offer. Apart from any responsibilities or liabilities RetailBook may have under FSMA or the regulatory system established under it, RetailBook accepts no responsibility for the contents of this document. 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The UK Retail Offer forms part of an offering of Shares registered with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended. The Company has filed a registration statement on Form S-1 (the “Registration Statement”), including the U.S. Prospectus, with the SEC for the offering to which this document relates. The Registration Statement has not yet become effective. The Shares may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement becomes effective. Before you invest, you should read the U.S. Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Whilst the U.S. Prospectus is referred to as a 'prospectus', none of the U.S. Prospectus, the Disclosure Summary nor any other document produced in connection with the UK Retail Offer or the offering of Shares in any other jurisdiction is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”) and/or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook forming part of the FCA's Handbook of Rules and Guidance (the “UK PRM”) and none of these documents has been reviewed or approved by the FCA. The U.S. Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the UK POATRs and/or the UK PRM. The Shares will not be admitted to listing on the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the UK POATRs) in the United Kingdom. 12

Disclaimer (continued) Important information (continued) The UK Retail Offer is being made by means of a regulated platform under paragraph 13 of Part 1 of Schedule 1 to the UK POATRs and as a “qualifying public offer” as defined in, and meeting the requirements of, article 25DB of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001. No prospectus is required to be, or has been, prepared or published in the United Kingdom in connection with the UK Retail Offer. RetailBook has certain responsibilities in respect of the UK Retail Offer under applicable law, including pursuant to Chapter 23 of the FCA’s Conduct of Business Sourcebook and section 21 of FSMA. Save for such responsibilities, and any liabilities that may arise thereunder, to the fullest extent permitted by law, RetailBook and its advisers, and their respective directors, employees, agents and affiliates, disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the UK Retail Offer. To the fullest extent permitted by law, none of the Company, RetailBook or any entity acting for or advising the Company accepts any responsibility for any contravention of applicable securities laws and regulations by persons as a result of false information provided by such persons. Disclaimer The information in this document (including any financial data) is for background purposes only and does not purport to be full or complete, and must be read together with the U.S. Prospectus and the Disclosure Summary. 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Non-U.S. GAAP financial measures This document uses financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) to supplement financial information presented in accordance with U.S. GAAP. The Company believes these non-U.S. GAAP financial measures provide useful information to investors, analysts and others about the Company’s business and financial performance, enhance their overall understanding of the Company’s performance, and can assist in providing a more consistent and comparable overview of the Company’s financial performance across periods. There are limitations to the use of the non-U.S. GAAP financial measures presented in this document. For example, the non-U.S. GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-U.S. GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Thus, the Company’s non-U.S. GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with U.S. GAAP. See the Appendix for reconciliations of such non- U.S. GAAP financial measures to their most directly comparable U.S. GAAP measures. The information in this document is provided in summary form only and does not purport to be complete. This document does not contain all the information that is or may be material to you in considering a potential investment in the Company and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company. This document should not be construed as, nor be relied on in connection with, any offer or invitation to purchase or subscribe for, underwrite or otherwise acquire, hold or dispose of any securities of the Company, and shall not be regarded as a recommendation in relation to any such transaction whatsoever. Forward-looking statements This document contains forward-looking statements, which statements involve substantial risks and uncertainties about the Company and its industry. These statements may relate to, but are not limited to, the Company’s future financial condition or results of operations, business strategy and plans for growth, its future capital expenditures, technological capabilities, strategic relationships, and objectives of management for future operations. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “could”, “intend”, “target”, “project”, “contemplate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. You should not rely upon forward-looking statements as predictions of future events. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations, business strategy, prospects and financial needs. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties, and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this document. The Company cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in, or implied by, the forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this document relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this document to reflect events or circumstances after the date of this document or to reflect new information or the occurrence of unanticipated events, except as required by law. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on its forward-looking statements. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments the Company may make. In addition, statements that “Anthropic believes” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. 13

Appendix: Financial statements

Annual consolidated statement of operations

$ in millions | FYE December	FY 2023	FY 2024	FY 2025
Revenue	**$41**	**$386**	**$4,585**
Compute and infrastructure	(433)	(2,522)	(7,326)
Personnel	(95)	(454)	(1,839)
Bartz settlement	-	-	(1,500)
Sales, marketing, and partnerships	(2)	(43)	(568)
Other operating and administrative	(62)	(347)	(1,412)
Operating loss	**$(551)**	**$(2,980)**	**$(8,060)**
Interest income	69	106	431
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(1,045)	(5,434)	(34,308)
Other income (expense), net	(2)	-	(8)
Loss before provision for income taxes	**$(1,529)**	**$(8,308)**	**$(41,945)**
Provision for income taxes	(2)	(1)	(20)
Net loss	**$(1,531)**	**$(8,309)**	**$(41,965)**

Quarterly consolidated statement of operations

$ in millions | FYE December	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Revenue	**$376**	**$787**	**$1,382**	**$2,040**	**$4,731**	**$11,555**	**$16,956**
Compute and infrastructure	(944)	(1,390)	(2,047)	(2,945)	(3,387)	(5,558)	(9,863)
Personnel[1]	(218)	(320)	(489)	(812)	(1,295)	(1,857)	(1,711)
Bartz settlement	-	-	(1,500)	-	-	-	-
Sales, marketing, and partnerships	(24)	(96)	(202)	(246)	(1,033)	(2,135)	(2,361)
Other operating and administrative	(125)	(181)	(233)	(873)	(683)	(1,031)	(3,588)
Operating income (loss)	**$(935)**	**$(1,200)**	**$(3,089)**	**$(2,836)**	**$(1,667)**	**$974**	**$(567)**
Interest income	51	64	124	192	349	762	1,248
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(5,701)	(5,241)	(9,165)	(14,201)	(12,791)	(59,597)	(21,936)
Other income (expense), net	-	-	(3)	(5)	(309)	(8,448)	(1,640)
Loss before provision for income taxes	**$(6,585)**	**$(6,377)**	**$(12,133)**	**$(16,850)**	**$(14,418)**	**$(66,309)**	**$(22,895)**
Provision for income taxes	(7)	-	(5)	(8)	(21)	-	(396)
Net loss[2]	**$(6,592)**	**$(6,377)**	**$(12,138)**	**$(16,858)**	**$(14,439)**	**$(66,309)**	**$(23,291)**

ANTHROP\C

14

[1]Includes stock-based compensation expense of $105 million, $181 million, $305 million, $574 million, $924 million, $1.3 billion, and $1.1 billion for the three months ended 31 March 2025, 30 June 2025, 30 September 2025, 31 December 2025, 31 March 2026, 30 June 2026, and 30 September 2026, respectively. [2]Primarily driven by an increase in the fair value of the Company's outstanding convertible promissory notes resulting from an increase in the Company's enterprise valuation.

Appendix: U.S. GAAP to non-U.S. GAAP reconciliations

Annual non-U.S. GAAP reconciliations

$ in millions, except for percentages | FYE December	FY 2023	FY 2024	FY 2025
Operating loss	$(551)	$(2,980)	$(8,060)
Stock-based compensation expense	29	192	1,165
Non-cash charitable contributions[1]	-	-	541
Bartz settlement[2]	-	-	1,500
Adjusted Operating Income / (Loss)	**$(522)**	**$(2,788)**	**$(4,854)**
Adjusted Operating Margin	(1,273)%	(722)%	(106)%

Quarterly non-U.S. GAAP reconciliations

$ in millions, except for percentages | FYE December	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Operating income / (loss)	$(935)	$(1,200)	$(3,089)	$(2,836)	$(1,667)	$974	$(567)
Stock-based compensation expense	105	181	305	574	924	1,261	1,070
Non-cash charitable contributions[1]	-	-	-	541	126	-	1,960
Bartz settlement[2]	-	-	1,500	-	-	-	-
Adjusted Operating Income / (Loss)	**$(830)**	**$(1,019)**	**$(1,284)**	**$(1,721)**	**$(617)**	**$2,235**	**$2,463**
Adjusted Operating Margin	(221)%	(129)%	(93)%	(84)%	(13)%	19%	15%

ANTHROP\C

15

[1]Relates to non-cash charges from the Company's donation matching programme, the value of which is linked to employee equity awards and recorded in other operating and administrative expenses. [2]Excluded from the calculation of Adjusted Operating Income (Loss) as it is not indicative of ongoing operations.

Appendix: Definitions and methodologies Definitions Adjusted Operating Income (Loss): refers to operating income (loss) excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, and (iii) Bartz settlement. Adjusted Operating Margin: refers to Adjusted Operating Income (Loss) divided by revenue. Compute Efficiency: calculated as revenue divided by compute and infrastructure costs. Customer: refers to a prosumer or an organisation that uses the Company’s models, platform, or applications. “Customers with $100,000 or more of revenue on a TTM basis”, “customers with $1 million or more of revenue on a TTM basis”, and “customers with $10 million or more of revenue on a TTM basis” each refer to customers contributing revenue equal to or greater than the applicable dollar amount during the trailing twelve-month (“TTM”) period ending on the measurement date. For purposes of this metric, the Company defines a customer as a distinct organisation, identified by aggregating the accounts that the Company determines belong to the same organisation based on internal records and available data. The Company does not separately define or internally track a category of “enterprise” customers, and customers are not segmented or measured internally by reference to whether a given customer is an “enterprise”. Because spending $100,000 or more on the Company’s products is generally characteristic of organisational rather than individual usage, the Company uses the number of and revenue from customers with $100,000 or more of revenue on a TTM basis as its measure of enterprise adoption and engagement with Claude, including in references to “enterprise customers” and “enterprise adoption”. Net Revenue Retention: reflects customer expansion, contraction, and churn as of a measurement date. The Company calculates Net Revenue Retention by dividing the Qualified Customers’ Current Period revenue by their Base Period revenue. A Qualified Customer is a customer with at least $1 of revenue during the Base Period, excluding subscribers to Claude Pro, Max, and Ultra plans, whose fixed-price subscriptions do not reflect the expansion and contraction behaviour this metric is intended to capture. The Base Period is the three months ending a year prior to the measurement date. The Current Period is the three months ending as of the measurement date. Run-Rate Revenue: an operating metric that refers to the estimated annualised value of the Company’s revenue-generating activity as of a measurement date, calculated as the sum of (i) the Company’s consumption-based fees during the trailing 28-day period ended on the measurement date, multiplied by 13, and (ii) the Company’s aggregate monthly subscription fees as of the measurement date, multiplied by 12. For purposes of calculating Run-Rate Revenue, consumption-based fees and subscription-based fees are derived from customer usage and active subscriptions. Methodologies Knowledge work calculation methodology. The estimate regarding global knowledge workers’ wages, which is referred to as the annual economic value represented by global knowledge workers, is Anthropic’s own, derived from third-party data. Based on wage data for U.S. workers by occupation classification from the U.S. Bureau of Labor Statistics in 2025, Anthropic calculates the total salary for the subset of workers that Anthropic believes to represent knowledge workers. Based on International Labour Organization data for global labour income as a percentage of global GDP, and based on 2025 global GDP, Anthropic estimates a 2025 global wages figure. Anthropic calculates the ratio of total U.S. wages in 2025 to the 2025 global wages figure, and applies that ratio to the total U.S. knowledge workers’ wages figure to arrive at an estimate of global knowledge workers’ wages. 16